    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1997



                                                      REGISTRATION NO. 333-38957

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                     JITNEY-JUNGLE STORES OF AMERICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MISSISSIPPI                                   5411                                   64-0280539
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                            ------------------------

                          1770 ELLIS AVENUE, SUITE 200
                           JACKSON, MISSISSIPPI 39204
                                 (601) 965-8600
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW
                            ------------------------

                                 DAVID R. BLACK
           SENIOR VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                     JITNEY-JUNGLE STORES OF AMERICA, INC.
                          1770 ELLIS AVENUE, SUITE 200
                           JACKSON, MISSISSIPPI 39204
                                 (601) 965-8600
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                         ------------------------------

                                WITH COPIES TO:

                              BRUCE B. WOOD, ESQ.
                             DECHERT PRICE & RHOADS
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                                 (212) 698-3500

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                            PROPOSED            PROPOSED
                                                                            MAXIMUM             MAXIMUM
             TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                 REGISTERED         PER UNIT(1)      OFFERING PRICE(1)    REGISTRATION FEE
10 3/8% Senior Subordinated Notes due 2007.......     $200,000,000            100%            $200,000,000         $60,607(2)
Guarantees of Senior Subordinated Notes..........     $200,000,000             --                  --                 None


(1) Estimated pursuant to Rule 457(f) solely for purposes of calculating the registration fee.


(2) Previously paid.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     JITNEY-JUNGLE STORES OF AMERICA, INC.

                        TABLE OF ADDITIONAL REGISTRANTS


                                                                 STATE OR
                                                                   OTHER        PRIMARY STANDARD
                                                                JURISDICTION       INDUSTRIAL        IRS EMPLOYER
                                                                    OF           CLASSIFICATION      IDENTIFICATION
NAME                                                            INCORPORATION      CODE NUMBER          NUMBER
--------------------------------------------------------------  -----------  ----------------------  -------------
Interstate Jitney-Jungle Stores, Inc..........................    Alabama             5411              64-0728553
McCarty-Holman Co., Inc.......................................  Mississippi           5411              64-0294093
Southern Jitney Jungle Company................................  Mississippi           5411              64-0280601
Pump And Save, Inc............................................  Mississippi           5411              64-0779730
Supermarket Cigarette Sales, Inc..............................   Louisiana            5194              72-1029831
Jitney-Jungle Bakery, Inc.....................................  Mississippi           2051              64-0462232
Delchamps, Inc................................................    Alabama             5411              63-0245434


    The address, including zip code, and telephone number, including area code, for each of the additional registrants' principal executive offices, other than Supermarket Cigarette Sales, Inc. and Delchamps, Inc., is 1770 Ellis Avenue, Suite 200, Jackson, Mississippi 39204 (601) 965-8600, and the address, including zip code, and telephone number, including area code, for the principal executive offices of Supermarket Cigarette Sales, Inc. and Delchamps, Inc. is 305 Delchamps Drive, Mobile, Alabama 36602 (334) 433-0437.

PROSPECTUS



                                                                     [LOGO]
                               OFFER TO EXCHANGE
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2007
                              FOR ALL OUTSTANDING
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2007
                                       OF
                     JITNEY-JUNGLE STORES OF AMERICA, INC.
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME ON DECEMBER 10, 1997, UNLESS EXTENDED


    Jitney-Jungle Stores of America, Inc., a Mississippi corporation ("Jitney-Jungle" or the "Company"), hereby offers to exchange an aggregate principal amount of up to $200,000,000 of its 10 3/8% Senior Subordinated Notes due 2007 (the "New Notes") for a like principal amount of its 10 3/8% Senior Subordinated Notes due 2007 (the "Existing Notes") outstanding on the date hereof upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"). The New Notes and the Existing Notes are hereinafter collectively referred to as the "Notes." The terms of the New Notes are identical in all material respects to those of the Existing Notes, except for certain transfer restrictions and registration rights relating to the Existing Notes. The New Notes will be issued pursuant to, and be entitled to the benefits of, the Indenture (as defined) governing the Existing Notes.

    The New Notes will bear interest from and including the date of consummation of the Exchange Offer. Interest on the New Notes will be payable semi-annually on March 15 and September 15 of each year, commencing March 15, 1998. Additionally, interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Existing Notes surrendered in exchange therefor or, if no interest has been paid on the Existing Notes, from the date of original issue of the Existing Notes.

    The New Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Debt (as defined) of the Company, including indebtedness pursuant to the 12% Senior Notes due 2006 of the Company (the "Senior Notes") and the Senior Credit Facility (as defined). The New Notes will be guaranteed (the "Subsidiary Guarantees"), jointly and severally, on a senior subordinated basis by all of the Company's Restricted Subsidiaries (as defined)(the "Subsidiary Guarantors"). The Subsidiary Guarantees will be subordinated in right of payment to all existing and future Senior Debt of the Subsidiary Guarantors, including the guarantees of the Subsidiary Guarantors of the Company's obligations under the Senior Notes and the Senior Credit Facility. At July 26, 1996, on a Pro Forma Basis (as defined), the Company would have had approximately $348.1 million of Senior Debt outstanding (exclusive of an unused commitment of up to $66.1 million under the Senior Credit Facility) and the Subsidiary Guarantors would have had approximately $10.4 million of Senior Debt outstanding (excluding guarantees by the Subsidiary Guarantors of the Company's obligations under the Senior Notes and the Senior Credit Facility).

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated September 15, 1997 (the "Registration Rights Agreement") by and among the Company, the Subsidiary Guarantors, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Credit Suisse First Boston (together with DLJ, the "Initial Purchasers") with respect to the initial sale of the Existing Notes.

    The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) for the Exchange Offer. In the event the Company terminates the Exchange Offer and does not accept for exchange any Existing Notes with respect to the Exchange Offer, the Company will promptly return such Existing Notes to the holders thereof. See "The Exchange Offer."

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    Prior to the Exchange Offer, there has been no public market for the Existing Notes. If a market for the New Notes should develop, such New Notes could trade at a discount from their principal amount. The Company currently does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the New Notes is currently anticipated. There can be no assurance that an active public market for the New Notes will develop.

    The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange pursuant to the Exchange Offer.
                           --------------------------

    SEE "RISK FACTORS" COMMENCING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT HOLDERS OF EXISTING NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.
                             ---------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------


                The date of this Prospectus is November 7, 1997.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission" or the "SEC") a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information, including the Exchange Offer Registration Statement and exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549, and at the Commission's regional offices in Suite 1400, Northwest Atrium Center, West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center (13th floor), New York, New York 10048. Copies of such material can be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street. N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. In the event the Company ceases to be subject to the informational requirements of the Exchange Act, the Indenture provides that the Company will be required, for so long as any of the Notes remain outstanding, to furnish to the Trustee (as defined) and deliver or cause to be delivered to the holders of the Notes and file with the Commission (provided that the Commission will accept such filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.


    This Prospectus includes forward-looking statements which involve risks and uncertainties as to future events. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, those set forth under "Risk Factors".

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, (I) THE TERM "JITNEY-JUNGLE" REFERS TO JITNEY-JUNGLE STORES OF AMERICA, INC., (II) THE TERM "DELCHAMPS" REFERS TO DELCHAMPS, INC., AN ALABAMA CORPORATION, (III) THE TERM "THE COMPANY" REFERS TO JITNEY-JUNGLE AND ITS CONSOLIDATED SUBSIDIARIES (INCLUDING DELCHAMPS) AS IF THE DELCHAMPS ACQUISITION (AS DEFINED) HAD BEEN CONSUMMATED AND (IV) THE TERM "MANAGEMENT" REFERS TO THE MANAGEMENT TEAM OF JITNEY-JUNGLE. REFERENCES HEREIN TO 'FISCAL YEARS' ARE TO THE FISCAL YEARS OF JITNEY-JUNGLE AND DELCHAMPS, AS APPLICABLE, WHICH END ON THE SATURDAY NEAREST TO APRIL 30 AND THE SATURDAY NEAREST TO JUNE 30, RESPECTIVELY, IN THE CALENDAR YEAR. PRO FORMA DATA INCLUDED HEREIN FOR THE "LTM PERIOD" REFLECT THE RESULTS OF OPERATIONS OF JITNEY-JUNGLE FOR THE 53 WEEKS ENDED JULY 26, 1997 AND THE RESULTS OF OPERATIONS OF DELCHAMPS FOR THE FISCAL YEAR ENDED JUNE 28, 1997, AND INCLUDE THE PRO FORMA ADJUSTMENTS DESCRIBED UNDER "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS." REFERENCES HEREIN TO THE "SOUTHEAST" ARE TO THE STATES OF ALABAMA, ARKANSAS, FLORIDA, LOUISIANA, MISSISSIPPI AND TENNESSEE, AND REFERENCES HEREIN TO THE NUMBER OF SUPERMARKETS OPERATED BY THE COMPANY ARE TO THE ACTUAL TOTALS AFTER GIVING EFFECT TO THE ANTICIPATED STORE DISPOSITIONS (AS DEFINED). CERTAIN MARKET DATA USED IN THIS PROSPECTUS REFLECT MANAGEMENT ESTIMATES; WHILE SUCH ESTIMATES ARE BELIEVED TO BE RELIABLE, NO ASSURANCE CAN BE GIVEN THAT SUCH DATA IS ACCURATE IN ALL MATERIAL RESPECTS.

                                  THE COMPANY

    The Company is a leading operator of supermarkets in the Southeast. Upon consummation of the Delchamps Acquisition, the Company will operate 199 supermarkets located throughout Mississippi and Alabama as well as in selected markets in Tennessee, Arkansas, Louisiana and Florida. In addition, the Company will be the largest supermarket operator in Mississippi and the second largest supermarket operator in Alabama, with 81 supermarkets in Mississippi and 49 supermarkets in Alabama. The Company will account for an estimated 32% of the grocery sales in Mississippi and an estimated 18% of the grocery sales in Alabama. Jitney-Jungle currently has an estimated 50% of the grocery sales in Jackson, Mississippi and Delchamps has an estimated 37% of the grocery sales in Mobile, Alabama. Jitney-Jungle and Delchamps also have the number one, two or three market share position in approximately 80% of the major markets in which they operate. The Delchamps Acquisition is expected to increase the Company's geographic diversification because the Delchamps stores are primarily located in areas in which Jitney-Jungle currently has no stores. At the same time, the Delchamps Acquisition is expected to result in valuable purchasing, distribution and marketing synergies for the Company. On a Pro Forma Basis, the Company would have had approximately $2.2 billion of net sales and approximately $127.8 million of EBITDA (as defined) for the LTM Period.

    Management believes that the Company has significant competitive advantages, which include:

    STRONG FRANCHISE AND PRIME SITES. The Company has a strong consumer franchise built around the "Jitney-Jungle" and "Delchamps" names. Management believes that the Company's customers associate these names with quality, value, convenience and superior service. In addition, Management believes that most of the Company's urban supermarkets are in high-traffic locations that offer significant competitive advantages, and that many of its supermarkets located in smaller towns and rural areas are located on prime, non-replicable sites.

    MODERN SUPERMARKET BASE. During the last five fiscal years, Jitney-Jungle and Delchamps invested approximately $147.0 million and $111.0 million, respectively, in capital expenditures, a substantial majority of which was for building new supermarkets and expanding or remodeling existing supermarkets. Approximately 81% of the Company's supermarket base has been built or remodeled within the past five fiscal years.

    SUCCESSFUL PRIVATE LABEL PROGRAM. In addition to branded products, the Company's supermarkets offer a selection of private label products bearing the brand names of Topco Associates, Inc. ("Topco"), the largest cooperative grocery products purchasing organization in the United States. The Company's affiliation with Topco enables it to procure quality merchandise on a competitive basis with larger, national food retailers. Pro forma net sales of private label products, which generally have a lower unit sales price than national brands but provide a higher gross margin due to lower unit costs, accounted for approximately 18.2% of pro forma net non-perishable sales of the Company during the LTM Period.

    CENTRALIZED AND EFFICIENT DISTRIBUTION FACILITIES. The Company's distribution facility located in Jackson, Mississippi is conveniently located close to major highways and provides a central delivery site for vendors. This facility includes an aggregate of 814,000 square feet of warehouse space and can efficiently supply the Company's 199 supermarkets, as well as potential new markets contiguous to existing markets.

                     THE ACQUISITION AND EXPECTED BENEFITS

    During fiscal 1997, Delchamps generated net sales and EBITDA of approximately $1.1 billion and $44.1 million, respectively. In addition to the incremental net sales, EBITDA and market share expected to result from the Delchamps Acquisition, Management believes that it should be able to achieve significant cash cost savings as a result of the elimination of certain duplicative costs, increased operating efficiencies and increased purchasing leverage in connection with the combined operation of the Jitney-Jungle and Delchamps businesses following the Delchamps Acquisition. While the exact timing and amount of such cash cost savings is inherently uncertain, Management currently expects that the Company should begin to realize such cash cost savings within three to nine months following the Delchamps Acquisition. Specific anticipated benefits of the Delchamps Acquisition include:

    - REDUCED GENERAL AND ADMINISTRATIVE EXPENSE. In connection with the Delchamps Acquisition, Management expects to consolidate the corporate headquarters of the Company's combined operations in the existing corporate headquarters of Jitney-Jungle. Although a divisional office will be opened in Mobile, Alabama, the Delchamps Mobile headquarters will be closed and approximately 160 positions currently held by employees at the Jitney-Jungle and Delchamps corporate headquarters will be eliminated. Management estimates that such measures should result in approximately $9.3 million of annualized cash cost savings, which the Company should begin to realize within three to six months following the Delchamps Acquisition.

    - IMPROVED WAREHOUSING AND DISTRIBUTION EFFICIENCIES. Jitney-Jungle owns or leases 814,000 square feet of warehouse space located in Jackson, Mississippi which is central to, and can efficiently supply, all of the Company's 199 supermarkets. In connection with the Delchamps Acquisition, Management expects to close the Hammond, Louisiana warehouse owned by Delchamps and to utilize Jitney-Jungle's Jackson facility as the Company's central distribution center, thereby reducing headcount and general and administrative expenses. In addition, in order to more efficiently utilize the Jackson facility Jitney-Jungle has negotiated a long-term supply agreement with a supplier to provide direct store delivery of frozen foods and selected grocery products to the Company's supermarkets, which Management believes should result in lower distribution costs and a decrease of approximately 35% in inventory levels. Management believes that, on an annualized basis, the combined effect of these warehousing and distribution efficiencies should result in approximately $3.9 million of cash cost savings, which the Company should to begin to realize within three to six months following the Delchamps Acquisition.

    - REDUCED ADVERTISING AND PRINTING EXPENSES. Jitney-Jungle and Delchamps operate in contiguous and overlapping geographic areas, particularly in south Mississippi and Florida. As a result, Management believes that it will be able to consolidate the Company's advertising in these regions, thus reducing advertising expenses. In addition, while Delchamps currently outsources the printing of its advertising circulars, after the Delchamps Acquisition approximately 50% of such printing will be performed at Jitney-Jungle's in-house printing facility. Management estimates that moving a portion of Delchamps' printing in-house should result in annualized cash cost savings of approximately $1.0 million, which the Company should begin to realize within three to six months following the Delchamps Acquisition.

    - INCREASED PURCHASING LEVERAGE. Management expects that Jitney-Jungle's merchandise purchases will approximately double following the Delchamps Acquisition. As a result of this increase and the Company's leading market position, Management believes that the Company should be able to negotiate more favorable terms from vendors, including suppliers of products carried on an exclusive or promoted basis, and to convert some less-than-truckload shipping quantities to full truckload quantities. Management believes that this increased purchasing leverage should result in approximately $3.4 million in annualized cash cost savings, which the Company should begin to realize within six to nine months following the Delchamps Acquisition.

    - INCREASED BACKHAUL INCOME. The expected increase in merchandise purchases following the Delchamps Acquisition and the resulting improvements in the Company's purchasing leverage are expected to create additional opportunities to increase backhaul income, thereby reducing the Company's operating costs. In particular, the Company's increased presence in the Louisiana and Florida markets should result in a higher number of deliveries to those areas, which have historically provided Jitney-Jungle with backhaul opportunities. Management believes that increased backhaul income should result in annualized cash cost savings of approximately $1.8 million, which the Company should begin to realize within three to six months following the Delchamps Acquisition.

    Of the aggregate potential $19.4 million in annualized cash cost savings discussed above, approximately $14.2 million are reflected in the Pro Forma Condensed Consolidated Financial Statements included elsewhere herein because Management believes that they are factually supportable and directly related to the Transactions (as defined) and the Delchamps Merger (as defined). Actual cash cost savings achieved by the Company may vary considerably from the estimates discussed above. See 'Risk Factors-- Integration of Delchamps.'

                               BUSINESS STRATEGY

    The Company's business strategy is focused on enhancing the Company's revenues and profitability by capitalizing on its leading market positions and continuing its growth in certain attractive Southeast markets. Management believes that the Company's leading perishables and grocery merchandising, competitive pricing, range of specialty departments and reputation for quality will help the Company continue its strong history of growth and profitability. The Company's specific business strategies include:

    - EXPAND SUPERMARKET BASE. Management believes there are a number of attractive Southeast markets in which to continue to grow the Company's supermarket base. Jitney-Jungle has a history of successfully making supermarket acquisitions in both existing and contiguous markets. Since fiscal l990, Jitney-Jungle has acquired 51 supermarkets in 41 markets, excluding the 100 supermarkets to be acquired in the Delchamps Acquisition. In addition, over the past five fiscal years the Company has built or expanded 58 supermarkets in the Southeast. To continue expanding its supermarket base, Management intends to open new supermarkets and make strategic acquisitions in certain of the larger metropolitan areas where it currently operates (including Memphis and Little Rock), as well as in smaller cities and surrounding areas that are contiguous to areas where it currently operates.

    - CONTINUE TO IMPROVE OPERATING MARGINS. Jitney-Jungle and Delchamps have improved their EBITDA margins from 5.5% and 2.9%, respectively, in fiscal 1992 to 5.7% and 4.0%, respectively, in fiscal 1997. The Company continuously reviews its operations to identify initiatives designed to reduce operating costs and increase EBITDA margins. As a result of the following initiatives, Management believes that the Company can further improve its EBITDA margins during fiscal 1998: (i) headcount reductions implemented by Jitney-Jungle in May 1997, which are expected to result in annualized cost savings of approximately $0.9 million in fiscal 1998; and (ii) improved labor scheduling currently being implemented at Jitney-Jungle supermarkets, which is expected to result in annualized cost savings of approximately $3.5 million in fiscal 1998 and which may also result in additional cost savings when implemented during the next 12 to 18 months at the Delchamps supermarkets. In addition, Management expects to implement programs at Delchamps to reduce inventory shrink to levels comparable to those achieved at Jitney-Jungle.

    - DECREASE WORKING CAPITAL NEEDS. During fiscal 1997, Jitney-Jungle successfully implemented programs to reduce inventories by eliminating slow moving items, as well as renegotiating its payment terms to bring them more in line with industry practice. As a result of these efforts, Jitney-Jungle improved its ratio of accounts payable to inventory from 51.7% in fiscal 1996 to 77.3% in fiscal 1997. Jitney-Jungle believes that these measures enabled it to decrease its working capital needs by approximately $20.0 million. Management intends to implement similar programs at Delchamps.

    - CAPITALIZE ON MARKET SEGMENTATION OPPORTUNITIES. The Company attempts to optimize operating results by selecting a format for each of its supermarkets that is best suited to a site's demographics, local preferences and competitive position. The Company's conventional supermarkets offer a range of departments and high-quality services; the Company's combination supermarkets offer a combined supermarket and drug format with a wider variety of premium, full-service departments, merchandise and services; and the Company's discount supermarkets offer items throughout the supermarket at everyday low prices and generally place greater emphasis on self-service. In general, the Company's conventional and combination supermarkets generate higher operating margins than its discount supermarkets. Management believes that there is a growing consumer demand for higher service levels and convenience and, as a result, expects that the Company will open combination supermarkets in preference to conventional and discount supermarkets at all sites where adequate space and consumer demand exist. Management also expects that a significant number of conventional and discount formats will be converted to combination formats. In addition, because the Company's discount supermarkets attract a price sensitive customer who generally would not shop at a combination or conventional supermarket, Management also believes there will be opportunities to open new discount supermarkets in areas where limited or no competing discount supermarkets operate (including Mobile and New Orleans), with minimal risk of cannibalizing sales of the Company's conventional and combination supermarkets located in those areas.

    - PURSUE INNOVATIVE MARKET INITIATIVES. The Company's goal is to utilize innovative marketing and advertising programs to increase sales while maintaining or increasing profitability. At its conventional and combination stores, Jitney-Jungle has introduced a frequent shopper program utilizing a "Gold Card" designed to increase customer traffic and net sales by offering incentives to its most loyal customers. The "Gold-Card" entitles holders to discounts on certain products every week as well as check cashing privileges, and also serves as a base for market basket analysis and customer-oriented direct marketing. Since the introduction of the Gold Card, Management believes that the number of customers and the amount of the average purchase at Jitney-Jungle supermarkets has increased and, as a result, Management intends to introduce a similar frequent shopper card at Delchamps supermarkets following the Delchamps Acquisition. At its discount supermarkets, the Company employs marketing campaigns designed to appeal to the value conscious consumer, including "truckload sales," private label promotions and bulk produce and similar purchasing incentives.

    - FOCUS ON "PUMP AND SAVE" GASOLINE STATION OPPORTUNITIES. The Company operates gasoline stations under the name "Pump And Save" at or near 53 of its supermarkets that offer attractive gasoline retailing sites on heavily traveled roads and highways. The Company entered the gasoline business to take advantage of (i) the low incremental capital costs of building gasoline stations on its supermarket parking lots and (ii) the efficiencies associated with operating gasoline stations with the same management and labor as its supermarkets. The Company has opened 25 new gasoline stations over the last five fiscal years and plans to continue this growth with expansion at many of the 100 Delchamps supermarkets.

                                THE TRANSACTIONS


    Pursuant to the terms of an Agreement and Plan of Merger dated as of July 8, 1997 (the "Delchamps Merger Agreement") among the Company, Delchamps and Delta Acquisition Corporation, an Alabama corporation and a wholly-owned subsidiary of Jitney-Jungle ("DAC"), on July 14, 1997 DAC commenced a tender offer to purchase all of the issued and outstanding shares of common stock and associated preferred share purchase rights of Delchamps (the "Delchamps Tender Offer"). On September 12, 1997, DAC accepted for payment pursuant to the Delchamps Tender Offer an aggregate of 5,317,510 such shares and preferred share purchase rights. Pursuant to the Delchamps Merger Agreement, on November 4, 1997 DAC was merged with and into Delchamps (the "Delchamps Merger" and, together with the Delchamps Tender Offer, the "Delchamps Acquisition"). Delchamps was the surviving corporation in the Delchamps Merger and is now a wholly-owned subsidiary of Jitney-Jungle. The aggregate consideration expected to be paid in connection with the Delchamps Acquisition is approximately $218.2 million (the "Delchamps Purchase Price"). The Existing Notes were issued on September 12, 1997 concurrently with the consummation of the Delchamps Tender Offer.


    Upon consummation of the Delchamps Tender Offer, Jitney-Jungle's existing revolving credit agreement with Fleet Capital Corporation, as successor agent to Fleet Bank, N.A., and certain other banks was amended and restated to increase the commitments thereunder from $100.0 million to $150.0 million (as so amended and restated, the "Senior Credit Facility"), the Company borrowed approximately $72.7 million thereunder and the Company repaid approximately $15.4 million of Delchamps' outstanding indebtedness (collectively, the "Refinancing"). See "The Transactions--The Refinancing."


    In order to permit the Delchamps Acquisition and related financings, Jitney-Jungle solicited and obtained consents (the "Consent Solicitation") from the holders of a majority in principal amount of its 12% Senior Notes due 2006 (the "Senior Notes") to certain amendments to the indenture governing the Senior Notes (the "Senior Note Indenture") that, among other things, permit the Company to issue, and the Subsidiary Guarantors to guarantee, the Notes and increase the amount of borrowings available under the Senior Credit Facility. In connection with the Consent Solicitation, the Company paid to the consenting holders of Senior Notes a consent payment. See "The Transactions--The Consent Solicitation."


    In connection with the Delchamps Acquisition, Management has determined to close 13 Delchamps supermarkets that are unprofitable or that in other respects have not performed in accordance with expectations. In addition, Jitney-Jungle and Delchamps reached a settlement agreement with the Federal Trade Commission (the "FTC") in order to address FTC concerns about the proposed combination with respect to certain markets in which Jitney-Jungle and Delchamps have stores, and pursuant to which Jitney-Jungle and Delchamps have agreed to divest five Jitney-Jungle stores and five Delchamps stores. These supermarket closings and divestitures are collectively referred to herein as the "Anticipated Store Dispositions." See "The Transactions--Expected Store Closures and Divestitures" and "Pro Forma Condensed Consolidated Financial Statements."

    The Delchamps Tender Offer, the Refinancing and the Consent Solicitation, together with the issuance of the Existing Notes, the initial borrowing under the Senior Credit Facility, the application of the proceeds thereof and the payment of related fees and expenses (including fees and expenses relating to the Consent Solicitation), are collectively referred to herein as the "Transactions." Information provided herein on a "Pro Forma Basis" gives effect to the Transactions, the Delchamps Merger and the Anticipated

Store Dispositions. See the Pro Forma Condensed Consolidated Financial Statements included elsewhere in this Prospectus.

                                USE OF PROCEEDS


    The Company will not receive any proceeds from the Exchange Offer. The gross proceeds to the Company from the sale of the Existing Notes, together with initial borrowings by the Company of approximately $72.7 million under the Senior Credit Facility, were or will be used as follows: (i) approximately $218.2 million was or will be applied to pay the Delchamps Purchase Price; (ii) approximately $15.4 million was applied to repay certain of Delchamps' outstanding indebtedness; (iii) approximately $12.1 million was or will be applied to make change of control payments to certain Delchamps executives pursuant to the requirements of existing contractual provisions; and (iv) approximately $27.0 million was or will be applied to pay the fees and expenses incurred in connection with the Transactions and the Delchamps Merger. Approximately $4.6 million of the Delchamps indebtedness which was repaid had a maturity date of June 1998 and bore interest at a rate equal to LIBOR plus 1.25% (currently 7.26%) and approximately $10.8 million of the remaining Delchamps indebtedness had a maturity date of July 2000 and bore interest at a rate of 5.51%.


    The following table sets forth the sources and uses of funds in connection with the Transactions.

                                                                                (DOLLARS IN
                                                                                 MILLIONS)
SOURCES OF FUNDS:
  10 3/8% Senior Subordinated Notes due 2007..............................       $   200.0
  Senior Credit Facility..................................................            72.7
                                                                                    ------
    Total Sources of Funds................................................       $   272.7
                                                                                    ------
                                                                                    ------
USES OF FUNDS:
  Delchamps Purchase Price................................................       $   218.2
  Repayment of Delchamps' indebtedness....................................            15.4
  Change of control payments..............................................            12.1
  Transaction fees and expenses...........................................            27.0
                                                                                    ------
    Total Uses of Funds...................................................       $   272.7
                                                                                    ------
                                                                                    ------

                               THE EXCHANGE OFFER


Securities Offered........  Up to $200,000,000 aggregate principal amount of 10 3/8% Senior
                            Subordinated Notes due 2007. The terms of the New Notes and
                            Existing Notes are identical in all material respects, except for certain transfer restrictions and registration rights
                            relating to the Existing Notes.

The Exchange Offer........  The New Notes are being offered in exchange for a like principal amount of Existing Notes. Existing Notes may be exchanged only in integral multiples of $1,000. The issuance of the New Notes is intended to satisfy obligations of the Company contained in the Registration Rights Agreement.

Expiration Date;
  Withdrawal of Tender....  The Exchange Offer will expire at 5:00 p.m., New York City time, on December 10, 1997, or such later date and time to which it may be extended by the Company. The tender of Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Certain Conditions to the
  Exchange Offer..........  The Company's obligation to accept for exchange, or to issue New
                            Notes in exchange for, any Existing Notes is subject to certain customary conditions relating to compliance with any applicable law or any applicable interpretation by the staff of the
                            Commission, which may be waived by the Company in its reasonable discretion. The Company currently expects that each of the conditions will be satisfied and that no waivers will be
                            necessary. See "The Exchange Offer--Certain Conditions to the
                            Exchange Offer."

Procedures for Tendering
  Existing Notes..........  Each holder of Existing Notes wishing to accept the Exchange
                            Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions
                            contained herein and therein, and mail or otherwise deliver such
                            Letter of Transmittal, or such facsimile, together with such
                            Existing Notes and any other required documentation, to the
                            Exchange Agent (as defined) at the address set forth herein. See
                            "The Exchange Offer--Procedures for Tendering Existing Notes."

Use of Proceeds...........  The Company will not receive any proceeds from the Exchange
                            Offer.

Exchange Agent............  Marine Midland Bank (the "Exchange Agent") is serving as the
                            Exchange Agent in connection with the Exchange Offer.

Federal Income Tax
  Consequences............  The exchange of Notes pursuant to the Exchange Offer should not be a taxable event for federal income tax purposes. See "Certain
                            Federal Income Tax Considerations."

    CONSEQUENCES OF EXCHANGING EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER


    Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, the Company is of the view that holders of Existing Notes (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Existing Notes for New Notes pursuant to the Exchange Offer generally may offer such New Notes for resale, resell such New Notes and otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the holders' business and such holders have no arrangement with any person to participate in a distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or in compliance with an available exemption from registration or qualification. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing. If a holder of Existing Notes does not exchange such Existing Notes for New Notes pursuant to the Exchange Offer, such Existing Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of Existing Notes do not have any appraisal or dissenters' rights under the Mississippi Business Corporation Act in connection with the Exchange Offer. See "The Exchange Offer--Consequences of Failure to Exchange; Resales of New Notes."


    The Existing Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Existing Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading.

                                 THE NEW NOTES

    The terms of the New Notes are identical in all material respects to the Existing Notes, except for certain transfer restrictions and registration rights relating to the Existing Notes.


Securities Offered..............  $200.0 million in aggregate principal amount of 10 3/8%
                                  Senior Subordinated Notes due 2007.

Maturity........................  September 15, 2007.

Interest Payment Dates..........  March 15 and September 15 of each year, commencing March
                                  15, 1998.

Mandatory Redemption............  The Company will not be required to make mandatory redemption or sinking fund payments with respect to the
                                  New Notes.

Optional Redemption.............  The New Notes (and any outstanding Existing Notes) will be redeemable at the option of the Company, in whole or in
                                  part, at any time on or after September 15, 2002 at the
                                  redemption prices set forth herein, plus accrued and
                                  unpaid interest and Liquidated Damages (as defined), if
                                  any, to the date of redemption. In addition, at any time
                                  prior to September 15, 2000 the Company may, on one or
                                  more occasions, redeem up to 33 1/3% of the then
                                  outstanding Notes with any of the net proceeds of one or
                                  more public offerings of common stock of the Company at a
                                  redemption price of 110.375% of the principal amount
                                  thereof plus accrued and unpaid interest and Liquidated
                                  Damages, if any, to the applicable

                                  date of redemption; PROVIDED that at least 66 2/3% of the
                                  original principal amount of Notes remain outstanding
                                  immediately after the occurrence of each such redemption.

Change of Control...............  In the event of a Change of Control (as defined), each holder of the Notes will have the right to require the
                                  Company to purchase the Notes held by such holder at a
                                  price equal to 101% of the aggregate principal amount
                                  thereof, plus accrued and unpaid interest and Liquidated
                                  Damages, if any, to the date of purchase.

Ranking.........................  The New Notes will be general unsecured obligations of the
                                  Company subordinated in right of payment to all existing
                                  and future Senior Debt of the Company, including
                                  indebtedness pursuant to the Senior Notes and the Senior
                                  Credit Facility. At July 26, 1997, on a Pro Forma Basis,
                                  the aggregate principal amount of outstanding Senior Debt
                                  of the Company would have been approximately $348.1
                                  million (exclusive of an unused commitment of up to $66.1
                                  million under the Senior Credit Facility).

Subsidiary Guarantees...........  The New Notes will be guaranteed, jointly and severally, on a senior subordinated basis by each of the Subsidiary
                                  Guarantors. The Subsidiary Guarantees will be subordinated in right of payment to all existing and future Senior Debt of the Subsidiary Guarantors, including the guarantees of
                                  the Subsidiary Guarantors of the Company's obligations
                                  under the Senior Notes and the Senior Credit Facility. At
                                  July 26, 1997, on a Pro Forma Basis, the aggregate
                                  principal amount of outstanding Senior Debt of the
                                  Subsidiary Guarantors would have been approximately $10.4
                                  million (excluding guarantees by the Subsidiary Guarantors of the Company's obligations under the Senior Notes and
                                  the Senior Credit Facility).

Covenants.......................  The Indenture (as defined) contains covenants that, among other things: (i) limit the incurrence by the Company and
                                  its Restricted Subsidiaries of additional indebtedness;
                                  (ii) limit the issuance by the Company and the Subsidiary
                                  Guarantors of Disqualified Stock (as defined); (iii)
                                  restrict the ability of the Company and its Restricted
                                  Subsidiaries to make dividends and other restricted
                                  payments or investments; (iv) limit the ability of the
                                  Company and its Restricted Subsidiaries to enter into
                                  sale-leaseback transactions; (v) limit transactions by the
                                  Company and its Restricted Subsidiaries with affiliates;
                                  (vi) limit the ability of the Company and its Restricted
                                  Subsidiaries to make asset sales; (vii) limit the ability
                                  of the Company and its Restricted Subsidiaries to incur
                                  certain liens; (viii) limit the ability of the Company to
                                  consolidate or merge with or into, or to transfer all or
                                  substantially all of its assets to, another person; and
                                  (ix) prohibit the Company and the Subsidiary Guarantors
                                  from incurring any indebtedness that is junior to Senior
                                  Debt and senior to the Notes or the Subsidiary Guarantees, as applicable.


                                  RISK FACTORS

    Holders of Existing Notes should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors under "Risk Factors" beginning on page 14 in connection with the Exchange Offer.

       SUMMARY PRO FORMA CONDENSED CONSOLIDATED FINANCIAL AND OTHER DATA

    The summary pro forma statement of operations and other data for the LTM Period and balance sheet data at July 26, 1997 set forth below are calculated on a Pro Forma Basis, and have been prepared on the basis set forth in, are qualified in their entirety by reference to, and should be read in conjunction with, the Pro Forma Condensed Consolidated Financial Statements included elsewhere in this Prospectus. The summary pro forma statement of operations data and other data do not purport to represent what the Company's results of operations would have been if the Transactions, the Delchamps Merger and the Anticipated Store Dispositions had actually occurred at the beginning of the period specified nor does such data purport to represent the Company's results of operations for any future period.

                                                                                                   LTM PERIOD
                                                                                                  (DOLLARS IN
                                                                                                   THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales...................................................................................      $  2,166,461
Gross profit................................................................................           564,903
Direct store expense........................................................................           392,673
Warehouse, administrative and general expenses..............................................            95,462
Special charges, net(1).....................................................................             4,957
                                                                                                   -----------
Operating income............................................................................            71,811
Interest expense, net.......................................................................            67,484
                                                                                                   -----------
Earnings before income taxes................................................................             4,327
Income taxes................................................................................             3,260
                                                                                                   -----------
Net earnings................................................................................      $      1,067
                                                                                                   -----------
                                                                                                   -----------

OTHER DATA:
EBITDA(2)...................................................................................      $    127,800
Depreciation and amortization...............................................................            51,632
LIFO benefit................................................................................              (600)
Capital expenditures........................................................................            38,513

Supermarkets open at end of period..........................................................               199
Remodels during period......................................................................                17

Gross profit as a percentage of sales.......................................................              26.1%
EBITDA as a percentage of sales.............................................................               5.9%
Ratio of EBITDA to cash interest expense(3).................................................               2.0x
Ratio of net debt to EBITDA(4)..............................................................               4.3x

                                                                                                      PRO FORMA
                                                                                                     AT JULY 26,
                                                                                                        1997
BALANCE SHEET DATA:
Cash and cash equivalents........................................................................    $    14,761
Working capital..................................................................................         38,829
Total assets.....................................................................................        698,054
Total debt.......................................................................................        558,461
Other long-term liabilities, including current portion...........................................         67,827
Stockholders' deficit............................................................................       (154,328)

------------------------

(1) Includes (i) a $1.8 million non-cash charge accrued in fiscal 1997 relating to future payments that will be made under an employment agreement with Jitney-Jungle's former Chief Executive Officer; (ii) a $1.0 million charge relating to termination benefits payable to employees of Jitney-Jungle whose positions were eliminated in May 1997; (iii) a $4.3 million charge relating to cash payments made by Delchamps in connection the settlement of a lawsuit in March 1997; and (iv) a $2.1 million gain on the sale of certain assets of Delchamps in fiscal 1997.

       SUMMARY PRO FORMA CONDENSED CONSOLIDATED FINANCIAL AND OTHER DATA

(2) EBITDA is defined as income from continuing operations before interest, taxes, depreciation, amortization, LIFO expense (benefit) and special items, net. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. EBITDA reflects $14.2 million of anticipated cash cost savings which Management has identified related to the elimination of duplicative costs for functional areas and facilities which are based on assumptions that Management believes are factually supportable and directly related to the Delchamps Acquisition. EBITDA does not include an additional $5.2 million of estimated cash cost savings that Management believes may occur as a result of increased purchasing leverage and backhaul income. The components of these estimated cash cost savings are set forth in the notes to the Pro Forma Condensed Consolidated Statements of Operations and Other Data included elsewhere in this Prospectus and are summarized as follows (in millions):

ANTICIPATED CASH COST SAVINGS REFLECTED IN THE PRO FORMA STATEMENT OF
 OPERATIONS AND OTHER DATA:
  Reduced general and administrative expenses................................  $     9.3
  Improved warehousing and distribution efficiencies.........................        3.9
  Reduced advertising and printing expenses..................................        1.0
                                                                               ---------
    Total....................................................................  $    14.2
                                                                               ---------
                                                                               ---------

ADDITIONAL POTENTIAL CASH COST SAVINGS:
  Increased purchasing leverage..............................................  $     3.4
  Increased backhaul income..................................................        1.8
                                                                               ---------
    Total....................................................................  $     5.2
                                                                               ---------
                                                                               ---------
Total estimated cash cost savings............................................  $    19.4
                                                                               ---------
                                                                               ---------

(3) Cash interest expense excludes $2.8 million of amortization of deferred financing fees.

(4) Represents the ratio of (i) pro forma indebtedness less pro forma cash as of July 26, 1997 to (ii) pro forma EBITDA for the LTM Period.

                                  RISK FACTORS

    Holders of Existing Notes should carefully consider the specific factors set forth below as well as the other information included in this Prospectus in connection with the Exchange Offer. The risk factors set forth below are generally applicable to the Existing Notes as well as the New Notes.

    THIS PROSPECTUS INCLUDES "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ALTHOUGH JITNEY-JUNGLE BELIEVES THAT ITS PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM JITNEY-JUNGLE'S FORWARD LOOKING STATEMENTS ARE SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO JITNEY-JUNGLE OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS SET FORTH BELOW.

INTEGRATION OF DELCHAMPS

    The integration of the administrative, finance and other operations of Delchamps with those of Jitney-Jungle, the coordination of Delchamps' sales and marketing organizations with those of Jitney-Jungle and the implementation of appropriate operational, financial and management systems and controls in connection with the Delchamps Acquisition will require significant financial resources and substantial attention from Management, and could result in the diversion of such resources and attention from the core businesses of Jitney-Jungle and Delchamps. Specifically, Jitney-Jungle's supermarket base will nearly double as a result of the Delchamps Acquisition and Management expects that the coordination of purchasing and distribution and warehousing for the combined operations following the Delchamps Acquisition will be a significant focus of Management. In addition, Jitney-Jungle's business plan with respect to the combined operations of the Company following the Delchamps Acquisition contemplates anticipated cash cost savings that are expected to result from (i) reduced general and administrative expenses arising from the closure of the corporate headquarters of Delchamps and associated headcount reductions, (ii) improved warehouse and distribution efficiencies, (iii) reduced advertising and printing expenses resulting from moving a portion of Delchamps' print advertising needs to Jitney-Jungle's in-house printing facilities, (iv) increased purchasing leverage that may enable the Company to negotiate more favorable terms from its vendors, and (v) increased backhaul income. Of the aggregate potential $19.4 million in such annualized cash cost savings, approximately $14.2 million are reflected in the Pro Forma Condensed Consolidated Financial Statements included elsewhere herein because Management believes they are factually supportable and directly related to the Transactions and the Delchamps Merger. In addition, certain marketing and cost saving initiatives undertaken at Jitney-Jungle prior to the Delchamps Acquisition will be extended to the Delchamps supermarkets, including introduction of a "frequent shopper card" and implementation of improved labor scheduling, in each case, at the acquired Delchamps supermarkets. The potential cash cost savings discussed above are based on estimates prepared solely by members of Management based on information available to them and have not been independently reviewed. The estimates necessarily make assumptions as to future events, including general industry, competitive and business conditions, many of which are beyond the control of the Company. Actual cash cost savings achieved by the Company may vary considerably from the estimates discussed above. Any inability of the Company to integrate Delchamps successfully or to achieve the cash cost savings described above in a timely and efficient manner could adversely affect the Company's financial condition and results of operations.

SUBSTANTIAL LEVERAGE

    The Company is highly leveraged and its debt instruments contain and will continue to contain restrictions on its operations. See "Description of Certain Indebtedness" and "Description of the Notes." At July 26, 1997, on a Pro Forma Basis, the Company would have had approximately $558.5 million of total debt (including capitalized leases and current installments) and a shareholders' deficit of approximately

$154.3 million. On a Pro Forma Basis, the Company's ratio of earnings to fixed charges would have been 1.1 to 1 for the LTM Period.

    The significant indebtedness of the Company will have several important consequences to the holders of the Notes, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest with respect to the indebtedness under the Senior Credit Facility, the Senior Notes and the Notes;
(ii) indebtedness under the Senior Credit Facility and the Senior Notes will become due prior to the time the Notes will become due and may adversely affect the Company's ability to pay principal of and interest when due on the Notes;
(iii) indebtedness under the Senior Credit Facility will bear interest at fluctuating rates, and a substantial increase in interest rates could adversely affect the Company's ability to meet its debt service obligations; (iv) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other purposes may be impaired;
(v) the Company's flexibility may be limited in responding to changes in the industry and economic conditions generally; (vi) the Senior Credit Facility, the Senior Note Indenture, the Indenture and other agreements of the Company related to its indebtedness contain numerous financial and other restrictive covenants, the failure to comply with which may result in an event of default, which, if not cured or waived, could have a material adverse effect on the Company; and
(vii) the ability of the Company to satisfy its obligations pursuant to such indebtedness will be dependent upon its future performance which, in turn, will be subject to management, financial, competitive and other factors affecting the business and operations of the Company, some of which are beyond the control of the Company. See "Pro Forma Condensed Consolidated Financial Statements," "Pro Forma Liquidity," "Selected Historical Financial Data of Jitney-Jungle," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Jitney-Jungle," "Selected Historical Financial Data of Delchamps" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Delchamps."

    If the Company is unable to generate sufficient cash flow to meet its debt obligations, the Company may be required to renegotiate the payment terms or to refinance all or a portion of the Senior Credit Facility, the Senior Notes or the Notes, to sell assets or to obtain additional financing. If the Company could not successfully refinance its indebtedness, substantially all of the Company's long-term debt would be in default and could be declared immediately due and payable. Furthermore, the Senior Credit Facility, the Senior Note Indenture and the Indenture contain numerous financial and operating covenants, including, among others, covenants requiring the Company to maintain certain leverage, interest coverage and fixed charge coverage ratios and restricting the ability of the Company and its subsidiaries to incur indebtedness or to create or suffer to exist certain liens. The ability of the Company to comply with such provisions may be affected by events beyond its control. In the event the Company fails to comply with these covenants, it could be in default under the Senior Credit Facility, the Senior Note Indenture and/or the Indenture. In the event of such default, substantially all of the Company's long-term debt could be declared immediately due and payable. See "Description of Certain Indebtedness" and "Description of the Notes."

SUBORDINATION AND RANKING OF THE NOTES
    The New Notes, like the Existing Notes, will be general unsecured obligations of the Company subordinated in right of payment to all existing and future Senior Debt of the Company, including indebtedness pursuant to the Senior Notes and the Senior Credit Facility. By reason of such subordination, in the event of an insolvency, liquidation, reorganization, dissolution or other winding-up of the Company, the Senior Debt must be paid in full before the principal of, premium, if any, and interest or Liquidated Damages, if any, on the Notes may be paid. At July 26, 1997, on a Pro Forma Basis, the aggregate principal amount of outstanding Senior Debt of the Company would have been approximately $348.1 million (exclusive of an unused commitment of up to $66.1 million under the Senior Credit Facility). If the Company incurs any additional PARI PASSU DEBT, the holders of such debt would be entitled to share ratably with the holders of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Company. This may have the effect of reducing the amount of proceeds paid to holders of the Notes. The Indenture permits the Company to incur additional Senior Debt or PARI PASSU debt if certain conditions are met. See "Pro Forma Capitalization," "Description of Certain Indebtedness" and "Description of the Notes--Certain Covenants."

    In addition, certain holders of Senior Debt may prevent cash payments with respect to the principal of, premium, if any, and interest or Liquidated Damages, if any, on the Notes for a period of up to 179 days following a non-payment default with respect to Senior Debt. In addition, the Indenture permits the subsidiaries of the Company to incur debt under certain circumstances. Any such debt incurred by a subsidiary of the Company that is not a Subsidiary Guarantor would be structurally senior to the Notes. All of the Company's subsidiaries are Subsidiary Guarantors with respect to the Notes. The guarantee of the Notes by each Subsidiary Guarantor is subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on substantially the same terms as the Notes are subordinated to the Senior Debt of the Company. See "Description of the Notes--Subordination."

COMPETITION

    The supermarket industry is highly competitive and characterized by narrow profit margins. The Company's competitors include national and regional supermarket chains, independent and specialty grocers, drug and convenience stores, and the newer "alternative format" food stores, including warehouse club stores, deep discount drug stores and "Supercenters;" in certain areas, the Company also competes with military commissaries. Supermarket chains generally compete on the basis of location, quality of products, service, price, product variety and store condition. During the past three years, an overall lack of inflation in food prices and increasingly competitive markets have made it difficult for the Company and other supermarket operators to achieve comparable store sales gains. Because sales growth has been difficult to attain, many operators, including the Company, have attempted to maintain market share through increased levels of promotional activities and discount pricing, creating a more difficult environment in which to increase year-over-year sales gains consistently. In addition, because of the growth in the Southeast market, where all of the Company's supermarkets are located, many existing operators, including the Company, have opened new supermarkets in existing markets which has resulted in declines in same store sales for the existing (comparable) store base of these same grocery chains. The Company regularly monitors its competitors' prices and adjusts its prices and marketing strategy as Management deems appropriate in light of existing conditions. The Company faces increased competitive pressure in all of its markets, including Jackson, Mississippi and Mobile, Alabama where it has historically held leading market positions, from existing competitors and from the threatened entry by one or more major new competitors. Some of the Company's competitors have greater financial resources and could use these resources to take measures which could adversely affect the Company's competitive position. See "Business--Markets and Competition."

RISK OF INABILITY TO SATISFY CHANGE OF CONTROL OFFER

    Upon the occurrence of a "Change of Control," the Company will be required to make an offer to purchase all of the outstanding Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. See "Description of the Notes--Repurchase at the Option of Holders--Change of Control" for the definition of "Change of Control." There can be no assurance that the Company will have the funds necessary to effect such a purchase if such an event were to occur. In addition, the Senior Credit Facility would prohibit, and the Senior Notes would restrict, the Company from purchasing any Notes. The Senior Credit Facility also provides that certain changes in control of the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of

Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to purchase the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which would cause a default under the Senior Credit Facility and the Senior Notes. In such circumstances, the subordination provisions in the Notes would likely restrict payments to the holders of the Notes. See "Description of the Notes."

RISKS RELATING TO FUTURE ACQUISITIONS

    The Company's future growth is dependent, in part, on its ability to consummate additional supermarket acquisitions. There can be no assurance, however, that the Company will be able to identify additional acquisitions or that, if consummated, any anticipated benefits will be realized from such acquisitions. Moreover, future acquisitions by the Company could result in the incurrence of additional indebtedness, exposure to contingent liabilities and the amortization of expenses related to goodwill and other intangible assets, all of which could adversely affect the Company's financial condition and results of operations.

SUBSIDIARY GUARANTEES

    The holders of the Notes will have no direct claims against the subsidiaries of the Company other than the claim created by the Subsidiary Guarantees. The Subsidiary Guarantees are subordinated in right of payment to all existing and future Senior Debt of the Subsidiary Guarantors, including the guarantees of the Subsidiary Guarantors of the Company's obligations under the Senior Notes and the Senior Credit Facility. At July 26, 1997, on a Pro Forma Basis, the aggregate principal amount of outstanding Senior Debt of the Subsidiary Guarantors would have been approximately $10.4 million (excluding guarantees by the Subsidiary Guarantors of the Company's obligations under the Senior Notes and the Senior Credit Facility). See "Description of Certain Indebtedness." In addition, the Subsidiary Guarantees may be subject to legal challenge under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws. If such a challenge were upheld, the Subsidiary Guarantees would be invalidated and unenforceable and it is possible that holders of the Notes would be ordered by a court to turn over to other creditors of the Subsidiary Guarantors or to their trustees in bankruptcy all or a portion of the payments made to them pursuant to the Subsidiary Guarantees. To the extent that the Subsidiary Guarantees are not enforceable in amounts sufficient to satisfy the claims of the holders of the Notes, the rights of holders of the Notes to participate in any distribution of assets of any Subsidiary Guarantors upon liquidation, bankruptcy, reorganization or otherwise would be subject to prior claims of creditors of that Guarantor.

GEOGRAPHIC CONCENTRATION

    All of the Company's supermarkets are located in the Southeast region, with a strong concentration in Mississippi and Alabama, and thus the performance of the Company will be particularly influenced by the economic and demographic trends in this area. Although the Southeast region has experienced economic and demographic growth over the past several years, a significant economic downturn in the region could have a material adverse effect on the Company.

RELIANCE ON KEY MANAGEMENT

    The Company's success depends to a significant degree upon the continued contributions of Management as well as the Company's sales and marketing, finance and manufacturing personnel, certain of whom would be difficult to replace. The loss of the services of certain of these executives could have an adverse effect on the Company. Although certain of these executives are shareholders of Jitney-Jungle and have employment contracts with the Company, there can be no assurance that the services of such personnel will continue to be available to the Company. See "Management" and "Ownership of Capital Stock."

ENVIRONMENTAL RISKS

    The Company is subject to federal, state and local laws and regulations including those relating to environmental protection, work place safety, public health and community right-to-know. The Company's supermarkets are not highly regulated under environmental laws since the Company does not engage in any industrial activities at those locations. The Company's expenditures to comply with such laws and regulations at its supermarkets primarily consist of those related to retrofitting chlorofluorocarbon ("CFC") chiller units. In addition, 56 of the Company's facilities (including all 53 of the Pump And Save facilities) and one former facility for which the Company has retained responsibility, contain or contained underground tanks for the storage of petroleum products, such as gasoline and diesel fuel. The Company maintains an environmental compliance program that includes the implementation of required technical and operational activities designed to minimize the potential for leaks and spills, maintenance of records and the regular testing and monitoring of tank systems for tightness. There can be no assurance, however, that these tank systems will at all times remain free from leaks or that the use of these tanks will not result in spills. Sixteen of the facilities have had leaks or spills, 12 of which were related to underground or above-ground petroleum storage tanks and four of which were unrelated to tank storage. All of such leaks or spills have been or are being responded to in conjunction with the appropriate regulatory agencies. Historically, none of the 16 locations which have had leaks or spills have required expenditures that would have had a material effect on the results of operations, liquidity or financial condition of the Company. All significant required expenditures in connection with the clean up of such leaks and spills have been made at these 16 sites, except at three newly discovered locations which are still undergoing investigation and one location awaiting state approval of its remediation plan. Any future leak or spill, depending on such factors as the material involved, quantity, environmental setting and availability of state clean-up funds, could result in response activities that could interrupt the Company's operations and could result in costs to the Company that could have a material adverse effect on the Company. In addition, there can be no assurance that future environmental legislation and regulation will not require material expenditures by the Company or otherwise have a material adverse effect on the Company's operations. See "Business-- Environmental Matters."

CONTROL BY BRS

    Approximately 71%, on a fully diluted basis, of the outstanding shares of Jitney-Jungle's common stock is held by Bruckmann, Rosser, Sherrill & Co., L.P. (the "Fund") and certain related investors (collectively, the "Fund Entities"). As a result, the Fund controls Jitney-Jungle and has the power to elect a majority of its directors, appoint new management and approve any action requiring the approval of shareholders, including adopting certain amendments to Jitney-Jungle's articles of incorporation and approving mergers or sales of substantially all of Jitney-Jungle's assets. The directors elected by the Fund will have the authority to effect decisions affecting the capital structure of Jitney-Jungle including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends. See "Ownership of Capital Stock."

FRAUDULENT CONVEYANCE CONSIDERATIONS

    Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance law, if, at the time it issued the Existing Notes, the Company (a) incurred such indebtedness with intent to hinder, delay or defraud creditors, or (b)(i) received less than reasonably equivalent value or fair consideration therefor and (ii)(A) was insolvent at the time of the incurrence, (B) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (C) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital to carry on its business, or (D) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each such case, a court of competent jurisdiction could void, in whole or in part, the Notes or, in the alternative, subordinate the Notes to existing and future indebtedness of the Company. The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, the Company would be considered insolvent if the sum of its debts, taking contingent liabilities into account, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured. Under Mississippi fraudulent conveyance law, a transaction may be set aside for lack of consideration, regardless of the solvency of the parties.


    For purposes of the United States Bankruptcy Code and state fraudulent transfer or conveyance laws, Management believes that (i) indebtedness under the Existing Notes was incurred without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, (ii) the Company received reasonably equivalent value or fair consideration, and (iii) based on forecasts, asset valuations and other financial information, the Company, after consummation of the Transactions and the Delchamps Merger, including the incurrence of indebtedness under the Existing Notes and the application of the proceeds thereof, will be solvent, did and will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with Management's view.


ABSENCE OF PUBLIC MARKET FOR THE NOTES

    The Existing Notes currently are eligible for trading in the PORTAL Market. The New Notes are new securities for which there is currently no established market. The Company does not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes but that they are not obligated to do so and any such market making may be discontinued at any time. There can be no assurance as to the development of any market or the liquidity of any market that may develop for the New Notes. If an active public market does not develop, the market, price and liquidity of the New Notes may be adversely affected. Future trading prices of the New Notes will depend on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition and performance of the Company. Holders of the New Notes should be aware that they may be required to bear the financial risks of their investment for an indefinite period of time. See "Description of the Notes."

                                THE TRANSACTIONS
    Concurrently with the Delchamps Tender Offer, Management consummated the Transactions, including the sale of the Existing Notes, the amendment and restatement of the Senior Credit Facility and the initial borrowing thereunder, the repayment of approximately $15.4 million of indebtedness of Delchamps and the Consent Solicitation pursuant to which certain amendments to the Senior Note Indenture were approved by the holders of the Senior Notes.

THE DELCHAMPS ACQUISITION


    Pursuant to the terms of the Delchamps Merger Agreement, on July 14, 1997 DAC commenced the Delchamps Tender Offer to purchase all of the issued and outstanding shares of common stock, par value $.01 per share, and associated preferred share purchase rights of Delchamps (collectively, "Shares"). On September 12, 1997, DAC accepted for payment pursuant to the Delchamps Tender Offer an aggregate of 5,317,510 Shares. Pursuant to the Delchamps Merger Agreement, on November 4, 1997 DAC was merged with and into Delchamps in accordance with the relevant provisions of the Alabama Business Corporation Act ("ABCA"), the separate corporate existence of DAC ceased and Delchamps became a wholly-owned subsidiary of Jitney-Jungle. The aggregate Delchamps Purchase Price is expected to be approximately $218.2 million.


THE REFINANCING

    Upon consummation of the Delchamps Tender Offer, Jitney-Jungle's existing revolving credit agreement with Fleet Capital Corporation, as successor agent to Fleet Bank, N.A., and certain other banks was amended and restated to provide for up to $150.0 million of revolving loans under the Senior Credit Facility, the Company borrowed approximately $72.7 million thereunder and the Company repaid approximately $15.4 million of Delchamps' outstanding indebtedness.

THE CONSENT SOLICITATION

    In order to permit the Delchamps Acquisition and related financings, Jitney-Jungle consummated the Consent Solicitation and obtained from holders of its Senior Notes approval of certain amendments to the Senior Note Indenture that, among other things, permit the Company to issue, and the Subsidiary Guarantors to guarantee, the Notes and increase the amount of borrowings available under the Senior Credit Facility. In connection with the Consent Solicitation, the Company paid to the consenting holders of Senior Notes a consent payment.

EXPECTED STORE CLOSURES AND DIVESTITURES

    In connection with the Delchamps Acquisition, Management has determined to close 13 Delchamps supermarkets that are unprofitable or that in other respects have not performed in accordance with expectations. Seven of such stores are located in Alabama, four are located in Louisiana, one is located in Florida and one is located in Mississippi.

    In connection with the Delchamps Acquisition, Jitney-Jungle received a request for additional information from the FTC under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"). As a result of negotiations with the staff of the FTC which addressed the FTC's concerns about the proposed combination with respect to certain markets in which Jitney-Jungle and Delchamps have stores, Jitney-Jungle and Delchamps reached a settlement agreement with the FTC. Pursuant to the terms of the settlement agreement, the FTC terminated the waiting period imposed by the HSR Act, and Jitney-Jungle and Delchamps agreed under the terms of a proposed consent agreement to divest five Jitney-Jungle stores and five Delchamps stores to SUPERVALU, Inc. ("SUPERVALU") by February 12, 1998 or one month after the consent agreement becomes effective, whichever is later. The consent agreement is subject to a final FTC approval following a 60 day public notice period. The five Delchamps stores are located in Hancock, Harrison, Lamar and Forrest Counties, Mississippi. The aggregate proposed purchase price for the five Delchamps' stores will be the sum of the purchase price for the merchandise as determined by a physical inventory and the purchase price for the equipment of $725,000, subject to certain adjustments. The proposed consent agreement would require Jitney-Jungle and Delchamps, for ten years, to notify the FTC before acquiring any supermarkets in Hancock, Jackson, Lamar, Forrest and Warren Counties, Mississippi and Escambia County in Florida. Jitney-Jungle and Delchamps would also be prohibited from attempting to restrict the ability of others to operate any supermarket they formerly owned in those counties.

    The Pro Forma Condensed Consolidated Financial Statements contained elsewhere in this Prospectus contemplate, in connection with the settlement agreement reached with the FTC, the sale by Jitney-Jungle of an aggregate of ten stores currently operated by Jitney-Jungle and Delchamps. This pro forma adjustment is solely for illustrative purposes and may not represent the actual number of stores finally approved by the FTC for divestment pursuant to the proposed consent agreement among Jitney-Jungle, Delchamps and SUPERVALU. See "Pro Forma Condensed Consolidated Financial Statements."

                            PRO FORMA CAPITALIZATION

    The following table sets forth the unaudited pro forma cash and cash equivalents and pro forma capitalization of the Company at July 26, 1997, on a Pro Forma Basis. The pro forma data set forth in this table may not be indicative of the actual cash and cash equivalents or capitalization that would have occurred had the Transactions and the Delchamps Merger in fact occurred on the date specified. This table should be read in conjunction with "Pro Forma Condensed Consolidated Financial Statements" and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations of Jitney-Jungle," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Delchamps" and the historical financial statements of Jitney-Jungle and Delchamps and the notes thereto included elsewhere in this Prospectus.

                                                                                                AT JULY 26, 1997
                                                                                                  (DOLLARS IN
                                                                                                   THOUSANDS)
Cash and cash equivalents...................................................................      $     14,761
                                                                                                    ----------
                                                                                                    ----------
Long-term debt, including current portion:
  Senior Credit Facility(1).................................................................      $     72,700
  Senior Notes..............................................................................           200,000
  10 3/8% Senior Subordinated Notes due 2007................................................           200,000
  Capitalized lease obligations.............................................................            73,962
  Other long-term debt......................................................................            11,799
                                                                                                    ----------

    Total debt..............................................................................           558,461
Mandatorily redeemable preferred stock:
  225,000 shares Class A Preferred Stock authorized, par value $.01 per share, 225,000 shares outstanding; 275,000 shares Class B Preferred Stock authorized, par value $.01 per share, 274,460.24 shares outstanding; 23,958.33 shares Class C Preferred Stock,
    Series 2 authorized, par value $.01 per share, 23,958.33 shares outstanding.............            59,508
                                                                                                    ----------
Stockholders' deficit:
  76,041.67 shares Class C Preferred Stock, Series 1 authorized, par value $.01 per share,
    76,041.67 shares outstanding............................................................             8,663
  5,000,000 shares Common Stock authorized, par value $.01 per share, 425,000 shares
    outstanding.............................................................................                 4
  Additional paid-in capital................................................................          (302,326)
  Retained earnings.........................................................................           139,331
                                                                                                    ----------

    Total stockholders' deficit.............................................................          (154,328)
                                                                                                    ----------
Total capitalization........................................................................      $    463,641
                                                                                                    ----------
                                                                                                    ----------

------------------------

(1) Excludes $10.5 million of letters of credit issued under the Senior Credit Facility and $0.7 million of letters of credit issued under the Senior Credit Facility upon consummation of the Transactions.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    The following Pro Forma Condensed Consolidated Balance Sheet is based on the historical balance sheet of Jitney-Jungle at July 26, 1997 and of Delchamps at June 28, 1997 and was prepared as if the Transactions, the Delchamps Merger and the Anticipated Store Dispositions had occurred on July 26, 1997. The Delchamps Acquisition will be accounted for as a purchase, and the total purchase price will be allocated to Delchamps' tangible and intangible assets and liabilities based on their estimated fair values at the closing date of the acquisition, based on valuations and studies which have not yet been performed. Accordingly, the excess of the purchase price over the historical book value of the net assets to be acquired has not yet been allocated to individual assets and liabilities other than the amounts described in the notes to the Pro Forma Condensed Consolidated Financial Statements. Any variation between such amounts and the final allocation will change the amount of goodwill recognized in connection with the Delchamps Acquisition and the related amortization expense. Management believes, however, that when the final valuation of the net assets acquired is completed, the allocation of the purchase price will not differ materially from the amounts shown herein.

    The following Pro Forma Condensed Consolidated Statements of Operations and Other Data for the fiscal year ended May 3, 1997, the 12 weeks ended July 20, 1996, the 12 weeks ended July 26, 1997 and the LTM Period include (i) the historical results of Jitney-Jungle for the fiscal year ended May 3, 1997 and of Delchamps for the fiscal year ended June 28, 1997, (ii) the historical results of Jitney-Jungle for the 12 weeks ended July 20, 1996 and of Delchamps for the 13 weeks ended June 29, 1996, (iii) the historical results of Jitney-Jungle for the 12 weeks ended July 26, 1997 and of Delchamps for the 13 weeks ended June 28, 1997, and (iv) the historical results of Jitney-Jungle for the 53 weeks ended July 26, 1997 and of Delchamps for the fiscal year ended June 28, 1997. Each of these pro forma statements was prepared as if the Transactions, the Delchamps Merger and the Anticipated Store Dispositions had occurred on April 28, 1996. These pro forma statements reflect certain cost savings that Management has identified related to the elimination of duplicative costs for functional areas and facilities in connection with the Delchamps Acquisition which are based on assumptions that Management believes are both factually supportable and directly related to the Transactions and the Delchamps Merger. However, these pro forma statements do not reflect certain additional potential cost savings described in Note (D) to the Pro Forma Condensed Consolidated Statements of Operations and Other Data that Management believes should arise as a result of expected synergies from increased purchasing leverage and backhaul income. Actual cost savings achieved by the Company may vary considerably from the estimates discussed above. See "Risk Factors-- Integration of Delchamps." These pro forma statements also do not reflect (i) a $2.0 million charge relating to the write-off of commitment fees paid in connection with a bridge commitment obtained to fund the Delchamps Purchase Price if the sale of the Existing Notes was not consummated, (ii) approximately $1.4 million of deferred financing fees relating to Jitney-Jungle's existing credit facility that was written off in connection with the Transactions and (iii) the estimated loss of $1.2 million relating to the expected divestiture of certain Jitney-Jungle stores under an FTC consent decree. Such charges will be recognized by the Company and reflected in its results of operations in the quarter in which the Transactions are consummated.

    The pro forma financial statements have been prepared by applying to the historical financial statements of Jitney-Jungle and Delchamps the assumptions and adjustments described in the accompanying notes. Such pro forma financial statements are not necessarily indicative of either future results of operations or results that might have occurred had the Transactions, the Delchamps Merger and the Anticipated Store Dispositions been consummated as of the indicated date. Such pro forma financial statements should be read in conjunction with the Consolidated Financial Statements of Jitney-Jungle and Delchamps and the respective accompanying notes thereto included elsewhere in this Prospectus.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                            AT JULY 26, 1997
                                    ------------------------------------------------------------------------------------------------
                                                                                                                       COMPANY PRO
                                            HISTORICAL                                                                FORMA FOR FTC
                                    --------------------------               PRO FORMA ADJUSTMENTS    COMPANY PRO     DIVESTITURES
ASSETS                              JITNEY-JUNGLE   DELCHAMPS    COMBINED                                FORMA             (H)
                                    -------------  -----------  -----------  ----------------------  --------------  ---------------
CURRENT ASSETS:
  Cash and cash equivalents.......    $   5,255     $   5,670    $  10,925    $  67,840   (A)          $   10,886       $  14,761
                                                                                190,420   (B)
                                                                                 (2,000)  (C)
                                                                                 (7,500)  (D)
                                                                               (233,360)  (E)
                                                                                (15,439)  (F)
  Receivables.....................        7,423         7,961       15,384                                 15,384          15,384
  Inventories.....................       77,694        89,726      167,420       14,171   (E)             181,591         181,591
  Prepaid expenses and other......        6,507         2,094        8,601                                  8,601           8,601
  Deferred income taxes...........        2,152         6,525        8,677          760   (C)              12,178          13,234
                                                                                 (3,517)  (E)
                                                                                     44   (E)
                                                                                  5,665   (E)
                                                                                    549   (G)
                                    -------------  -----------  -----------  -----------             --------------  ---------------
    Total current assets..........       99,031       111,976      211,007       17,633                   228,640         233,571
Property and equipment, net.......      169,168       129,319      298,487       (4,260)  (E)             294,227         287,575
Goodwill..........................                                              136,672   (E)             136,672         137,632
Other assets, net.................       16,732         2,166       18,898        4,860   (A)              39,276          39,276
                                                                                  9,580   (B)
                                                                                  7,500   (D)
                                                                                 (1,446)  (G)
                                                                                   (116)  (E)
                                    -------------  -----------  -----------  -----------             --------------  ---------------
Total assets......................    $ 284,931     $ 243,461    $ 528,392    $ 170,423                $  698,815       $ 698,054
                                    -------------  -----------  -----------  -----------             --------------  ---------------
                                    -------------  -----------  -----------  -----------             --------------  ---------------
LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Delchamps notes payable.........    $  --         $   4,600    $   4,600    $  (4,600)  (F)          $   --           $  --
  Current portion of long-term
    debt..........................        4,923         3,697        8,620       (3,697)  (F)               4,923           4,923
  Current portion of capitalized
    leases........................        4,899           844        5,743                                  5,743           5,743
  Current portion of restructuring
    obligation....................                      2,273        2,273       15,217   (E)              17,490          17,490
  Accounts payable................       60,940        41,571      102,511                                102,511         102,511
  Accrued expenses................       34,224        28,996       63,220                                 63,220          63,220
  Income taxes....................                        855          855                                    855             855
                                    -------------  -----------  -----------  -----------             --------------  ---------------
    Total current liabilities.....      104,986        82,836      187,822        6,920                   194,742         194,742
Senior Credit Facility............                                  --           72,700   (A)              72,700          72,700
Senior Notes......................      200,000                    200,000                                200,000         200,000
Senior Subordinated Notes offered
  hereby..........................                                              200,000   (B)             200,000         200,000
Obligations under capitalized
  leases..........................       58,663         9,556       68,219                                 68,219          68,219
Long term debt....................        6,876         7,142       14,018       (7,142)  (F)               6,876           6,876
Restructuring obligation..........                     13,453       13,453       31,807   (E)              45,260          45,260
Deferred income taxes.............        6,328        10,211       16,539      (13,706)  (E)               2,833           2,833
Other long term liabilities.......                      2,244        2,244                                  2,244           2,244
                                    -------------  -----------  -----------  -----------             --------------  ---------------
    Total liabilities.............      376,853       125,442      502,295      290,579                   792,874         792,874
Redeemable preferred stock........       59,508                     59,508                                 59,508          59,508
Stockholders' equity (deficit):
  Preferred stock.................        8,663                      8,663                                  8,663           8,663
  Common stock....................            4            71           75          (71)  (E)                   4               4
  Additional paid in capital......     (302,326)       19,766     (282,560)     (19,766)  (E)            (302,326)       (302,326)
  Retained earnings...............      142,229        98,182      240,411      (98,182)  (E)             140,092         139,331
                                                                                   (897)  (G)
                                                                                 (1,240)  (C)
                                    -------------  -----------  -----------  -----------             --------------  ---------------
    Total stockholders' equity
      (deficit)...................     (151,430)      118,019      (33,411)    (120,156)                 (153,567)       (154,328)
                                    -------------  -----------  -----------  -----------             --------------  ---------------
Total liabilities and
  stockholders' equity
  (deficit).......................    $ 284,931     $ 243,461    $ 528,392    $ 170,423                $  698,815       $ 698,054
                                    -------------  -----------  -----------  -----------             --------------  ---------------
                                    -------------  -----------  -----------  -----------             --------------  ---------------

   See accompanying notes to Pro Forma Condensed Consolidated Balance Sheet.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

(A) Reflects receipt of gross proceeds of $72,700 from the initial borrowing under the Senior Credit Facility, net of financing fees of $4,860, which have been included in other assets, net.

(B) Reflects receipt of gross proceeds of $200,000 from the issuance of the Existing Notes, net of $9,580 of selling commissions and other offering expenses, which have been reflected as debt issuance costs and included in other assets, net.

(C) Reflects the payment and write-off of $2,000 of fees related to a commitment to provide bridge financing, which terminated upon issuance of the Existing Notes, as well as the related tax benefit of $760 and reduction to retained earnings of $1,240.

(D) Reflects consent and related solicitation fees totaling $7,500, which have been included in other assets, net, relating to the Consent Solicitation.

(E) Reflects (i) the preliminary calculation of the excess of the purchase price in the Delchamps Acquisition over the book value of the net assets acquired and (ii) the preliminary allocation of such excess, in each case, as set forth below. The Delchamps Acquisition will be accounted for as a purchase, and the total purchase price will be allocated to Delchamps' tangible and intangible assets and liabilities based on their estimated fair values at the closing date of the acquisition, based on valuations and studies which have not yet been performed. Accordingly, the excess of the purchase price over the historical book value of the net assets to be acquired has not yet been allocated to individual assets and liabilities, other than as shown below. Any variation between such amounts and the final allocation will change the amount of goodwill recognized in connection with the Delchamps Acquisition and the related amortization expense. Management believes, however, that when the final valuation of the net assets acquired is completed, the allocation of the purchase price will not differ materially from the amounts shown herein.

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

    The purchase price and preliminary pro forma calculation of the excess of the purchase price over the book value of net assets acquired is as follows:

Cash purchase price...............................  $ 218,200
Estimated transaction fees in addition to debt
  issuance costs..................................      3,060
Change of control payments to Delchamps
  management......................................     12,100
                                                    ---------
    Total cash payments in connection with the
      Delchamps Acquisition.......................    233,360
Delchamps stockholders' equity:
    Common stock..................................         71
    Additional paid in capital....................     19,766
    Retained earnings.............................     98,182
                                                    ---------
    Total.........................................    118,019
    Elimination of existing deferred financing
      costs of $116, net of $44 tax benefit.......        (72)
                                                    ---------
    Book value of net assets acquired.............    117,947
                                                    ---------
  Excess of purchase price over net book value....  $ 115,413
                                                    ---------
                                                    ---------
Preliminary allocation of excess of purchase price
  over net book value:
Amount assigned to inventory......................  $  14,171
Deferred tax liability - current(1)...............     (3,517)
Deferred tax asset - current(2)...................      5,665
Deferred tax asset - non-current(1)...............     13,706
Adjustments related to Delchamps facilities to be
  closed in connection with the Delchamps
  Acquisition(3):
  Write-off of property and equipment.............     (4,260)
  Current portion of restructuring obligation.....    (15,217)
  Long-term portion of restructuring obligation...    (31,807)
Amount assigned to goodwill.......................    136,672
                                                    ---------
    Total.........................................  $ 115,413
                                                    ---------
                                                    ---------

------------------------
    (1) Relates to differences between the book and tax basis of assets acquired and liabilities assumed.

    (2) Relates to change of control payments to Delchamps management and accrued severance costs.

    (3) Excludes any sales of stores to address FTC concerns. See Note (H) below.

(F) Reflects the retirement of $15,439 of Delchamps current and long-term debt obligations.

(G) Reflects the write-off of $1,446 of deferred financing costs relating to the March 1996 execution of the Senior Credit Facility, as well as the related tax benefit of $549 and reduction to retained earnings of $897.

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

(H) As discussed under "The Transactions - Expected Store Closures and Divestitures," Management expects that the Company will be required to divest approximately ten stores under a consent decree with the FTC. Adjustments reflected herein for such divestitures are estimated as follows:

    Jitney-Jungle stores:

             Book value of property and equipment sold....................................  $   3,201
             Net proceeds from sale.......................................................     (1,973)
                                                                                            ---------
             Loss on sale before tax benefit..............................................      1,228
             Tax benefit..................................................................       (467)
                                                                                            ---------
             Net loss (charged to retained earnings)......................................  $     761
                                                                                            ---------
                                                                                            ---------
           Delchamps stores:
             Book value of property and equipment sold....................................  $   3,451
             Net proceeds from sale.......................................................     (1,902)
                                                                                            ---------
             Loss on sale before tax benefit..............................................      1,549
             Tax benefit..................................................................       (589)
                                                                                            ---------
             Net loss (increase in goodwill)..............................................  $     960
                                                                                            ---------
                                                                                            ---------

    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER DATA

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                                                       YEAR ENDED MAY 3, 1997
                                   ----------------------------------------------------------------------------------------------
                                                  HISTORICAL                                                        COMPANY PRO
                                   ----------------------------------------   CLOSED     PRO FORMA     COMPANY     FORMA FOR FTC
                                   JITNEY-JUNGLE   DELCHAMPS(A)   COMBINED   STORES(B)  ADJUSTMENTS   PRO FORMA   DIVESTITURES(C)
                                   -------------  --------------  ---------  ---------  -----------  -----------  ---------------

NET SALES........................   $ 1,228,533     $1,102,947    $2,331,480 $ (80,757)               $2,250,723    $ 2,159,542

COSTS AND EXPENSES:

  Cost of sales..................       925,446        805,832    1,731,278    (62,671)               1,668,607       1,596,277

  Direct store expense...........       199,956        231,835      431,791    (22,899)  $    (998)(D)    407,894       390,119

  Warehouse, administrative and
    general expenses.............        63,094         45,273      108,367                (16,335)(D)     96,899        96,931

                                                                                             4,556(E)

                                                                                               750(F)

                                                                                              (439)(I)

  Special charges, net(G)........         2,737          2,220        4,957                               4,957           4,957
                                   -------------  --------------  ---------  ---------  -----------  -----------  ---------------

  Operating income...............        37,300         17,787       55,087      4,813      12,466       72,366          71,258

  Interest expense, net..........        36,215          4,982       41,197         --      31,317(H)     67,492         67,492

                                                                                            (5,022)(I)
                                   -------------  --------------  ---------  ---------  -----------  -----------  ---------------

  Earnings (loss) before taxes on
    income.......................         1,085         12,805       13,890      4,813     (13,829)       4,874           3,766

  Income tax expense (benefit)...           339          4,851        5,190      1,798      (3,524)(J)      3,464         3,050
                                   -------------  --------------  ---------  ---------  -----------  -----------  ---------------

NET EARNINGS (LOSS)..............   $       746     $    7,954    $   8,700  $   3,015   $ (10,305)   $   1,410     $       716
                                   -------------  --------------  ---------  ---------  -----------  -----------  ---------------
                                   -------------  --------------  ---------  ---------  -----------  -----------  ---------------

OTHER DATA:

EBITDA(K)........................   $    70,344     $   44,117    $ 114,461  $   2,513   $  13,435    $ 130,409     $   127,235

Depreciation and amortization....        31,319         23,719       55,038     (2,245)        969       53,762          51,670

LIFO expense (benefit)...........        (1,012)           391         (621)       (55)         --         (676)           (650)

Capital expenditures.............        24,099         15,551       39,650         --          --       39,650          39,650

Gross profit as a percentage of
sales............................          24.7%          26.9%        25.7%                               25.9%           26.1%

EBITDA as a percentage of
sales............................           5.7%           4.0%         4.9%                                5.8%            5.9%

Ratio of earnings to fixed
  charges(L).....................           1.0x           1.6x         1.2x                                1.1x            1.0x

Ratio of EBITDA to cash interest
  expense(M).....................           1.9x           8.9x         2.8x                                2.0x            2.0x

    See accompanying notes to Pro Forma Condensed Consolidated Statements of
                           Operations and Other Data.

    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER DATA

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                                                    12 WEEKS ENDED JULY 20, 1996
                                   -----------------------------------------------------------------------------------------------
                                                                                                                     COMPANY PRO
                                                  HISTORICAL                                                        FORMA FOR FTC
                                   ----------------------------------------    CLOSED     PRO FORMA   COMPANY PRO   DIVESTITURES
                                   JITNEY-JUNGLE  DELCHAMPS (A)   COMBINED   STORES (B)  ADJUSTMENTS     FORMA           (C)
                                   -------------  --------------  ---------  ----------  -----------  -----------  ---------------

NET SALES........................   $   282,166     $  284,662    $ 566,828  $  (21,964)               $ 544,864     $   522,745

COSTS AND EXPENSES:
  Cost of sales..................       211,627        210,158      421,785     (17,150)                 404,635         387,010
  Direct store expense...........        45,447         55,813      101,260      (5,880)  $    (230)(D)     95,150        90,955
  Warehouse, administrative and
    general expenses.............        14,241         13,148       27,389                  (3,769)(D)     24,742        24,749
                                                                                              1,051(E)
                                                                                                173(F)
                                                                                               (102)(I)
  Special charges, net(G)........                         (187)        (187)                                (187)           (187)
                                   -------------  --------------  ---------  ----------  -----------  -----------  ---------------
  Operating income...............        10,851          5,730       16,581       1,066       2,877       20,524          20,218
  Interest expense, net..........         8,378          1,494        9,872          --       7,271(H)     15,580         15,580
                                                                                             (1,563)(I)
                                   -------------  --------------  ---------  ----------  -----------  -----------  ---------------
  Earnings (loss) before taxes on
    income.......................         2,473          4,236        6,709       1,066      (2,831)       4,944           4,638
  Income tax expense (benefit)...           921          1,583        2,504         398        (676)(J)      2,226         2,112
                                   -------------  --------------  ---------  ----------  -----------  -----------  ---------------
NET EARNINGS (LOSS)..............   $     1,552     $    2,653    $   4,205  $      668   $  (2,155)   $   2,718     $     2,526
                                   -------------  --------------  ---------  ----------  -----------  -----------  ---------------
                                   -------------  --------------  ---------  ----------  -----------  -----------  ---------------

OTHER DATA:
EBITDA(K)........................   $    17,813     $   11,343    $  29,156  $      505   $   3,100    $  32,761     $    31,986
Depreciation and amortization....         7,062          5,486       12,548        (546)        223       12,225          11,750
LIFO expense (benefit)...........          (100)           314          214         (15)         --          199             205
Capital expenditures.............         6,122          7,563       13,685          --          --       13,685          13,685
Gross profit as a percentage of
sales............................          25.0%          26.2%        25.6%                                25.7%           26.0%
EBITDA as a percentage of
sales............................           6.3%           4.0%         5.1%                                 6.0%            6.1%
Ratio of earnings to fixed
  charges(L).....................           1.3x           1.8x         1.5x                                 1.2x            1.2x
Ratio of EBITDA to cash interest
  expense(M).....................           2.1x           7.6x         3.0x                                 2.2x            2.1x

        See accompanying notes to Pro Forma Condensed Consolidated Statements of Operations and Other Data.

    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER DATA

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                                                12 WEEKS ENDED JULY 26, 1997
                               -----------------------------------------------------------------------------------------------
                                                                                                                 COMPANY PRO
                                              HISTORICAL                                                        FORMA FOR FTC
                               ----------------------------------------    CLOSED     PRO FORMA   COMPANY PRO   DIVESTITURES
                               JITNEY-JUNGLE  DELCHAMPS (A)   COMBINED   STORES (B)  ADJUSTMENTS     FORMA           (C)
                               -------------  --------------  ---------  ----------  -----------  -----------  ---------------

NET SALES....................   $   288,978     $  266,893    $ 555,871  $  (18,194)               $ 537,677     $   515,582

COSTS AND EXPENSES:

  Cost of sales..............       216,464        188,261      404,725     (13,359)                 391,366         374,388

  Direct store expense.......        48,058         57,272      105,330      (5,563)  $    (230)(D)     99,537        95,089

  Warehouse, administrative
    and general expenses.....        12,772         12,643       25,415                  (3,769)(D)     22,768        22,775

                                                                                          1,051(E)

                                                                                            173(F)

                                                                                           (102)(I)

  Special charges, net(G)....                            5            5                                    5               5
                               -------------  --------------  ---------  ----------  -----------  -----------  ---------------

  Operating income...........        11,684          8,712       20,396         728       2,877       24,001          23,325

  Interest expense, net......         8,241            999        9,240          --       6,797(H)     15,530         15,530

                                                                                           (507)(I)
                               -------------  --------------  ---------  ----------  -----------  -----------  ---------------

  Earnings (loss) before
    taxes on income..........         3,443          7,713       11,156         728      (3,413)       8,471           7,795

  Income tax expense
    (benefit)................         1,284          2,859        4,143         272        (897)(J)      3,518         3,265
                               -------------  --------------  ---------  ----------  -----------  -----------  ---------------

NET EARNINGS (LOSS)..........   $     2,159     $    4,854    $   7,013  $      456   $  (2,516)   $   4,953     $     4,530
                               -------------  --------------  ---------  ----------  -----------  -----------  ---------------
                               -------------  --------------  ---------  ----------  -----------  -----------  ---------------

OTHER DATA:

EBITDA(K)....................   $    18,616     $   14,778    $  33,394  $      193   $   3,100    $  36,687     $    35,543

Depreciation and
amortization.................         6,982          6,120       13,102        (523)        223       12,802          12,328

LIFO expense (benefit).......           (50)           (59)        (109)        (12)         --         (121)           (115)

Capital expenditures.........         4,985          4,409        9,394          --          --        9,394           9,394

Gross profit as a percentage
of sales.....................          25.1%          29.5%        27.2%                                27.2%           27.4%

EBITDA as a percentage of
sales........................           6.4%           5.5%         6.0%                                 6.8%            6.9%

Ratio of earnings to fixed
  charges(L).................           1.4x           2.6x         1.8x                                 1.4x            1.4x

Ratio of EBITDA to cash
  interest expense(M)........           2.3x          14.8x         3.6x                                 2.5x            2.4x

    See accompanying notes to Pro Forma Condensed Consolidated Statements of
                           Operations and Other Data.

    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER DATA

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                                                             LTM PERIOD
                                   ----------------------------------------------------------------------------------------------
                                                  HISTORICAL                                                        COMPANY PRO
                                   ----------------------------------------   CLOSED     PRO FORMA     COMPANY     FORMA FOR FTC
                                   JITNEY-JUNGLE   DELCHAMPS(A)   COMBINED   STORES(B)  ADJUSTMENTS   PRO FORMA   DIVESTITURES(C)
                                   -------------  --------------  ---------  ---------  -----------  -----------  ---------------

NET SALES........................   $ 1,235,345      1,102,947    $2,338,292 $ (80,757)               $2,257,535    $ 2,166,461

COSTS AND EXPENSES:

  Cost of sales..................       930,283        805,832    1,736,115    (62,671)               1,673,444       1,601,558

  Direct store expense...........       202,567        231,835      434,402    (22,899)  $    (998)(D)    410,505       392,673

  Warehouse, administrative and
    general expenses.............        61,625         45,273      106,898                (16,335)(D)     95,430        95,462

                                                                                             4,556(E)

                                                                                               750(F)

                                                                                              (439)(I)

  Special charges, net(G)........         2,737          2,220        4,957                               4,957           4,957
                                   -------------  --------------  ---------  ---------  -----------  -----------  ---------------

  Operating income...............        38,133         17,787       55,920      4,813      12,466       73,199          71,811

  Interest expense, net..........        36,078          4,982       41,060         --      30,843(H)     67,484         67,484

                                                                                            (4,419)(I)
                                   -------------  --------------  ---------  ---------  -----------  -----------  ---------------

  Earnings (loss) before taxes on
    income.......................         2,055         12,805       14,860      4,813     (13,958)       5,715           4,327

  Income tax expense (benefit)...           702          4,851        5,553      1,798      (3,573)(J)      3,778         3,260
                                   -------------  --------------  ---------  ---------  -----------  -----------  ---------------

NET EARNINGS (LOSS)..............   $     1,353     $    7,954    $   9,307  $   3,015   $ (10,385)   $   1,937     $     1,067
                                   -------------  --------------  ---------  ---------  -----------  -----------  ---------------
                                   -------------  --------------  ---------  ---------  -----------  -----------  ---------------

OTHER DATA:

EBITDA(K)........................        71,147     $   44,117      115,264  $   2,513   $  13,435    $ 131,212     $   127,800

Depreciation and amortization....        31,239         23,719       54,958     (2,245)        969       53,682          51,632

LIFO expense (benefit)...........          (962)           391         (571)       (55)         --         (626)           (600)

Capital expenditures.............        22,962         15,551       38,513         --          --       38,513          38,513

Gross profit as a percentage of
  sales..........................          24.7%          26.9%        25.8%                               25.9%           26.1%

EBITDA as a percentage of
sales............................           5.8%           4.0%         4.9%                                5.8%            5.9%

Ratio of earnings to fixed
  charges(L).....................           1.1x           1.6x         1.2x                                1.1x            1.1x

Ratio of EBITDA to cash interest
  expense(M).....................           2.0x           8.9x         2.8x                                2.0x            2.0x

    See accompanying notes to Pro Forma Condensed Consolidated Statements of
                           Operations and Other Data.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                           OPERATIONS AND OTHER DATA

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

(A) Delchamps historically has accounted for warehouse costs as part of cost of goods sold, while Jitney-Jungle has accounted for such costs as part of warehouse, administrative and general expenses. The historical data for Delchamps reflects a reclassification of gross profit and selling, general and administrative expenses as though such warehouse costs had been accounted for in accordance with the historical financial statements of Jitney-Jungle.

 (B) In connection with the Delchamps Acquisition, Management has identified 13 Delchamps stores which it intends to close due to unprofitability. Pro forma adjustments have been made to eliminate the historical operating results of these stores.

 (C) As discussed under "The Transactions--Expected Store Closures and Divestitures," Management expects that the Company will be required to divest approximately ten stores under a consent decree with the FTC. Pro forma adjustments have been made to eliminate the historical operating results of these stores. In addition, the difference between the historical carrying amount of the net assets of such stores and the estimated net proceeds to be realized on their disposal (i) in the case of Jitney-Jungle stores, will be recorded as a non-recurring charge or credit to income and
     (ii) in the case of Delchamps stores, has been reflected herein as an increase in the amount of goodwill recorded in connection with the acquisition and the related goodwill amortization. Because the price at which such stores will ultimately be divested is not yet certain, any variation between the actual price and the price estimated herein (see Note H to the Pro Forma Condensed Consolidated Balance Sheet) will change (i) the non-recurring charge or credit to income in the case of Jitney-Jungle stores and (ii) goodwill and related amortization expense in the case of Delchamps stores.

(D) In connection with the Delchamps Acquisition, Management has performed a review of operating activities of Jitney-Jungle and Delchamps and identified duplicative costs of $17,333 (which includes $14,185 of cash costs and $3,148 of depreciation and amortization) that it believes can be eliminated in connection with the Delchamps Acquisition, as follows.

    (i) Management has decided to consolidate the Mobile, Alabama headquarters of Delchamps with Jitney-Jungle's existing Jackson, Mississippi headquarters. Although a divisional office will be opened in Mobile, the Delchamps headquarters will be closed. Cost savings associated with such closing include savings resulting from headcount reductions at both facilities of $5,951 for the year ended May 3, 1997 and the LTM Period and $1,373 for the 12 weeks ended July 20, 1996 and the 12 weeks ended July 26, 1997. Cost savings resulting from the elimination of other operating costs are estimated at $4,281 (including $975 of reduced depreciation and amortization) for the year ended May 3, 1997 and the LTM Period and $988 (including $225 of reduced depreciation and amortization) for the 12 weeks ended July 20, 1996 and the 12 weeks ended July 26, 1997.

    (ii) Management has decided to close Delchamps' Hammond, Louisiana warehouse facility and consolidate such operations at the Company's existing warehouse facilities. Total cost savings resulting from this facility consolidation are estimated at $6,103 (including $2,173 of reduced depreciation and amortization) for the year ended May 3, 1997 and the LTM Period and $1,408 (including $501 of reduced depreciation and amortization) for the 12 weeks ended July 20, 1996 and the 12 weeks ended July 26, 1997.

   (iii) It has been Delchamps' practice to outsource all of its advertising printing to third parties, whereas Jitney-Jungle has utilized an in-house advertising printing facility. Because of excess capacity at Jitney-Jungle's facility, all Delchamps' advertising circulars will be printed at Jitney-Jungle's facility. Annualized cost savings resulting therefrom are estimated at $998 for the year ended May 3, 1997 and the LTM Period and $230 for the 12 weeks ended July 20, 1996 and the 12 weeks ended July 26, 1997.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                     OPERATIONS AND OTHER DATA (CONTINUED)

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

    In addition to the cost savings identified above, Management has identified certain other cost savings opportunities. As a result of the increase in purchasing volume requirements resulting from the Delchamps Acquisition, Management believes that the Company should be able to negotiate more favorable terms from vendors. Management believes that this increased purchasing leverage should result in approximately $3,352 in annualized cost savings, which the Company should begin realizing within six to nine months following the Delchamps Acquisition. Management also believes the increase in purchasing volume will enable the Company to increase its backhaul income by approximately $1,841 on an annualized basis. In addition, Management plans to take certain steps to improve warehouse and distribution efficiencies, including negotiation of a long-term agreement to supply slow turning items to the Company's supermarkets and thereby reduce inventory levels.

 (E) Reflects amortization of goodwill using an estimated useful life of 30 years.

 (F) Reflects a $750 increase in the annual BRS management fee pursuant to the amendment of the BRS Management Agreement in connection with the Delchamps Acquisition. See "Certain Relationships and Related Transactions--BRS Management Agreement."

(G) Includes for the year ended May 3, 1997 and the LTM Period (i) a $1,779 non-cash charge accrued in fiscal 1997 relating to future payments that will be made under an employment agreement with Jitney-Jungle's former Chief Executive Officer; (ii) a $958 charge relating to termination benefits payable to employees of Jitney-Jungle whose positions were eliminated in May 1997; (iii) a $4,300 charge relating to cash payments made by Delchamps in connection the settlement of a lawsuit in March 1997; and (iv) a $2,080 gain on the sale of certain assets of Delchamps in fiscal 1997. Includes a $187 gain and a $5 loss on the sale of certain assets of Delchamps for the 12 weeks ended July 20, 1996 and the 12 weeks ended July 26, 1997, respectively.

(H) Reflects interest expense related to borrowings outstanding under (i) the Senior Credit Facility upon consummation of the Delchamps Acquisition (giving effect to the change in interest rate which occurred in connection with the restatement thereof) and (ii) the Notes:

                                                                      12 WEEKS ENDED
                                                  YEAR ENDED   ----------------------------
                                                  MAY 3, 1997  JULY 20, 1996  JULY 26, 1997  LTM PERIOD
                                                  -----------  -------------  -------------  -----------
Senior Credit Facility (at a weighted average
  interest rate of 7.65%):
  Existing borrowings...........................   $   1,985     $     507      $      --     $   1,478
  Borrowings in connection with the Delchamps
    Acquisition.................................       5,562         1,283          1,283         5,562
  Amortization of financing fees - Senior Credit
    Facility(1).................................         972           224            224           972
  Commitment fee under Senior Credit Facility...         257            56             89           290
Notes (10.375%):
  Cash interest expense.........................      20,750         4,788          4,788        20,750
  Amortization of debt issuance costs(1)........         958           221            221           958
Amortization of consent and related solicitation
  fees pertaining to the Consent
  Solicitation(1)...............................         833           192            192           833
                                                  -----------       ------         ------    -----------
                                                   $  31,317     $   7,271      $   6,797     $  30,843
                                                  -----------       ------         ------    -----------
                                                  -----------       ------         ------    -----------

------------------------

     (1) Debt issuance costs associated with the Notes are amortized over ten years on a straight-line basis. Deferred financing fees associated with the Senior Credit Facility are amortized over five years on a straight-line basis. The consent and related solicitation fees pertaining to the Consent Solicitation are amortized over the remaining life of the Senior Notes on a straight-line basis.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                     OPERATIONS AND OTHER DATA (CONTINUED)

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

 (I) Reflects elimination of interest expense, including amortization of debt issuance costs, in connection with (i) the repayment of Delchamps debt and
     (ii) existing borrowings under the Senior Credit Facility:

                                                            12 WEEKS ENDED
                                        YEAR ENDED   ----------------------------
                                        MAY 3, 1997  JULY 20, 1996  JULY 26, 1997  LTM PERIOD
                                        -----------  -------------  -------------  -----------
Delchamps debt:
  Notes payable.......................   $   1,748     $     691      $     276     $   1,748
  Delchamps long-term debt............         750           213            175           750
Senior Credit Facility:
  Cash interest expense related to
    existing borrowings...............       2,144           584         --             1,560
  Commitment fee under Senior Credit
    Facility..........................         380            75             56           361
                                        -----------       ------         ------    -----------
                                             5,022         1,563            507         4,419
                                        -----------       ------         ------    -----------
Amortization of Delchamps debt
  issuance costs......................          39            10             10            39
Amortization of financing fees--
  Senior Credit Facility..............         400            92             92           400
                                        -----------       ------         ------    -----------
                                               439           102            102           439
                                        -----------       ------         ------    -----------
                                         $   5,461     $   1,665      $     609     $   4,858
                                        -----------       ------         ------    -----------
                                        -----------       ------         ------    -----------

 (J) Reflects the effect on income tax expense of pro forma adjustments described in these footnotes, other than non-deductible goodwill amortization, at an effective statutory tax rate of 38%.

(K) EBITDA is defined as income from continuing operations before interest, taxes, depreciation, amortization, LIFO expense (benefit) and special items, net. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

 (L) The ratio of earnings to fixed charges is computed by adding fixed charges to earnings (loss) before taxes on income and dividing that amount by fixed charges. Fixed charges consist of interest (including amortization of debt issuance costs) and a portion of rent expense that management considers to be interest.

(M) Pro forma cash interest expense excludes amortization of deferred financing fees of $2,763 for the year ended May 3, 1997 and the LTM Period and $637 for the 12 weeks ended July 20, 1996 and the 12 weeks ended July 26, 1997.

                              PRO FORMA LIQUIDITY

    It is anticipated that the Company's principal sources of liquidity will be cash flow from operations and borrowings under the Senior Credit Facility and its principal uses of cash will be to fund working capital and acquisitions and to meet debt service requirements. The Company incurred significant indebtedness in connection with the Transactions. At July 26, 1997, on a Pro Forma Basis, the Company would have had approximately $558.5 million of total debt (including capitalized leases and current installments) as compared to $275.4 million of actual long-term indebtedness at July 26, 1997. In addition, on a Pro Forma Basis, the Company would have had a shareholders' deficit of approximately $154.3 million at July 26, 1997, as compared to an actual shareholders' deficit of $151.4 million as of July 26, 1997. The Company's significant debt service obligations following the Delchamps Acquisition could, under certain circumstances, have material consequences to security holders of the Company. See "Risk Factors."

    In connection with the Transactions, the Company borrowed approximately $72.7 million under the Senior Credit Facility. Following the consummation of the Delchamps Merger, the Company will have approximately $11.2 million of outstanding letters of credit under the Senior Credit Facility. Giving effect to such letters of credit, Management expects that approximately $66.1 million of additional borrowings will be available under the Senior Credit Facility immediately following the Delchamps Acquisition to fund ongoing capital requirements. See "Description of Certain Indebtedness--Senior Credit Facility."

    As of July 26, 1997, the Company had no commitments for capital expenditures. For fiscal 1998 and fiscal 1999, the Company has budgeted approximately $50.0 million and $64.0 million, respectively, of capital expenditures. Such planned capital expenditures primarily relate to new supermarket openings and remodelings and expansions of existing supermarkets. Capital expenditure plans of the Company are frequently reviewed and are modified from time to time depending on cash availability and other economic factors.

    The Company's expenditures to comply with environmental laws and regulations at its supermarkets primarily consist of those related to remediation of underground storage tank leaks and spills and retrofitting chlorofluorocarbon ("CFC") chiller units. The Company's unreimbursed cost for remediation at the 16 facilities which have had leaks or spills from underground storage tanks has not been material. All significant required expenditures in connection with the clean up of such leaks and spills have been made at these 16 locations, except at three newly discovered locations which are still undergoing investigation and one location awaiting state approval of its remediation plan. Based on past experience, the Company does not anticipate material expenditures at these locations. In addition, the Company has obtained insurance coverage for bodily injury, property damage and corrective action expenses resulting from releases of petroleum products from underground storage tanks during the covered period at 53 of its 57 underground storage tank locations, and an application for such coverage is pending at one of the four remaining locations. The Company spent $515,000, $468,000 and $914,000 retrofitting CFC containing chiller units and upgrading tanks during fiscal 1995, fiscal 1996 and the LTM Period, respectively. Between approximately $472,000 and $1,055,000 in expenditures are contemplated for retrofitting the CFC units and between approximately $455,000 and $755,000 in expenditures are contemplated for tank upgrading to comply with the 1998 tank standards or closure in fiscal 1998 and fiscal 1999. These regulatory compliance costs are not covered by insurance.

    The Company's ability to fund working capital and acquisitions, and to meet its debt service requirements, will be dependent on its future performance which, in turn, will be subject to management, financial, competitive and other factors affecting the business and operations of the Company, some of which are beyond the control of the Company. Specifically, the Company's future performance will be dependent upon its ability to successfully integrate the Delchamps business and to achieve estimated cost savings both in connection with the Delchamps Acquisition and on an ongoing basis. If the Company is unable to generate sufficient cash flow to meet its debt service obligations, the Company may be required to renegotiate the payment terms or to refinance all or a portion of the Senior Credit Facility, the Senior Notes or the Notes, to sell assets or to obtain additional financing. If the Company could not successfully refinance its indebtedness, substantially all of the Company's long-term debt would be in default and could be declared immediately due and payable. See "Risk Factors--Substantial Leverage."

    During the fiscal year ended June 28, 1997, Delchamps generated approximately $1.1 billion and $44.1 million, respectively, of net sales and EBITDA. In addition to the incremental net sales, EBITDA and market share expected to result from the Delchamps Acquisition, Management believes that it should be able to achieve significant cash cost savings in connection with the combined operation of the Jitney-Jungle and Delchamps businesses following the Delchamps Acquisition. While the exact timing and amount of such cash cost savings is inherently uncertain, Management currently expects that the Company should begin to realize such cash cost savings within three to nine months after the Delchamps Acquisition. Generally, such cash cost savings are expected to result from (i) reduced general and administrative expenses arising from the closure of the corporate headquarters of Delchamps and associated headcount reductions, (ii) improved warehouse and distribution efficiencies, (iii) reduced advertising and printing expenses resulting from moving a portion of Delchamps' print advertising needs to Jitney-Jungle's in-house printing facilities, (iv) increased purchasing leverage that may enable the Company to negotiate more favorable terms from its vendors, and (v) increased backhaul income.

    Of the aggregate potential $19.4 million in annualized cash cost savings discussed above, approximately $14.2 million are reflected in the Pro Forma Condensed Consolidated Financial Statements included elsewhere herein because Management believes they are factually supportable and directly related to the Transactions and the Delchamps Merger. The potential cash cost savings discussed above are based on estimates prepared solely by members of Management based on information available to them and have not been independently reviewed. The estimates necessarily make assumptions as to future events, including general industry, competitive and business conditions, many of which are beyond the control of the Company. Actual cash cost savings achieved by the Company may vary considerably from the estimates discussed above. See "Risk Factors--Integration of Delchamps."

    Jitney-Jungle and Delchamps have improved their EBITDA margins from 5.5% and 2.9%, respectively, in fiscal 1992 to 5.7% and 4.0%, respectively, in fiscal 1997. The Company continuously reviews its operations to identify initiatives designed to reduce operating costs and increase EBITDA margins. As a result of the following initiatives, Management believes that the Company can further improve its EBITDA margins during fiscal 1998: (i) headcount reductions implemented by Jitney-Jungle in May 1997 which are expected to result in annualized cost savings of approximately $0.9 million in fiscal 1998; and (ii) improved labor scheduling currently being implemented at Jitney-Jungle supermarkets, which is expected to result in annualized cost savings of approximately $3.5 million in fiscal 1998 and which may also result in additional cost savings when implemented during the next 12 to 18 months at the Delchamps supermarkets. In addition, Management expects to implement programs at Delchamps to reduce inventory shrink to levels comparable to those achieved at Jitney-Jungle. There can be no assurance, however, that the Company will be able to implement such programs and other changes within the expected time periods, or that such programs and changes, if implemented, will produce the expected cost savings described above.

    During fiscal 1997, Jitney-Jungle successfully implemented programs to reduce inventories by eliminating slow moving items, as well as renegotiating more favorable payment terms with certain of its vendors. Management believes that these measures enabled Jitney-Jungle to decrease its working capital needs by approximately $20.0 million. Management intends to implement similar programs at Delchamps.

           SELECTED HISTORICAL FINANCIAL INFORMATION OF JITNEY-JUNGLE

    The following table sets forth selected historical financial information of Jitney-Jungle for the five years ended May 3, 1997 and for the 12 weeks ended July 20, 1996 and July 26, 1997. The selected financial information for the three years ended May 3, 1997 was derived from the audited consolidated financial statements of Jitney-Jungle included elsewhere in this Prospectus. The selected financial information for the two years ended April 30, 1994 was derived from audited consolidated financial statements of Jitney-Jungle. The selected financial information as of July 20, 1996 and July 26, 1997 and for the 12 weeks ended July 20, 1996 and July 26, 1997 was derived from unaudited consolidated financial statements of Jitney-Jungle included elsewhere in this Prospectus which, in the opinion of Management, include all adjustments necessary for a fair presentation of the financial condition and results of operations of Jitney-Jungle for such periods. The results of operations for interim periods are not necessarily indicative of a full year's operations. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Jitney-Jungle" and the historical consolidated financial statements of Jitney-Jungle included elsewhere in this Prospectus.

                                                                                                                      12 WEEKS
                                                                           FISCAL YEAR ENDED                            ENDED
                                                    ---------------------------------------------------------------  -----------
                                                      MAY 1,      APRIL 30,    APRIL 29,    APRIL 27,     MAY 3,
                                                       1993         1994         1995         1996         1997
                                                    (52 WEEKS)   (52 WEEKS)   (52 WEEKS)   (52 WEEKS)   (53 WEEKS)
                                                                                                                      JULY 20,
                                                                                                                        1996

                                                                               (DOLLARS IN THOUSANDS)
OPERATING DATA:
Net sales.........................................  $ 1,070,693  $ 1,152,333  $ 1,173,927  $ 1,179,318  $ 1,228,533   $ 282,166
Gross profit......................................      250,999      276,546      288,188      292,063      303,087      70,539
Direct store expense..............................      167,162      184,121      189,422      193,483      199,956      45,447
Warehouse, administrative and general expenses....       47,446       53,664       57,723       60,603       63,094      14,241
Special charges, net(1)...........................           --           --           --           --        2,737          --
                                                    -----------  -----------  -----------  -----------  -----------  -----------
Operating income..................................       36,391       38,761       41,043       37,977       37,300      10,851
Interest expense, net.............................        9,920       11,626       10,823       13,000       36,215       8,378
                                                    -----------  -----------  -----------  -----------  -----------  -----------
Income from continuing operations before provision
  for income taxes................................       26,471       27,135       30,220       24,977        1,085       2,473
Provision for income taxes........................        9,354        9,956       11,417        9,062          339         921
Extraordinary item(2).............................           --           --           --       (1,456)          --          --
                                                    -----------  -----------  -----------  -----------  -----------  -----------
Net income........................................  $    17,117  $    17,179  $    18,803  $    14,459  $       746   $   1,552
                                                    -----------  -----------  -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------  -----------  -----------

OTHER DATA:
EBITDA(3).........................................  $    57,232  $    63,457  $    65,207  $    64,863  $    70,344   $  17,813
Depreciation and amortization.....................       20,119       23,428       25,444       27,323       31,319       7,062
LIFO expense (benefit)............................          722        1,268       (1,280)        (437)      (1,012)       (100)
Capital expenditures..............................       38,686       30,225       23,921       30,111       24,099       6,122

Supermarkets open at end of period................          100          106          106          103          105         104
Remodels during period............................           12           22           40           33           19           7

Gross profit as a percentage of sales.............         23.4%        24.0%        24.5%        24.8%        24.7%       25.0%
EBITDA as a percentage of sales...................          5.3%         5.5%         5.6%         5.5%         5.7%        6.3%
Ratio of earnings to fixed charges(4).............          3.1x         2.8x         3.1x         2.4x         1.0x        1.3x

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents.........................  $    13,031  $    30,737  $    20,159  $     5,676  $    14,426   $   3,033
Working capital...................................       60,108       60,385       71,929       26,449          (92)     15,561
Total assets......................................      269,798      296,803      312,415      279,003      267,845     274,011
Total debt........................................       98,665      102,814       99,198      302,461      272,462     286,372
Redeemable preferred stock........................           --           --           --       49,988       57,921      50,035
Stockholders' equity (deficit)....................      111,099      124,857      140,216     (144,815)    (152,002)   (143,280)



                                                     JULY 26,
                                                       1997

OPERATING DATA:
Net sales.........................................   $ 288,978
Gross profit......................................      72,514
Direct store expense..............................      48,058
Warehouse, administrative and general expenses....      12,772
Special charges, net(1)...........................          --
                                                    -----------
Operating income..................................      11,684
Interest expense, net.............................       8,241
                                                    -----------
Income from continuing operations before provision
  for income taxes................................       3,443
Provision for income taxes........................       1,284
Extraordinary item(2).............................          --
                                                    -----------
Net income........................................   $   2,159
                                                    -----------
                                                    -----------
OTHER DATA:
EBITDA(3).........................................   $  18,616
Depreciation and amortization.....................       6,982
LIFO expense (benefit)............................         (50)
Capital expenditures..............................       4,985
Supermarkets open at end of period................         104
Remodels during period............................           4
Gross profit as a percentage of sales.............        25.1%
EBITDA as a percentage of sales...................         6.4%
Ratio of earnings to fixed charges(4).............         1.4x
BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents.........................   $   5,255
Working capital...................................      (5,955)
Total assets......................................     284,931
Total debt........................................     275,361
Redeemable preferred stock........................      59,508
Stockholders' equity (deficit)....................    (151,430)

------------------------------
(1) Includes (i) a $1.8 million non-cash charge accrued in fiscal 1997 relating to future payments that will be made under an employment agreement with Jitney-Jungle's former Chief Executive Officer and (ii) a $1.0 million charge relating to termination benefits payable to employees of Jitney-Jungle whose positions were eliminated in May 1997.
(2) Reflects a loss on early retirement of debt, net of an income tax benefit of $0.9 million.
(3) EBITDA is defined as income from continuing operations before interest, taxes, depreciation, amortization, LIFO expense (benefit) and special items, net. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.
(4) The ratio of earnings to fixed charges is computed by adding fixed charges to earnings (loss) before taxes on income and dividing that sum by the fixed charges. Fixed charges consist of interest (including amortization costs) and a portion of rent expense that management considers to be interest.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF JITNEY-JUNGLE

    The following discussion should be read in conjunction with the financial statements and related notes, and the other financial information, included elsewhere in this Prospectus. References in this discussion to fiscal years are to Jitney-Jungle's fiscal years, which end on the Saturday nearest to April 30 in the calendar year. The consolidated statements of earnings for fiscal 1995 and 1996 include 52 weeks of operations and the consolidated statements of earnings for fiscal 1997 include 53 weeks of operations. References to Interim 1997 are to the 12 weeks ended July 20, 1996 and references to Interim 1998 are to the 12 weeks ended July 26, 1997.

GENERAL

    Jitney-Jungle operates a chain of 104 supermarkets and 53 gasoline stations. Net sales from gasoline stations during fiscal 1995, 1996 and 1997 were 4.0%, 5.2% and 6.9%, respectively, of Jitney-Jungle's net sales for such fiscal years. Approximately 21.0% of Jitney-Jungle's net non-perishable sales result from its private label program. Private label products generally have a lower unit sales price than national brands, but provide a higher gross margin to Jitney-Jungle due to lower unit costs.

    Prior to fiscal 1995, Jitney-Jungle used a LIFO valuation method derived from the Consumer Price Index (CPI). The CPI, a Federal government index that measures changes in retail prices, is published by the Bureau of Labor Statistics on a monthly basis. Due to a general absence of inflation in food prices, Jitney-Jungle changed to an internally developed price index at the beginning of fiscal 1995 to more accurately reflect price level changes that were specific to Jitney-Jungle's actual experience. Jitney-Jungle does not believe that the CPI index provides a satisfactory measure of its inventory. After switching to its own internally generated price index, which measures over 20,000 different SKUs, Jitney-Jungle experienced a LIFO credit in fiscal 1995, 1996 and 1997.

    During the past three years, an overall lack of inflation in food prices and increasingly competitive markets have made it difficult for Jitney-Jungle and other supermarket operators to achieve comparable store sales gains. Because sales growth has been difficult to attain, many operators, including Jitney-Jungle, have attempted to maintain market share through increased levels of promotional activities and discount pricing, creating a more difficult environment in which to increase year-over-year sales gains consistently. In addition, because of the growth in the Southeast market, many existing operators, including Jitney-Jungle, have opened new supermarkets in existing markets which has resulted in declines in same store sales for the existing (comparable) store base of these same grocery chains. In an effort to offset this trend, Jitney-Jungle intends to focus future new supermarket openings on its combination and conventional supermarket formats which, historically, have achieved higher operating profit margins than its discount supermarkets.

THE RECAPITALIZATION

    On March 5, 1996, Jitney-Jungle effected a recapitalization (the "Recapitalization") pursuant to an Agreement and Plan of Exchange and of Merger dated as of November 16, 1995 by and among Jitney-Jungle, certain of its affiliates and JJ Acquisitions Corp., a Delaware corporation formed by BRS ("JJAC"). Prior to the Recapitalization, Jitney-Jungle had five affiliates (Southern Jitney Jungle Company, McLemore's Wholesale & Retail Stores, Inc., McCarty-Holman Co., Inc., Pump And Save, Inc. and Jitney-Jungle Bakery, Inc., each of which was under common ownership and management with Jitney-Jungle) and five subsidiaries (Florida Jitney-Jungle Stores, Inc., Jitney-Jungle Wholesale Co., Inc., Jackson Jet Corporation, Interstate Jitney Jungle Stores, Inc. and Foodway, Inc., each of which was wholly-owned by Jitney-Jungle). In connection with the Recapitalization, the common stock of each of Southern Jitney Jungle Company, McCarty-Holman Co., Inc. and Jitney-Jungle Bakery, Inc. was exchanged for newly-issued shares of common stock of Jitney-Jungle and certain existing subsidiaries of Jitney-Jungle were merged with and into Jitney-Jungle or another subsidiary of Jitney-Jungle; as a result, Jitney-Jungle had four direct, wholly-owned subsidiaries (Interstate Jitney-Jungle Stores, Inc., Southern Jitney Jungle Company, McCarty-Holman Co., Inc. and Jitney-Jungle Bakery, Inc.) and one indirect wholly-owned subsidiary, Pump And Save, Inc. Immediately thereafter, JJAC was merged with and into Jitney-Jungle and the separate existence of JJAC ceased. The shareholders of Jitney-Jungle received consideration of $272.5 million in cash and $27.5 million aggregate liquidation preference of Class B Preferred Stock. Upon completion of the Recapitalization, 71.25%, on a fully diluted basis, of the outstanding shares of Jitney-Jungle's Common Stock was held by the Fund Entities and 10.0%, on a fully diluted basis, continued to be held by certain shareholders of Jitney-Jungle.

THE DELCHAMPS ACQUISITION


    On July 8, 1997, Jitney-Jungle entered into the Delchamps Merger Agreement pursuant to which the Delchamps Acquisition was effected. In connection with the Delchamps Acquisition, the Company issued and sold $200.0 million principal amount of the Existing Notes and the Company amended and restated the Senior Credit Facility to increase the commitments thereunder from $100.0 million to $150.0 million. The Company used and will use the $200.0 million of gross proceeds from the sale of the Existing Notes, together with approximately $72.7 million of borrowings under the Senior Credit Facility, to pay the $218.2 million Delchamps Purchase Price, to repay approximately $15.4 million of Delchamps' outstanding indebtedness, to make approximately $12.1 million of change of control payments to certain Delchamps executives and to pay approximately $27.0 million of transaction fees and expenses. As a result of the Transactions, Management anticipates that a one-time pre-tax charge of $4.7 million ($2.9 million after tax) will be recorded in the quarter in which the Transactions are consummated.


RESULTS OF OPERATIONS

    The following table sets forth, for the periods indicated, selected financial information expressed as a percentage of net sales:

                                                                        FISCAL YEAR ENDED                    12 WEEKS ENDED
                                                           -------------------------------------------  ------------------------
                                                             APRIL 29,      APRIL 27,       MAY 3,
                                                               1995           1996           1997
                                                            (52 WEEKS)     (52 WEEKS)     (53 WEEKS)
                                                                                                         JULY 20,     JULY 26,
                                                                                                           1996         1997
Net sales................................................        100.0%         100.0%         100.0%        100.0%       100.0%
Gross profit.............................................         24.5           24.8           24.7          25.0         25.1
Direct store expense.....................................         16.1           16.4           16.3          16.1         16.6
Warehouse, administrative and general expenses...........          4.9            5.1            5.1           5.0          4.4
Special charges..........................................           --             --            0.2            --           --
Operating income.........................................          3.5            3.2            3.0           3.9          4.1
Interest expense, net....................................          0.9            1.1            2.9           3.0          2.9
Provision for income taxes...............................          1.0            0.8             --           0.3          0.4
Net income before extraordinary item.....................          1.6            1.3            0.1           0.6          0.8
OTHER DATA:
EBITDA...................................................          5.6%           5.5%           5.7%          6.3%         6.4%

INTERIM 1998 VS. INTERIM 1997

    NET SALES. Net sales increased $6.8 million or 2.4% in Interim 1998 as compared to Interim 1997. The net sales increase was primarily attributable to the continued favorable results of the Jitney-Jungle Gold Card (a frequent shopper program which was launched by Jitney-Jungle in January, 1997) and sales improvements at five discount supermarkets that were converted during that period (two to the conventional store format and three to the combination store format). Same store sales increased approximately 2.3% in Interim 1998. Jitney-Jungle's store count at the end of Interim 1998 was 104 supermarkets (22 discount stores, 77 conventional stores and five combination stores) and 53 gasoline stations as compared to 104 supermarkets (30 discount stores, 72 conventional stores and two combination stores) and 49 gasoline stations at the end of Interim 1997.

    GROSS PROFIT. Gross profit in Interim 1998 increased $2.0 million to $72.5 million, or 25.1% of net sales, compared to $70.5 million, or 25.0% of net sales, during Interim 1997. Gross profit increased primarily due to an increase in sales in Interim 1998.

    DIRECT STORE EXPENSE. Direct store expense was $48.1 million, or 16.6% of net sales, for Interim 1998 as compared to $45.4 million, or 16.1% of net sales, for Interim 1997. Direct store expense increased primarily due to an increase in net sales in Interim 1998. The increase in direct store expense as a percentage of net sales in Interim 1998 was principally due to increases in labor costs and advertising expense associated with the conversion of five discount stores during that period.

    WAREHOUSE, ADMINISTRATIVE AND GENERAL EXPENSES. Warehouse, administrative and general expenses were $12.8 million, or 4.4% of net sales in Interim 1998 compared to $14.2 million, or 5.0% of net sales, in Interim 1997. The decrease in warehouse, administrative and general expenses was primarily due to (i) a decrease in administrative labor costs as a result of a headcount reduction implemented during Interim 1998, (ii) a decrease in various expenses including travel and supplies and (iii) an increase in backhaul income.

    OPERATING INCOME. Operating income was $11.7 million, or 4.1% of net sales, in Interim 1998 as compared to $10.9 million, or 3.9% of net sales, in Interim 1997. The increase in operating income was due to the factors discussed above.

    EBITDA. EBITDA was $18.6 million, or 6.4% of net sales, in Interim 1998 as compared to $17.8 million, or 6.3% of net sales, in Interim 1997. EBITDA increased primarily due to an increase in sales in Interim 1998 and a reduction in warehouse, administrative and general expenses.

    INTEREST EXPENSE, NET. Interest expense, net was $8.2 million in Interim 1998 as compared to $8.4 million in Interim 1997. The decrease in interest expense was primarily due to a reduction in indebtedness outstanding under the existing Credit Facility.

    INCOME TAXES. Income taxes were $1.3 million with an effective tax rate of 37.3% for Interim 1998 as compared to $0.9 million with an effective tax rate of 37.2% for Interim 1997. The increase in income taxes was principally due to higher pretax earnings.

    NET INCOME. Net income for Interim 1998 increased $0.6 million to $2.2 million, compared to $1.6 million in Interim 1997. The increase in net income was due to the factors discussed above.

FISCAL 1997 VS. FISCAL 1996

    NET SALES. Net sales for fiscal 1997 increased 4.2% to $1,228.5 million compared to $1,179.3 million in fiscal 1996. The increase in net sales was primarily due to the opening of two stores, the opening of seven new gasoline stations and the addition of a "53rd" week in fiscal 1997. Without the additional "53rd" week, net sales would have increased approximately 2.2%. In addition, Jitney-Jungle launched its Gold Card, a frequent shopper card program, in the fourth quarter of fiscal 1997 which increased customer count and, as a result, increased net sales. Same store sales increased 0.2% in fiscal 1997 over fiscal 1996.

    GROSS PROFIT. Gross profit for fiscal 1997 increased $11.0 million to $303.1 million, or 24.7% of net sales, compared to $292.1 million, or 24.8% of net sales, for fiscal 1996. Gross profit increased primarily due to an increase in net sales in fiscal 1997. The decrease in gross profit as a percentage of net sales in fiscal 1997 was primarily due to the initial effect of the new Jitney-Jungle Gold Card which entitles customers to discounts on certain products.

    DIRECT STORE EXPENSE. Direct store expense for fiscal 1997 increased $6.5 million to $200.0 million, or 16.3% of net sales, compared to $193.5 million, or 16.4% of net sales, for fiscal 1996. Direct store expenses increased primarily due to an increase in net sales in fiscal 1997. The decrease in direct store expenses as a percentage of net sales in fiscal 1997 was principally due to decreases in store supplies and advertising costs which were partially offset by increases in group insurance expense due to an increase in medical claims paid during the year by the self-insured plan and increases in depreciation expense principally due to acquisitions of property and equipment (including capital leases) associated with Jitney-Jungle's remodeling program and the acquisition of new stores and gasoline stations.

    WAREHOUSE, ADMINISTRATIVE AND GENERAL EXPENSES. Warehouse, administrative and general expenses for fiscal 1997 increased $2.5 million to $63.1 million, or 5.1% of net sales, compared to $60.6 million, or 5.1% of net sales, for fiscal 1996. Warehouse, administrative and general expenses increased primarily due to
(i) an increase in net sales in fiscal 1997 and (ii) an increase in amortization expense due to increased debt issuance costs related to the Recapitalization. The increase in warehouse, administrative and general expenses was partially offset by an increase in backhaul income during fiscal 1997.

    SPECIAL CHARGES. Includes (i) a $1.8 million non-cash charge accrued in fiscal 1997 relating to future payments that will be made under an employment agreement with Jitney-Jungle's former Chief Executive Officer and (ii) a $1.0 million charge relating to termination benefits payable to employees of Jitney-Jungle whose positions were eliminated in May 1997. There were no comparable charges in fiscal 1996.

    OPERATING INCOME. Operating income for fiscal 1997 decreased $0.7 million to $37.3 million, or 3.0% of net sales, compared to $38.0 million, or 3.2% of net sales for fiscal 1996. The decrease in operating income was due to the factors discussed above.

    EBITDA. EBITDA for fiscal 1997 increased $5.4 million to $70.3 million, or 5.7% of net sales, compared to $64.9 million, or 5.5% of net sales, for fiscal 1996. EBITDA increased primarily due to an increase in net sales in fiscal 1997. The increase in EBITDA as a percentage of net sales in fiscal 1997 was primarily due to the renegotiation of a supply agreement with a major supplier and to decreases in direct store expense as discussed above which were offset in part by a decrease in gross profit due primarily to the initial effect of the introduction of the Gold Card.

    INTEREST EXPENSE, NET. Interest expense, net for fiscal 1997 increased $23.2 million to $36.2 million, compared to $13.0 million for fiscal 1996. The increase in interest expense, net was due to interest expense on the Senior Notes and the existing Credit Facility, which were in place all of fiscal 1997 and only for two months in fiscal 1996.

    INCOME TAXES. The effective rate for income taxes for fiscal 1997 decreased to 31.2% compared to 36.3% for fiscal 1996. The decrease in effective rate for fiscal 1997 was primarily due to lower pretax earnings which qualified Jitney-Jungle for a lower tax bracket.

    NET INCOME. Net income for fiscal 1997 decreased $13.8 million to $0.7 million, compared to $14.5 million for fiscal 1996. The decrease in net income was due to the factors discussed above.

FISCAL 1996 VS. FISCAL 1995

    NET SALES. Net sales for fiscal 1996 increased 0.5% to $1,179.3 million compared to $1,173.9 million in fiscal 1995. The increase in net sales was primarily due to the opening of four supermarkets and the opening of eleven new gasoline stations, partially offset by the effect of closing seven supermarkets and two gasoline stations in fiscal 1996. Same store sales remained relatively flat in fiscal 1996 as compared to fiscal 1995.

    GROSS PROFIT. Gross profit for fiscal 1996 increased $3.9 million to $292.1 million, or 24.8% of net sales, compared to $288.2 million, or 24.5% of net sales, for fiscal 1995. Gross profit increased primarily due to higher net sales. Gross profit as a percentage of net sales increased primarily due to improved procurement results due to (i) continued enhancements and improved utilization of Jitney-Jungle's information systems, which resulted in better buying decisions at better prices and (ii) the renegotiation of a supply contract of Fleming Companies, Inc.

    DIRECT STORE EXPENSE. Direct store expense for fiscal 1996 increased $4.1 million to $193.5 million, or 16.4% of net sales, compared to $189.4 million, or 16.1% of net sales, for fiscal 1995. Direct store expense increased primarily due to higher net sales. Direct store expense as a percentage of net sales increased primarily due to increases in personnel costs, repairs and maintenance and depreciation expense as a result of increased capital expenditures relating to the remodeling of stores in fiscal 1995.

    WAREHOUSE, ADMINISTRATIVE AND GENERAL EXPENSES. Warehouse, administrative and general expenses for fiscal 1996 increased $2.9 million to $60.6 million, or 5.1% of net sales, compared to $57.7 million, or 4.9% of net sales, for fiscal 1995. Warehouse, administrative and general expenses increased primarily due to higher net sales. Warehouse, administrative and general expenses as a percentage of net sales increased primarily due to increases in personnel costs, insurance expense as a result of a larger provision for workers compensation and general liability insurance and amortization expenses as a result of increased debt issuance costs related to the Recapitalization.

    OPERATING INCOME. Operating income for fiscal 1996 decreased $3.1 million to $38.0 million, or 3.2% of net sales, from $41.0 million, or 3.5% of net sales, for fiscal 1995. The decrease in operating income was due to the factors discussed above.

    EBITDA. EBITDA for fiscal 1996 decreased $0.3 million to $64.9 million, or 5.5% of net sales, compared to $65.2 million, or 5.6% of net sales, for fiscal 1995. EBITDA decreased primarily due to higher direct store expenses and higher warehouse, administrative and general expenses as discussed above.

    INTEREST EXPENSE, NET. Interest expense, net for fiscal 1996 increased $2.2 million to $13.0 million, compared to $10.8 million for fiscal 1995. The increase in interest expense, net was due to an increase in Jitney-Jungle's outstanding indebtedness pursuant to the Senior Notes and the existing Credit Facility as a result of the Recapitalization in February 1996, partially offset by an increase in interest income.

    INCOME TAXES. The effective rate for income taxes for fiscal 1996 decreased to 36.3% compared to 37.8% for fiscal 1995. The decrease in effective rate for fiscal 1996 was principally due to the elimination of inter-company profit of a wholly owned subsidiary which previously was not included in the consolidated tax return.

    EXTRAORDINARY ITEM. In connection with the Recapitalization, Jitney-Jungle retired $35.7 million in long-term debt prior to its scheduled maturity. Prepayment penalties associated with early retirement of this debt resulted in an extraordinary loss of $1.5 million, net of an income tax benefit of $0.9 million.

    NET INCOME. Net income for fiscal 1996 decreased $4.3 million to $14.5 million, from $18.8 million for fiscal 1995. The decrease in net income was due to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    Historically, Jitney-Jungle has funded its working capital requirements, capital expenditures and other needs principally from operating cash flows. Due to the Recapitalization, however, Jitney-Jungle has become highly leveraged and its debt instruments contain restrictions on its operations. At July 26, 1997, Jitney-Jungle had $275.4 million of total long-term debt (including capitalized leases and current installments) and a shareholders deficit of $151.4 million.

    Jitney-Jungle's principal uses of liquidity have been to fund working capital, meet debt service requirements and finance Jitney-Jungle's strategic plans. Jitney-Jungle's principal sources of liquidity have been cash flow from operations and borrowings under the Senior Credit Facility. Jitney-Jungle has outstanding letters of credit with a face amount of $10.5 million issued under the Senior Credit Facility principally to secure obligations pursuant to a capitalized lease and to secure obligations under an existing supply contract with Topco. At July 26, 1997, Jitney-Jungle had no outstanding borrowings under the Senior Credit Facility.

    The commitments under the Senior Credit Facility terminate, and all loans outstanding thereunder are required to be repaid in full on March 5, 2001. Borrowings under the Senior Credit Facility, including revolving loans and up to $20.0 million in letters of credit, may not exceed the lesser of (i) the "Total Commitment," which is currently $96.3 million, and (ii) an amount equal to the sum of (A) up to 60% of eligible inventory (valued at the lessor of FIFO cost or market value) of Jitney-Jungle and (B) the "Supplemental Availability", which is currently $41.3 million. Each of the Total Commitment and the Supplemental Availability decline by $1.25 million per quarter.

    Cash provided by operating activities during fiscal 1995 was $45.7 million compared to $55.5 million for fiscal 1996 and $66.5 million for fiscal 1997. Cash provided by operating activities for Interim 1997 was $18.1 million compared to $5.8 million for Interim 1998. In fiscal 1997, inventories decreased due to an inventory reduction plan implemented by Management and accounts payable increased due to improvement of customer terms to industry standards. These working capital improvements were partially offset by the reduction in net income due principally to the increase in cash interest expense during fiscal 1997 as a result of Jitney-Jungle's higher total indebtedness as discussed above. The principal reason for the increase of cash provided by operating activities for fiscal 1996 was a decrease in inventories due, in part, to store closings and a decrease in receivables which reflects a reduction in the uncollected billbacks due from vendors. In Interim 1998, accounts payable increased due to improvement of customer terms to industry standards and inventories increased due to (i) planned remodel sales associated with store conversions, (ii) the improvement of service levels in Jitney-Jungle's warehouse inventories and (iii) increased purchasing of deal merchandise at a lower cost.

    Net cash used in investing activities was $46.0 million for fiscal 1995, $12.4 million for fiscal 1996 and $22.3 million during fiscal 1997, and was $4.7 million for Interim 1997 and $4.9 million for Interim 1998. Such cash was primarily used for capital expenditures. Capital expenditures were $23.9 million for fiscal 1995, $30.1 million for fiscal 1996 and $24.1 million for fiscal 1997, and were $6.1 million for Interim 1997 and $5.0 million for Interim 1998. In addition to capital expenditures related to new stores opened in fiscal 1995, 1996 and 1997, Jitney-Jungle converted two discount stores to conventional stores, and expanded ten additional stores.

    Net cash used in financing activities was $10.2 million for fiscal 1995, $57.6 million for fiscal 1996 and $35.4 million for fiscal 1997, and was $16.1 million for Interim 1997 and $10.1 million for Interim 1998. The principal uses of funds in financing activities for fiscal 1995 and fiscal 1997 were the payment of long-term debt and capital lease obligations. The principal uses of funds in financing activities in fiscal 1996 were the redemption of Common Stock and related costs in connection with the Recapitalization, principal payments on debt and capital lease obligations and payments of dividends to stockholders. The principal uses of funds in financing activities for Interim 1998 were the payment of principal on long-term debt and capital lease obligations.

    Jitney-Jungle's expenditures to comply with environmental laws and regulations at its grocery stores primarily consist of those related to remediation of underground storage tank leaks and spills and retrofitting chlorofluorocarbon ("CFC") chiller units and tank upgrading to meet 1998 standards. Jitney-Jungle's unreimbursed cost for remediation at the nine Jitney-Jungle facilities which have had leaks or spills has not been material. All significant required expenditures in connection with the cleanup of such leaks and spills have been made at the nine locations. In addition, Jitney-Jungle has obtained insurance coverage for bodily injury, property damage and corrective action expenses resulting from releases of petroleum products from underground storage tanks during the covered period at 53 of its 54 underground storage tank locations, and an application for such coverage is pending at the remaining location. Jitney-Jungle spent $480,000, $246,000 and $500,000 for retrofitting CFC-containing chiller units during fiscal 1995, 1996 and 1997, respectively. Jitney-Jungle spent $0, $130,000 and $220,000 for tank upgrades during fiscal 1995, 1996 and 1997, respectively.

             SELECTED HISTORICAL FINANCIAL INFORMATION OF DELCHAMPS

    The following table sets forth selected historical financial information of Delchamps for the five years ended June 28, 1997. The operating and balance sheet data for the three years ended June 28, 1997 were derived from the audited consolidated financial statements of Delchamps included elsewhere in this Prospectus. The operating and balance sheet data for the two years ended July 2, 1994 was derived from audited consolidated financial statements of Delchamps. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Delchamps" and the audited consolidated financial statements of Delchamps included elsewhere in this Prospectus.

    Delchamps historically has accounted for warehouse costs as part of cost of goods sold, while Jitney-Jungle has accounted for such costs as part of warehouse, administrative and general expenses. Following the Delchamps Acquisition, the Company will include such costs in warehouse, administrative and general expenses. The data set forth below under the heading "Reclassified Data" reflect the reclassification of Delchamps' warehouse costs as though such warehouse costs had been accounted for in accordance with the historical financial statements of Jitney-Jungle.

                                                                                        FISCAL YEAR ENDED
                                                                      ------------------------------------------------------
                                                                       JULY 3,    JULY 2,    JULY 1,   JUNE 29,    JUNE 28,
                                                                        1993       1994       1995       1996        1997

                                                                                      (DOLLARS IN THOUSANDS)
OPERATING DATA:
Net sales...........................................................  $1,034,531 $1,067,191 $1,054,088 $1,126,629 $1,102,947
Gross profit........................................................    264,074    270,827    255,551    263,240     272,069
Selling, general and administrative expenses ("SG&A"):
  Restructuring charge(1)...........................................         --         --     28,779         --          --
  Other SG&A........................................................    236,167    248,808    261,763    250,121     254,282
                                                                      ---------  ---------  ---------  ---------  ----------
Operating income (loss).............................................     27,907     22,019    (34,991)    13,119      17,787
Interest expense, net...............................................      5,169      4,161      5,275      6,820       4,982
                                                                      ---------  ---------  ---------  ---------  ----------
Earnings (loss) before income taxes and cumulative effect of changes
  in accounting principles..........................................     22,738     17,858    (40,266)     6,299      12,805
Income tax expense..................................................      8,365      6,207    (14,600)     2,447       4,851
                                                                      ---------  ---------  ---------  ---------  ----------
Earnings (loss) before cumulative effect of change
  in accounting principles..........................................     14,373     11,651    (25,666)     3,852       7,954
Cumulative effect of change in accounting principles for:
  Income taxes......................................................         --        900         --         --          --
  Post-employment benefits..........................................         --     (1,600)        --         --          --
                                                                      ---------  ---------  ---------  ---------  ----------
Net earnings (loss).................................................  $  14,373  $  10,951  $ (25,666) $   3,852  $    7,954
                                                                      ---------  ---------  ---------  ---------  ----------
                                                                      ---------  ---------  ---------  ---------  ----------

OTHER DATA:
EBITDA(2)...........................................................  $  46,228  $  40,636  $  19,077  $  34,892  $   44,117
Depreciation and amortization.......................................     18,099     18,770     19,472     21,771      23,719
LIFO expense (benefit)..............................................        210        (38)       536        422         391
Restructuring and other special charges(1)..........................         12       (115)    34,060       (420)      2,220
Capital expenditures................................................     20,824     17,705     35,239     21,671      15,551
Supermarkets open at end of period..................................        118        120        118        117         118
Remodels during period..............................................          7          4          5          1           5
Gross profit as a percentage of sales                                      25.5%      25.4%      24.2%      23.4%       24.7%
EBITDA as a percentage of sales.....................................        4.5%       3.8%       1.8%       3.1%        4.0%
Ratio of earnings to fixed charges(3)...............................        2.4x       2.1x        --        1.3x        1.6x

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents...........................................  $  12,070  $  15,378  $  15,906  $  10,503  $    5,670
Working capital.....................................................     49,511     54,926     22,920     22,067      29,140
Total assets........................................................    252,052    263,269    269,412    255,183     243,461
Total debt..........................................................     50,814     51,079     62,170     39,746      25,839
Long term portion of restructuring obligation(1)....................         --         --     19,219     15,668      13,453
Stockholders' equity................................................    126,262    136,300    110,042    112,925     118,019

RECLASSIFIED DATA:
Gross profit........................................................  $ 288,761  $ 295,937  $ 279,689  $ 289,539  $  297,115
Gross profit as a percentage of sales...............................       27.9%      27.7%      26.5%      25.7%       26.9%
Other SG&A..........................................................  $ 260,854  $ 273,918  $ 285,901  $ 276,420  $  277,108

------------------------

(1) During fiscal 1995, Delchamps recorded a pretax restructuring charge of $28,779. The charge reflected anticipated costs associated with a program to close certain underperforming supermarkets which could not be subleased in whole or in part and, to a lesser extent, severance costs related to the termination of employment of former executives. In March 1997, Delchamps incurred a charge of $4,300, resulting from the settlement of a lawsuit, which was partially offset by a gain of $2,080 resulting from the sale of real property in fiscal 1997.

(2) EBITDA is defined as income from continuing operations before interest, taxes, depreciation, amortization, LIFO expense (benefit) and special items, net. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(3) The ratio of earnings to fixed charges is computed by adding fixed charges to earnings (loss) before taxes on income and dividing that sum by the fixed charges. Fixed charges consist of interest (including amortization costs) and a portion of rent expense that management considers to be interest. Earnings were insufficient to cover fixed charges in fiscal 1995 by $40,266.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS OF DELCHAMPS

    The following discussion should be read in conjunction with the audited consolidated financial statements and related notes, and the other financial information, included elsewhere in this Prospectus. References in this discussion to fiscal years are to Delchamps' fiscal years, which end on the Saturday nearest to June 30 in the calendar year.

GENERAL

    Delchamps operates a chain of 118 supermarkets in the states of Alabama, Florida, Mississippi and Louisiana, as well as ten liquor stores in the State of Florida.

    Delchamps historically has accounted for warehouse costs as part of cost of goods sold, while Jitney-Jungle has accounted for such costs as part of warehouse, administrative and general expenses. Following the Delchamps Acquisition, the Company will account for such costs as part of warehouse, administrative and general expenses. The data set forth below under the heading "Reclassified Data" reflect the reclassification of Delchamps' warehouse costs as though such warehouse costs had been accounted for in accordance with the historical financial statements of Jitney-Jungle.

    During the past three years, increasingly competitive markets have made it difficult for Delchamps to achieve comparable store sales gains and improve profitability. During Delchamps' last three fiscal years, competitors have opened approximately 82 new supermarkets in Delchamps' operating regions, approximately 21 of which were opened in fiscal 1997. In fiscal 1997, Delchamps experienced a 2.1% decline in net sales and a 3.5% decline in same store sales. Although net sales and same store sales declined, gross margin improved, primarily as a result of selective retail price increases. Delchamps can give no assurances that improvements in profitability can be achieved if net sales and same store sales continue to decline as a result of competitive pressures.


    On July 8, 1997, Delchamps announced that it had entered into the Delchamps Merger Agreement pursuant to which it had agreed to be acquired by Jitney-Jungle. The terms of the Delchamps Merger Agreement are described in Delchamps' Schedule 14D-9, as amended, and in Jitney-Jungle's 14D-1, as amended, both of which have been filed with the Commission. Pursuant to the Delchamps Merger Agreement, DAC, a wholly-owned subsidiary of Jitney-Jungle, commenced the Delchamps Tender Offer for all outstanding shares of Delchamps' common stock at a price of $30 per share. On September 12, 1997 DAC accepted for payment pursuant to the Delchamps Tender Offer an aggregate of 5,317,510 of such shares.Pursuant to the Delchamps Merger Agreement, on November 4, 1997 DAC was merged with and into Delchamps, with Delchamps continuing as the surviving corporation.

RESULTS OF OPERATIONS

    The following table sets forth, for the periods indicated, selected financial information expressed as a percentage of net sales:

                                                                                                 FISCAL YEAR ENDED
                                                                                       -------------------------------------
                                                                                         JULY 1,     JUNE 29,     JUNE 28,
                                                                                          1995         1996         1997
Net sales............................................................................       100.0%       100.0%       100.0%
Gross profit.........................................................................        24.2         23.4         24.7
SG&A:
  Restructuring charge...............................................................         2.7           --           --
  Other SG&A.........................................................................        24.8         22.2         23.1
Operating income.....................................................................        (3.4)         1.2          1.6
Interest expense, net................................................................         0.5          0.6          0.5
Earnings before income taxes.........................................................        (3.8)         0.6          1.2
Provision for income taxes...........................................................        (1.4)         0.2          0.4
Net income...........................................................................        (2.4)         0.3          0.7

OTHER DATA:
EBITDA...............................................................................         1.8%         3.1%         4.0%

RECLASSIFIED DATA:
Gross profit.........................................................................        26.5%        25.7%        26.9%
Other SG&A...........................................................................        27.1         24.5         25.1

FISCAL 1997 VS. FISCAL 1996

    NET SALES. Net sales for fiscal 1997 decreased 2.1% to $1,103.0 million compared to $1,127.0 million for fiscal 1996. The decrease in net sales during fiscal 1997 occurred primarily because a significant number of new supermarkets were opened by competitors (approximately 21 new supermarkets were opened by competitors during fiscal 1997) and competitors increased levels of promotional activity (which included the introduction of a frequent shopper card by a competitor).

    GROSS PROFIT. Gross profit for fiscal 1997 increased $8.8 million to $272.1 million, or 24.7% of net sales, compared to $263.2 million, or 23.4% of net sales, for fiscal 1996. The increase in gross profit as a percentage of net sales was primarily due to selective retail price adjustments and increased levels of promotional and buying allowances from vendors which resulted in a lower cost of merchandise and fewer promotional programs as compared to fiscal 1996. Assuming the reclassification of warehouse expenses from cost of sales to SG&A, gross profit would have been $297.1 million, or 26.9% of net sales, for fiscal 1997, compared to $289.5 million, or 25.7% of net sales, for fiscal 1996.

    SG&A. SG&A expenses for fiscal 1997 increased $4.2 million to $254.3 million, or 23.1% of net sales, compared to $250.1 million, or 22.2% of net sales, for fiscal 1996. SG&A expenses for fiscal 1997 included a $4.3 million increase in legal expenses relating to the settlement of five related lawsuits and a $1.7 million increase in incentive expenses which resulted from improved pretax earnings. SG&A was favorably impacted by a $2.1 million gain on the sale of certain real property (a former warehouse in Mobile, Alabama and land near Birmingham, Alabama). Excluding the legal settlement and gain on sale of real property, SG&A expenses for fiscal 1997 increased to 22.9% of net sales, compared to 22.2% of net sales for fiscal 1996. Assuming the reclassification of warehouse expenses from cost of sales to SG&A, SG&A would have been $277.1 million, or 25.1% of net sales, for fiscal 1997, compared to $276.4 million, or 24.5% of net sales, for fiscal 1996.

    OPERATING INCOME. Operating income for fiscal 1997 increased $4.7 million to $17.8 million, or 1.6% of net sales, compared to $13.1 million, or 1.1% of net sales for fiscal 1996. Excluding the charge for the lawsuit settlement and the gain from sale of certain real property, operating income for fiscal 1997 increased $6.9 million to $20.0 million, or 1.8% of net sales, compared to $13.1 million, or 1.1% of net sales for fiscal 1996. The increase in operating income was due to an increase in gross profit partially offset by an increase in SG&A.

    INTEREST EXPENSE, NET. Interest expense, net for fiscal 1997 decreased $1.8 million to $5.0 million, compared to $6.8 million for fiscal 1996. The decrease in interest expense, net was due to lower levels of indebtedness under Delchamps' revolving credit line and lower levels of long-term indebtedness.

    INCOME TAXES. The effective rate for income taxes for fiscal 1997 decreased to 37.9% compared to 38.8% for fiscal 1996. The effective rate for fiscal 1997 approximates the combined federal and state statutory rates.

    NET INCOME. Net income for fiscal 1997 increased $4.1 million to $8.0 million, compared to $3.9 million, for fiscal 1996. Excluding the effects of the charge for the lawsuit settlement and gain from the sale of certain real property, net income increased $5.6 million to $9.5 million for fiscal 1997, compared to $3.9 million for fiscal 1996. The increase in net income was primarily due to an increase in gross profit margins which resulted from selected retail price adjustments and increased levels of promotional and buying allowances and decreases in interest expense and effective rate for income taxes as compared to fiscal 1996.

FISCAL 1996 VS. FISCAL 1995

    NET SALES. Net sales for fiscal 1996 increased 6.9% to $1,126.6 million compared to $1,054.1 million in fiscal 1995. The increase in net sales was primarily due to the implementation of (i) a new merchandising program, (ii) a new supermarket renovation program and (iii) new programs to improve customer service. The new merchandising program (a) primarily reduced retail prices on thousands of items, (b) increased the amount by which coupons are doubled from $0.49 to $0.50 and (c) introduced a new advertising campaign to promote these changes. The new supermarket renovation program affected 48 supermarkets and included new decor packages, new in-store signage, painting, and for some stores, new fixtures, cases, and shelving. New programs to improve customer service included new training programs for all levels of store personnel, and the enhancement of a field specialist program in which field specialists visit perishable departments in all supermarkets to improve quality and freshness of product, signage, and displays.

    GROSS PROFIT. Gross profit for fiscal 1996 increased $7.6 million to $263.2 million, or 23.4% of net sales, compared to $255.6 million, or 24.2% of net sales, for fiscal 1995. Gross profit increased primarily due to an increase in net sales in fiscal 1996. The decrease in gross profit as a percentage of net sales in fiscal 1996 was primarily due to the new merchandising program, in which retail prices for thousands of items were reduced, which was implemented for all of fiscal 1996 and was only in place for the last quarter of fiscal 1995. Assuming the reclassification of warehouse expenses from cost of sales to SG&A, gross profit would have been $289.5 million, or 25.7% of net sales, for fiscal 1996, compared to $279.7 million, or 26.5% of net sales, for fiscal 1995.

    SG&A. SG&A expenses in fiscal 1995 included $28.8 million of restructuring charges which were primarily due to leases for certain stores that were closed in fiscal 1995 that could not be subleased in whole or in part, and a $5.1 million write-off of goodwill related to acquired assets which were consistently producing negative results. Excluding such charges, SG&A expenses for fiscal 1996 decreased $6.6 million to $250.1 million, or 22.2% of net sales, compared to $256.7 million, or 24.3% of net sales, for fiscal 1995. The decrease in SG&A expenses was primarily due to a $5.4 million decrease in salaries and wages from the implementation of a labor scheduling program. Assuming the reclassification of warehouse expenses from cost of sales to SG&A, and excluding the restructuring charge and write-off referred to above SG&A would have been $276.4 million, or 24.5% of net sales, for fiscal 1996, compared to $280.9 million, or 26.6% of net sales, for fiscal 1995.

    OPERATING INCOME. Excluding the restructuring charges and write-off of goodwill in fiscal 1995 described above, operating income for fiscal 1996 increased $14.3 million to $13.1 million, or 1.2% of net sales, compared to loss of $1.2 million, or (0.9%) of net sales, for fiscal 1995. The increase in operating income was due to an increase in gross profit and a reduction in SG&A as described above.

    INTEREST EXPENSE, NET. Interest expense, net for fiscal 1996 increased $1.5 million to $6.8 million, compared to $5.3 million for fiscal 1995. The increase in interest expense, net was due to Delchamps' restructure obligation being outstanding for all of fiscal 1996 compared to being outstanding for only the fourth quarter of fiscal 1995.

    INCOME TAXES. The effective rate for income taxes for fiscal 1996 increased to 38.8% compared to 36.3% for fiscal 1995. The increase in fiscal 1996 was due to the expiration of the targeted jobs tax credit. The effective rate in fiscal 1996 approximates the combined federal and state statutory rates.

    NET INCOME. Excluding the restructuring charges and write-off of goodwill in fiscal 1995 described above, net income for fiscal 1996 increased $7.3 million to $3.9 million, compared to a net loss of $3.4 million, for fiscal 1995. The increase in net income was primarily due to an increase in gross profit and decrease in SG&A partially offset by increases in interest expense, net and effective rate for income taxes as compared to fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

CAPITAL SPENDING

    The following table shows capital expenditures during the last three fiscal years, as well as the number of supermarkets that were opened, closed and remodeled during that same period:

                                                                                                 1995       1996       1997
Capital expenditures (millions)..............................................................  $    35.2  $    21.7  $    15.6
                                                                                               ---------  ---------  ---------
                                                                                               ---------  ---------  ---------

Supermarkets opened..........................................................................         10          1          2
Supermarkets closed..........................................................................         12          2          1
Remodels:
      Expansions/remodels completed..........................................................          5          1          5
      Renovations completed..................................................................         --         48         --

FINANCING AND LIQUIDITY

    Although Delchamps' supermarket locations are leased, Delchamps makes substantial expenditures to equip new and expanded supermarkets. The cost to equip a new supermarket is approximately $2.3 million while the additional cost to equip an expanded supermarket is approximately $1.5 million. In addition, Delchamps makes substantial expenditures for distribution center facilities and equipment. Delchamps plans to finance its capital expenditures with funds provided by operations. However, if an insufficient amount of funds in generated, Delchamps may obtain long-term financing or draw on short-term credit lines. Delchamps has a $75.0 million credit line from financial institutions of which $70.4 million was available for future use at June 28, 1997. The credit line is committed to Delchamps through June 1998.

    Cash flow generated by operating activities was $25.2 million for fiscal 1995, $39.1 million for fiscal 1996 and $23.3 million for fiscal 1997. Cash flows from operating activities decreased in fiscal 1997 as compared to fiscal 1996 primarily because of lower levels of accounts payable. Fiscal 1996 increased over fiscal 1995 because of improved earnings.

    Cash used in investing activities was $34.6 million for fiscal 1995, $21.0 million for fiscal 1996 and $11.2 million for fiscal 1997. Cash was primarily used for capital expenditures. Capital expenditures were $35.2 million for fiscal 1995, $21.7 million for fiscal 1996 and $15.6 million for fiscal 1997. During fiscal 1995, Delchamps purchased seven supermarkets from the Kroger Co., opened three supermarkets, remodeled five supermarkets, and purchased equipment which had been previously leased at Delchamps' distribution facilities. During fiscal 1996, Delchamps opened one supermarket, remodeled one supermarket, renovated 42 supermarkets, purchased technology to enhance debit and credit transactions, and purchased security systems for substantially all locations. During fiscal 1997, Delchamps opened two new supermarkets and remodeled five supermarkets.

    Cash generated by financing activities was $10.0 million in fiscal 1995 and cash used in financing activities was $23.5 million in fiscal 1996 and $17.0 million in fiscal 1997. The changes for all periods were the result of activity under Delchamps' revolving loan agreement. At the end of fiscal 1997, the Company was in compliance with all financial covenants under the revolving loan agreement and its long-term debt agreement.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING EXISTING NOTES


    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Existing Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on December 10, 1997; provided, however, that if the Company has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.



    As of the date of this Prospectus, $200.0 million aggregate principal amount of the Existing Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about November 10, 1997 to all holders of Existing Notes known to the Company. The Company's obligation to accept Existing Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.


    The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for any exchange of any Existing Notes, by giving notice of such extension to the holders thereof. During any such extension, all Existing Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

    The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Existing Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Company will give notice of any extension, amendment, non-acceptance or termination to the holders of the Existing Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

    Holders of Existing Notes do not have any appraisal or dissenters' rights under the Mississippi Business Corporation Act in connection with the Exchange Offer.

PROCEDURES FOR TENDERING EXISTING NOTES

    The tender to the Company of Existing Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Existing Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to Marine Midland Bank at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Existing Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Existing Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or the holder must comply with the guaranteed delivery procedure described below. THE METHOD OF DELIVERY OF EXISTING NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF

SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR EXISTING NOTES SHOULD BE SENT TO THE COMPANY.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instruction" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Existing Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by, the registered holder with the signature thereon guaranteed by an Eligible Institution.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Existing Notes not properly tendered or to not accept any particular Existing Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

    By tendering, each holder of Existing Notes will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder and any beneficial holder, that neither the holder nor any such beneficial holder has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in a distribution of the New Notes.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    For each Existing Note accepted for exchange, the holder of such Existing Note will receive a New Note having a principal amount equal to that of the surrendered Existing Note. For purposes of the

Exchange Offer, the Company shall be deemed to have accepted properly tendered Existing Notes for exchange when, as and if the Company has given oral and written notice thereof to the Exchange Agent.

    In all cases, issuance of New Notes for Existing Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Existing Notes or a timely Book-Entry Confirmation of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder thereof (or, in the case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

BOOK-ENTRY TRANSFER

    Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Existing Notes by causing the Book-Entry Transfer Facility to transfer such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Existing Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of the Existing Notes desires to tender such Existing Notes and the Existing Notes are not immediately available, or time will not permit such holder's Existing Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Existing Notes and the amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Existing Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Existing Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    Tenders of Existing Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Existing Notes to be withdrawn, identify the Existing Notes to be withdrawn (including the principal amount of such Existing Notes), and (where certificates for Existing Notes have been transmitted) specify the name in which such Existing Notes are registered, if different from that of the withdrawing holder. If certificates for Existing Notes have been delivered or otherwise identified to the Exchange Agent then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Existing Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Existing Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Existing Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Existing Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER


    Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Existing Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Existing Notes for exchange or the exchange of New Notes for such Existing Notes, the Company determines that the Exchange Offer violates applicable law or any applicable interpretation of the staff of the Commission.


    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, the Company will not accept for exchange any Existing Notes tendered, and no New Notes will be issued in exchange for any such Existing Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

    Marine Midland Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                      BY MAIL, OVERNIGHT COURIER OR HAND:
                              Marine Midland Bank
                             140 Broadway, Level A
                         New York, New York 10005-1180
                     Attention: Corporate Trust Operations
                                 BY FACSIMILE:
                                 (212) 658-2292
                             CONFIRM BY TELEPHONE:
                                 (212) 658-5931

    Delivery other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

    The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

    The expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The New Notes will be recorded at the same carrying value as the Existing Notes, which is the principal amount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The debt issuance costs will be capitalized for accounting purposes.

TRANSFER TAXES

    Holders who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Existing Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES


    Holders of Existing Notes who do not exchange their Existing Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities laws. Existing Notes not exchanged pursuant to the Exchange Offer will continue to accrue interest at 10 3/8% per annum and will otherwise remain outstanding in accordance with their terms. Holders of Existing Notes do not have any appraisal or dissenters' rights under the Mississippi Business Corporation Act in connection with the Exchange Offer. In general, the Existing Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Existing Notes under the Securities Act. However, if (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities notifies the Company within the specified time period that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Existing Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a shelf registration statement to cover resales of Transfer Restricted Securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until the earlier of (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Existing Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this Prospectus, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement or (iv) the date on which such
Note is distributed to the public pursuant to Rule 144 under the Act.


    Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, the Company is of the view that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Existing Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

    In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing.

                                    BUSINESS

GENERAL

    The Company is a leading operator of supermarkets in the Southeast. Upon consummation of the Delchamps Acquisition, the Company will operate 199 supermarkets located throughout Mississippi and Alabama as well as in selected markets in Tennessee, Arkansas, Louisiana and Florida. In addition, the Company will be the largest supermarket operator in Mississippi and the second largest supermarket operator in Alabama, with 81 supermarkets in Mississippi and 49 supermarkets in Alabama. The Company will account for an estimated 32% of the grocery sales in Mississippi and an estimated 18% of the grocery sales in Alabama. Jitney-Jungle currently has an estimated 50% of the grocery sales in Jackson, Mississippi and Delchamps has an estimated 37% of the grocery sales in Mobile, Alabama. Jitney-Jungle and Delchamps also have the number one, two or three market share position in approximately 80% of the major markets in which they operate. The Delchamps Acquisition is expected to increase the Company's geographic diversification because the Delchamps stores are primarily located in areas in which Jitney-Jungle currently has no stores. At the same time, the Delchamps Acquisition is expected to result in valuable purchasing, distribution and marketing synergies for the Company. On a Pro Forma Basis, the Company would have had approximately $2.2 billion of net sales and approximately $127.8 million of EBITDA for the LTM Period.

    Management believes that the Company has significant competitive advantages, which include:

    STRONG FRANCHISE AND PRIME SITES. The Company has a strong consumer franchise built around the "Jitney-Jungle" and "Delchamps" names. Management believes that the Company's customers associate these names with quality, value, convenience and superior service. In addition, Management believes that most of the Company's urban supermarkets are in high-traffic locations that offer significant competitive advantages, and that many of its supermarkets located in smaller towns and rural areas are located on prime, non-replicable sites.

    MODERN SUPERMARKET BASE. During the last five fiscal years, Jitney-Jungle and Delchamps invested approximately $147.0 million and $111.0 million, respectively, in capital expenditures, a substantial majority of which was for building new supermarkets and expanding or remodeling existing supermarkets. Approximately 81% of the Company's supermarket base has been built or remodeled within the past five fiscal years.

    SUCCESSFUL PRIVATE LABEL PROGRAM. In addition to branded products, the Company's supermarkets offer a selection of private label products bearing the brand names of Topco, the largest cooperative grocery products purchasing organization in the United States. The Company's affiliation with Topco enables it to procure quality merchandise on a competitive basis with larger, national food retailers. Pro forma net sales of private label products, which generally have a lower unit sales price than national brands but provide a higher gross margin due to lower unit costs, accounted for approximately 18.2% of pro forma net non-perishable sales of the Company during the LTM Period.

    CENTRALIZED AND EFFICIENT DISTRIBUTION FACILITIES. The Company's distribution facility located in Jackson, Mississippi is conveniently located close to major highways and provides a central delivery site for vendors. This facility includes an aggregate of 814,000 square feet of warehouse space and can efficiently supply the Company's 199 supermarkets, as well as potential new markets contiguous to existing markets.

ANTICIPATED COST SAVINGS

    During fiscal 1997, Delchamps generated net sales and EBITDA of approximately $1.1 billion and $44.1 million, respectively. In addition to the incremental net sales, EBITDA and market share expected to result from the Delchamps Acquisition, Management believes that it should be able to achieve significant cash cost savings as a result of the elimination of certain duplicative costs, increased operating efficiencies and increased purchasing leverage in connection with the combined operation of the Jitney-Jungle and Delchamps businesses following the Delchamps Acquisition. While the exact timing and amount of such cash cost savings is inherently uncertain, Management currently expects that the Company should begin to realize such cash cost savings within three to nine months after the Delchamps Acquisition. Specific anticipated benefits of the Delchamps Acquisition include:

    REDUCED GENERAL AND ADMINISTRATIVE EXPENSE. In connection with the Delchamps Acquisition, Management expects to consolidate the corporate headquarters of the Company's combined operations in the existing corporate headquarters of Jitney-Jungle. Although divisional offices will be opened in Mobile, Alabama, the Delchamps Mobile headquarters will be closed and approximately 160 positions currently held by employees at the Jitney-Jungle and Delchamps corporate headquarters will be eliminated. Management estimates that such measures should result in approximately $9.3 million of annualized cash cost savings, which the Company should begin to realize within three to six months following the Delchamps Acquisition.

    IMPROVED WAREHOUSING AND DISTRIBUTION EFFICIENCIES. Jitney-Jungle owns or leases 814,000 square feet of warehouse space located in Jackson, Mississippi which is central to, and can efficiently supply, all of the Company's 199 supermarkets. In connection with the Delchamps Acquisition, Management expects to close the Hammond, Louisiana warehouse owned by Delchamps and to utilize Jitney-Jungle's Jackson facility as the Company's central distribution center, thereby reducing headcount and general and administrative expenses. In addition, in order to more efficiently utilize the Jackson facility Jitney-Jungle has negotiated a long-term supply agreement with a supplier to provide direct store delivery of slow moving items to the Company's supermarkets, which Management believes should result in lower distribution costs and a decrease of approximately 35% in inventory levels. Management believes that, on an annualized basis, the combined effect of these warehousing and distribution efficiencies should result in approximately $3.9 million of cash cost savings, which the Company should begin to realize within three to six months following the Delchamps Acquisition.

    REDUCED ADVERTISING AND PRINTING EXPENSES. Jitney-Jungle and Delchamps operate in contiguous and overlapping geographic areas, particularly in south Mississippi and Florida. As a result, Management believes that it will be able to consolidate the Company's advertising in these regions, thus reducing advertising expenses. In addition, while Delchamps currently outsources the printing of its advertising circulars, after the Delchamps Acquisition approximately 50% of such printing will be performed at Jitney-Jungle's in-house printing facility. Management estimates that moving a portion of Delchamps' printing in-house should result in annualized cash cost savings of approximately $1.0 million, which the Company should begin to realize within three to six months following the Delchamps Acquisition.

    INCREASED PURCHASING LEVERAGE. Management expects that Jitney-Jungle's merchandise purchases will approximately double following the Delchamps Acquisition. As a result of this increase and the Company's leading market position, Management believes that the Company should be able to negotiate more favorable terms from vendors, including suppliers of products carried on an exclusive or promoted basis, and to convert some less-than-truckload shipping quantities to full truckload quantities. Management believes that this increased purchasing leverage should result in approximately $3.4 million in annualized cash cost savings, which the Company should begin to realize within six to nine months following the Delchamps Acquisition.

    INCREASED BACKHAUL INCOME. The expected increase in merchandise purchases following the Delchamps Acquisition and the resulting improvements in the Company's purchasing leverage are expected to create additional opportunities to increase backhaul income, thereby reducing the Company's operating costs. In particular, the Company's increased presence in the Louisiana and Florida markets should result in a higher number of deliveries to those areas, which have historically provided Jitney-Jungle with backhaul opportunities. Management believes that increased backhaul income should result in annualized cash cost savings of approximately $1.8 million, which the Company should begin to realize within three to six months following the Delchamps Acquisition.

    Of the aggregate potential $19.4 million in annualized cash cost savings discussed above, approximately $14.2 million are reflected in the Pro Forma Condensed Consolidated Financial Statements included elsewhere herein because Management believes that they are factually supportable and directly related to the Transactions and the Delchamps Merger. Actual cash cost savings achieved by the Company may vary considerably from the estimates discussed above. See 'Risk Factors--Integration of Delchamps.'

BUSINESS STRATEGY

    The Company's business strategy is focused on enhancing the Company's revenues and profitability by capitalizing on its leading market positions and continuing its growth in certain attractive Southeast markets. Management believes that the Company's leading perishables and grocery merchandising, competitive pricing, range of specialty departments and reputation for quality will help the Company continue its strong history of growth and profitability. The Company's specific business strategies include:

    EXPAND SUPERMARKET BASE. Management believes there are a number of attractive Southeast markets in which to continue to grow the Company's supermarket base. Jitney-Jungle has a history of successfully making supermarket acquisitions in both existing and contiguous markets. Since fiscal l990, Jitney-Jungle has acquired 51 supermarkets in 41 markets, excluding the 100 supermarkets to be acquired in the Delchamps Acquisition. In addition, over the past five fiscal years the Company has built or expanded 58 supermarkets in the Southeast. To continue expanding its supermarket base, Management intends to open new supermarkets and make strategic acquisitions in certain of the larger metropolitan areas where it currently operates (including Memphis and Little
Rock), as well as in smaller cities and surrounding areas that are contiguous to areas where it currently operates.

    CONTINUE TO IMPROVE OPERATING MARGINS. Jitney-Jungle and Delchamps have improved their EBITDA margins from 5.5% and 2.9%, respectively, in fiscal 1992 to 5.7% and 4.0%, respectively, in fiscal 1997. The Company continuously reviews its operations to identify initiatives designed to reduce operating costs and increase EBITDA margins. As a result of the following initiatives, Management believes that the Company can further improve its EBITDA margins during fiscal 1998: (i) headcount reductions implemented by Jitney-Jungle in May 1997, which are expected to result in annualized cost savings of approximately $0.9 million in fiscal 1998; and (ii) improved labor scheduling currently being implemented at Jitney-Jungle supermarkets, which is expected to result in annualized cost savings of approximately $3.5 million in fiscal 1998 and which may also result in additional cost savings when implemented during the next 12 to 18 months at the Delchamps supermarkets. In addition, Management expects to implement programs at Delchamps to reduce inventory shrink to levels comparable to those achieved at Jitney-Jungle.

    DECREASE WORKING CAPITAL NEEDS. During fiscal 1997, Jitney-Jungle successfully implemented programs to reduce inventories by eliminating slow moving items, as well as renegotiating its payment terms to bring them more in line with industry practice. As a result of these efforts, Jitney-Jungle improved its ratio of accounts payable to inventory from 51.7% in fiscal 1996 to 77.3% in fiscal 1997. Jitney-Jungle believes that these measures enabled it to decrease its working capital needs by approximately $20.0 million. Management intends to implement similar programs at Delchamps.

    CAPITALIZE ON MARKET SEGMENTATION OPPORTUNITIES. The Company attempts to optimize operating results by selecting a format for each of its supermarkets that is best suited to a site's demographics, local preferences and competitive position. The Company's conventional supermarkets offer a range of departments and high-quality services; the Company's combination supermarkets offer a combined supermarket and drug format with a wider variety of premium, full-service departments, merchandise and services; and the Company's discount supermarkets offer items throughout the supermarket at everyday low prices and generally place greater emphasis on self-service. In general, the Company's conventional and combination supermarkets generate higher operating margins than its discount supermarkets. Management believes that there is a growing consumer demand for higher service levels and convenience and, as a result, expects that the Company will open combination supermarkets in preference to conventional and discount supermarkets at all sites where adequate space and consumer demand exist. Management also expects that a significant number of conventional and discount formats will be converted to combination formats. In addition, because the Company's discount supermarkets attract a price sensitive customer who generally would not shop at a combination or conventional supermarket, Management also believes there will be opportunities to open new discount supermarkets in areas where limited or no competing discount supermarkets operate (including Mobile and New Orleans), with minimal risk of cannibalizing sales of the Company's conventional and combination supermarkets located in those areas.

    PURSUE INNOVATIVE MARKET INITIATIVES. The Company's goal is to utilize innovative marketing and advertising programs to increase sales while maintaining or increasing profitability. At its conventional and combination stores, Jitney-Jungle has introduced a frequent shopper program utilizing a "Gold Card" designed to increase customer traffic and net sales by offering incentives to its most loyal customers. The "Gold-Card" entitles holders to discounts on certain products every week as well as check cashing privileges, and also serves as a base for market basket analysis and customer-oriented direct marketing. Since the introduction of the Gold Card, Management believes that the number of customers and the amount of the average purchase at Jitney-Jungle supermarkets has increased and, as a result, Management intends to introduce a similar frequent shopper card at Delchamps supermarkets following the Delchamps Acquisition. At its discount supermarkets, the Company employs marketing campaigns designed to appeal to the value conscious consumer, including "truckload sales," private label promotions and bulk produce and similar purchasing incentives.

    FOCUS ON "PUMP AND SAVE" GASOLINE STATION OPPORTUNITIES. The Company operates gasoline stations under the name "Pump And Save" at or near 53 of its supermarkets that offer attractive gasoline retailing sites on heavily traveled roads and highways. The Company entered the gasoline business to take advantage of (i) the low incremental capital costs of building gasoline stations on its supermarket parking lots and (ii) the efficiencies associated with operating gasoline stations with the same management and labor as its supermarkets. The Company has opened 25 new gasoline stations over the last five fiscal years and plans to continue this growth with expansion at many of the 100 Delchamps supermarkets.

GROWING SOUTHEAST MARKET AREA

    The Southeast is one of the fastest growing regions in the United States in terms of population, income and employment. According to the Bureau of the Census, the population of the Southeast has increased at an annual rate of 1.6% since 1990, compared to the national average of 1.2% over the same period. Furthermore, the Southeast has experienced faster growth than the United States since 1990 in terms of per capita income (4.9% versus 4.1%) and overall employment (2.3% versus 1.4%). Since all of the Company's existing supermarkets and planned new supermarkets will be in the Southeast, the Company believes that it will continue to benefit from the economic strength of this region. Nevertheless, individual markets or regions within the Southeast where the Company operates may experience economic and demographic trends which differ from those of the region as a whole. Notwithstanding growth in these markets, during the past three years an overall lack of inflation in food prices and increasingly competitive markets have made it difficult for supermarket operators to achieve comparable store sales gains. Because sales growth has been difficult to attain, many operators, including the Company, have attempted to maintain market share through increased levels of promotional activities and discount pricing, creating a more difficult environment in which to increase year-over-year sales gains consistently. In addition, because of growth in the Southeast, where all of the Company's supermarkets are located, many existing operators, including the Company, have opened new supermarkets in existing markets. This has resulted in declines in some same store sales for the existing (comparable) store base of the Company as well as other grocery chains.

SUPERMARKET FORMATS

    The Company attempts to optimize operating results by selecting a format for each supermarket that is best suited to a locality's demographics, local preferences and competitive positioning. In this respect, Management believes that its local market knowledge and community awareness are major competitive advantages. Each district manager and supermarket manager will have significant responsibility for merchandising each individual supermarket in a manner that caters specifically to its local customer base. In recent years, the Company has devoted a greater proportion of its new or remodeled supermarket space to fresh, high-quality perishables such as produce, delicatessen items, baked goods, prepared foods, fresh seafood and floral items, and to convenience-oriented services such as pharmacies and video and carpet-cleaning equipment rentals. Management believes that the Company's fresh produce presentation and its delicatessens which serve over 100,000 hot meals weekly, in particular, are competitive advantages and represent important attractions for customers.

    The Company currently operates its supermarkets in three supermarket format categories: (i) the combination food and drug format, which offers a wide variety of premium, full-service departments, merchandise and services as well as a broad range of non-perishable products; (ii) the conventional format, which offers a range of departments and high-quality services; and (iii) the discount supermarket format, which offers items throughout the supermarket at every day low prices and generally places greater emphasis on self-service. While the combination and conventional formats use a higher margin pricing strategy appropriate for a more service-oriented customer base, the discount format uses a higher volume, lower margin strategy appropriate for a more price-conscious customer base.

    COMBINATION SUPERMARKETS. In 1993, the Company opened its first combination supermarket, a 57,276 square foot "Jitney-Premier" in Jackson which features enhanced specialty departments and perishables presentations as well as a food court. This supermarket was named "Supermarket of the Year" by Chain Store Age Executive. The Company currently operates seven combination supermarkets, averaging approximately 56,000 square feet. Pro forma net sales from combination supermarkets were approximately $121.8 million in the LTM Period, which represented approximately 5.6% of the Company's pro forma net sales for that period.

    The Company's combination supermarkets utilize a "Hi-Lo" pricing strategy (featuring competitive prices on all product offerings as well as a selection of items that are promoted at lower prices to generate increased customer traffic), and are open 24-hours a day, seven days a week. Management believes that its combination supermarkets will enable the Company to increase customer loyalty by offering competitively priced merchandise, including expanded general and specialty merchandise, a wider range of full-service departments such as branch banking facilities, expanded beauty care and pharmacy departments, and superior customer service.

    In light of the perceived growth in consumer demand for higher service levels and convenience, Management has adopted the combination food and drug format as its primary base supermarket for the future at sites where adequate space and consumer demand exist. Management plans to convert three conventional stores and one discount store to combination stores by the end of calendar year 1997. Management also will consider strategic conversions of up to 20 Jitney-Jungle conventional and discount stores to the combination format, and has identified approximately 30 Delchamps' supermarkets as potentially convertible to the combination supermarket format because of their size and location in high traffic, metropolitan areas where customers are generally more receptive to the combination format.

    CONVENTIONAL SUPERMARKETS. The Company operates 171 conventional supermarkets. Pro Forma net sales from these supermarkets were approximately $1.5 billion in the LTM Period, which represented approximately 69.8% of the Company's pro forma net sales for that period. All of the Company's conventional supermarkets utilize the "Hi-Lo" pricing strategy and are market leaders in many of their trade areas. The average size of the conventional supermarket is approximately 35,000 square feet.

    DISCOUNT SUPERMARKETS. The Company currently operates 21 discount supermarkets primarily under the name "Sack and Save." Pro Forma net sales from these supermarkets were approximately $429.8 million in the LTM Period, which represented approximately 19.8% of the Company's pro forma net sales for that period. The average size of the discount supermarket is approximately 60,000 square feet.

    The Company's discount supermarkets utilize an everyday low price strategy (featuring consistently low prices aimed at the value-conscious shopper). These supermarkets use the slogan "Lowest Food Prices in the South" and provide national brand and private label items at everyday low prices. Merchandising programs carried on by those supermarkets include: (i) "Made in the South" sales; (ii) truckload sales of paper products, detergents and similar volume items; (iii) canned meat sales; (iv) private label merchandise promotions; and
(v) bulk produce merchandising in pallet quantities. The discount supermarkets have lower operating costs than the combination and conventional supermarkets due to fewer service departments, lower customer service levels and enhanced productivity methods.

    Approximately half of the Company's discount supermarkets are located in the metropolitan areas of Jackson, Memphis and Little Rock. Management believes that these discount supermarkets attract a price sensitive customer who generally would not shop the combination or conventional supermarket, thereby minimizing the cannibalizing of sales in the Company's nearby combination and conventional supermarkets. In those discount locations where the Company has perceived relatively higher demand for service among its customers, it has made strategic conversions from the discount format to the conventional or combination format, as appropriate, given the size of a particular market. Since the end of fiscal 1997, the Company has converted five supermarkets formerly operated as discount supermarkets; two were converted to conventional supermarkets and three were converted to combination supermarkets. Another conversion is planned for the end of calendar year 1997. By contrast, Management believes that there are discount supermarket expansion opportunities in areas where limited or no competing discount supermarkets operate, including Mobile, New Orleans and Birmingham.

GASOLINE STATIONS

    Through a subsidiary, the Company operates 53 gasoline stations under the "Pump And Save" name. The stations are generally located on parking lots in front of the Company's supermarkets and provide an additional service for its customers. Because the gasoline stations are in close proximity to the supermarkets, they benefit from the high volume supermarket traffic and can be operated with the same management and labor as the Company's supermarkets. In the LTM Period, gasoline station sales were approximately $86.5 million, which represented approximately 4.0% of the Company's pro forma net sales for that period. Management believes that there will be similar opportunities to open gasoline stations in the proximity of many Delchamps supermarkets, which currently do not have gasoline station operations.

LIQUOR STORES AND CIGARETTE SALES

    The Company operates ten liquor stores in the state of Florida, which are located adjacent to the Company's supermarkets. In the LTM Period, liquor store sales were approximately $17.3 million, which represented approximately 0.8% of the Company's pro forma net sales for that period. In addition, a wholly-owned subsidiary of the Company functions as the purchasing agent and distributor for cigarettes sold by certain of the Company's supermarkets.

MARKETS AND COMPETITION

    The Company holds the number one, two or three market share position in approximately 80% of the major markets in which it operates. The Company attributes this success to: (i) its strong franchise and prime sites; (ii) its modern supermarket base; (iii) its successful private label program; and (iv) its centralized and efficient distribution facilities. Given these strengths, Management believes the Company is well positioned to retain its market leadership.

    The supermarket business is intensely competitive. The number of competitors and the amount of competition experienced by the Company's supermarkets vary by location. Principal competitive factors include supermarket location, price, service, convenience, cleanliness and product quality and variety. Because the supermarket business is characterized by narrow profit margins, the Company's earnings depend primarily on the efficiency of its operations and its ability to maintain a large sales volume. Management believes that the Delchamps Acquisition should enhance the Company's ability to compete with its largest competitors, and will result in opportunities to increase market share in Memphis, Little Rock, Birmingham, Mobile and New Orleans.

    The Company's primary markets are Jackson, Mississippi and Mobile, Alabama. During the LTM Period, Jitney-Jungle's three combination supermarkets, 17 conventional supermarkets and three discount supermarkets located in Jackson represented a market share of approximately 50% in that area, and Delchamps' two combination supermarkets and 17 conventional supermarkets located in Mobile represented a share of approximately 37% in that market. The Company also has growing market share in the metropolitan markets of Little Rock, Memphis and New Orleans, which in the LTM Period was approximately 13%, 8% and 9%, respectively.

    The Company's principal competitors are Kroger's (in Alabama, Mississippi, Tennessee and Arkansas), Food World/Bruno's (in Alabama, Florida and Mississippi), Wal-Mart Supercenters (in Alabama, Arkansas, Florida, Louisiana, Mississippi and Tennessee), Winn Dixie (in Alabama, Florida, Louisiana and Mississippi) and Albertson's (in Alabama, Florida, Louisiana and Mississippi). The Company's supermarkets also compete with other regional and national supermarket chains as well as local chains and independent, specialty and convenience food stores that have significant market shares in limited areas, such as the Schwegmann Giant Supermarkets chain in Southeastern Louisiana and Seessels/Bruno's in Tennessee. In addition, the Company's principal competitors in the Florida pandhandle region and the Mississippi Gulf Coast include the commissaries at the U.S. military bases in Pensacola, Florida and Biloxi, Mississippi.

PURCHASING AND MERCHANDISING

    The Company's principal merchandising strategies are to promote an "overall value" image and to achieve high sales volume by offering quality products and services at competitive prices. The Company's supermarkets carry fresh meat and produce, frozen and other convenience foods, dairy products, specialty and gourmet products, and general grocery products, as well as selected lines of non-grocery merchandise. Most supermarkets opened and remodeled during the last several years contain bakeries and delicatessens, which offer prepared ready-to-eat foods, service meat departments, seafood departments and video departments. The Company also operates pharmacies at selected locations.

    The Company has established strong relationships with a variety of major manufacturers over many years, none of which represents a major source of supply to the Company. Since the Company's supermarkets carry many of the same products, centralized purchasing and distribution facilities are essential. All purchases are made under central buying procedures, rather than on a store-by-store basis, which allows the Company to maintain quality control of its products and to take advantage of volume discounts, more favorable payment terms and more frequent inventory turns. Following the Delchamps Acquisition, Management expects that the Company's merchandise purchases will approximately double. As a result of this increase in the Company's combined volume requirements and its leading market position, Management believes that the Company should be able to negotiate more favorable terms from vendors.

PRIVATE LABEL PROGRAM

    The Company's supermarkets offer a selection of national and regional brand-name products, generic products and products bearing brand names of Topco, a cooperative purchasing organization of which both Jitney-Jungle and Delchamps are shareholding members. The Company's affiliation with Topco, the largest cooperative grocery products purchasing organization in the United States, enables it to procure quality merchandise on a competitive basis with larger, national food retailers. Topco's membership of 30 retail grocery chains and wholesalers located throughout the United States enables it to employ large volume buying techniques on behalf of its members. Topco products are sold under its own brand names, such as "Food Club," "Topco," "Top Fresh" and "Top Frost," or under generic labels. The Company also recently began using a "Delchamps" label to replace the Topco labels on certain products.

    Private label products generally have a lower unit sales price than national brands but provide a higher gross margin due to lower unit costs. Pro forma net sales of private label products accounted for approximately 18.2% of pro forma net non-perishable sales of the Company during the LTM Period.

ADVERTISING AND MARKETING

    The Company features nationally advertised and distributed merchandise, and also markets both food and non-food products under a private label program. The Company's advertising programs are designed to reinforce for the customer its low prices, high-quality selection and convenience. In each of its major markets, the Company advertises through various media including circulars, newspapers, radio and television. Prior to July 1997, print media was the primary form of advertising and was used extensively on a weekly basis to advertise featured items; however, in July 1997 the Company began shifting a significant portion of its total advertising expenditures to television and radio media, focusing on a quality and service image, in order to reach a wider target audience. The Company's in-house capabilities include an advertising department, which handles most creative work, and the printing of over 1.7 million pieces of print media per week in the Company's full-line print shop. Management intends to print approximately 0.9 million pieces of print media per week for the Delchamps stores after the Delchamps Acquisition. Advertising costs, net of advertising allowances, constituted less than 1.0% of net sales in the LTM Period.

    Various sales enhancement promotional activities, including coupons and special pricing discounts, are currently conducted under the Company's frequent shopper program. At its conventional and combination stores, the Company has introduced (or, in the case of the Delchamps supermarkets, expects to introduce) a frequent shopper program utilizing a "Gold Card" designed to increase customer traffic and net sales by offering incentives to the Company's most loyal customers. The "Gold Card" entitles holders to discounts on certain products every week as well as check cashing privileges, and also serves as a base for market basket analysis and customer-oriented direct marketing. Since the introduction of the Gold Card, Management believes that the number of customers and the amount of the average purchase has increased at Jitney-Jungle supermarkets and, as a result, Management intends to introduce a similar frequent shopper card at Delchamps supermarkets following the Delchamps Acquisition. At its discount supermarkets, the Company employs marketing campaigns designed to appeal to the value-conscious consumer including truckload sales, private label promotions and similar purchasing incentives.

WAREHOUSING AND DISTRIBUTION

    Jitney-Jungle owns or leases 814,000 square feet of warehouse space located in Jackson, Mississippi which is central to, and can efficiently supply, all of the Company's 199 supermarkets. In connection with the Delchamps Acquisition, Management expects to close the Hammond, Louisiana warehouse owned by Delchamps and to utilize Jitney-Jungle's Jackson facility as the Company's central distribution center, thereby reducing headcount and general and administrative expenses. In addition, in order to more efficiently utilize the Jackson facility, Jitney-Jungle has negotiated a long-term supply agreement with

SUPERVALU under which SUPERVALU will become the primary supplier of frozen foods to the combined Jitney-Jungle and Delchamps group of companies and a secondary supplier of selected grocery products to a number of stores within the group. Management believes that the agreement reached with SUPERVALU should result in lower distribution costs and a decrease of approximately 35% in inventory levels. The agreement takes effect in January 1998.

    The Company leases and maintains a fleet of 143 tractors and 332 trailers with full-time, non-unionized drivers to handle distribution and ensure the timely delivery of products to all of its supermarkets. The Company's trucks also backhaul goods from suppliers to its warehouses, which reduces the Company's overall cost of transportation.

SUPERMARKET OPERATIONS

    Supermarket operations are the responsibility of three regional operating executives who supervise the Company's 14 district managers. Each district manager is responsible for nine to 15 supermarkets in his area. District managers regularly visit the supermarkets under their jurisdiction, thereby providing continuous, direct supervision of day-to-day supermarket operations, including such matters as quality of merchandise, adequacy of staffing levels and adherence to Company policies. Each supermarket is individually supervised by a supermarket manager, assistant supermarket manager and department managers. Management monitors the results of operations of each supermarket through the close and direct supervision of the regional operating executives and the district managers.

EMPLOYEES AND LABOR RELATIONS

    As of May 3, 1997, Jitney-Jungle had 10,600 employees and Delchamps had 7,900 employees. Management believes that the Company enjoys good relations with its employees.

    Employees at the Hammond, Louisiana distribution facility recently voted to establish a union; however, certification of the election results is currently pending. With the possible exception of the employees at the Hammond distribution facility, none of the Company's employees are subject to a collective bargaining agreement.

    In connection with the Delchamps Acquisition, Management expects to consolidate the corporate headquarters of the combined operations in the existing corporate headquarters of Jitney-Jungle. Although a divisional office will be opened in Mobile, Alabama, the Delchamps Mobile headquarters will be closed and approximately 160 positions currently held by employees at the Jitney-Jungle and Delchamps corporate headquarters will be eliminated. Management currently expects that the Delchamps headquarters will be closed within three to six months after the Delchamps Acquisition. In addition, in connection with the Delchamps Acquisition, Management expects to close the Hammond, Louisiana warehouse owned by Delchamps and to close 13 supermarkets.

INFORMATION SERVICES

    The Company's Information Services Department provides the software applications, hardware systems and telecommunications technologies necessary to support the Company's operations. The supermarket-based systems are fully integrated via an in-store network and include the following: (i) point-of-sale ("POS") store front-end systems with integrated scanner/scale capability; (ii) Unix-based, In-Store Processors ("ISP") which support business functions such as direct store delivery, inventory management, video rental and pharmacy; (iii) personal computers which support labor scheduling; (iv) an on-line procurement system which supports the purchasing department with a sophisticated forecasting algorithm that assists buying decisions and inventory control; (v) an advanced forecasting module that forecasts product movement and recommends purchases to replenish inventories; (vi) Electronic Data Interchange ("EDI") communication which transmits purchase orders and receives invoices with about 70.0% of the Company's high volume vendors; and (vii) a complete business recovery plan to prevent a data center disaster, which includes mainframe applications, client-server applications and network telecommunications.

    In addition, the Company's procurement system is interfaced into an extensive warehousing system that controls facets of merchandise receiving and shipping to the supermarkets. The warehousing system utilizes radio frequency-based technology to accomplish merchandise storage at a minimum cost by reducing labor cost and improving warehouse flow. This system also utilizes a complete transportation module for the loading of trailers based upon delivery routes. Additionally, the system has been improved with the implementation of hand-held scanners in the supermarkets for routine processing of supermarket orders.

    Advances in technology are important to the Company's ability to improve productivity and keep costs in line, and emphasis will continue to be placed on innovations in this area.

PROPERTIES

    Management believes that the Company's retail supermarkets are well situated in high-traffic locations. With the exception of one owned supermarket, all of the Company's supermarket properties are leased pursuant to long-term contracts at market rates. Certain parties affiliated with Jitney-Jungle hold 18 leases, representing 21% of the dollar amount of the Company's capital leases. Management believes that each of these leases is on an arm's length basis and is on terms that are no less favorable to the Company than could have been obtained with non-affiliated parties at the time each was entered into. See "Certain Relationships and Related Transactions". Two other landlords each lease seven supermarkets to Jitney-Jungle. No other landlords hold a significant number of supermarket leases with the Company. With the exception of one lease, which will expire in 2001, all leases for supermarkets operated under the names "Jitney-Jungle", "Sack and Save" and "Jitney-Premier" will expire between 2005 and 2036 if the Company exercises all its options to renew. Five Delchamps supermarket leases expired during the LTM Period, and no more than five Delchamps leases will expire in any one year until the year 2005.

    The Company has a real estate department the functions of which include (i) negotiation and preparation of legal documents, (ii) the screening of preliminary sites and the disposition of property, and (iii) the management of properties. Management believes that a vital factor in a successful supermarket expansion program is the careful selection of supermarket locations. Management analyzes prospective locations on a continuous basis, both internally and with assistance of outside consultants. The Company regularly enlarges, modernizes, relocates or closes supermarkets in light of their past performance and Management's assessment of their future potential.

    Except for approximately $3.2 million of supermarket "POS" equipment which is leased, the Company owns the furnishings and fixtures in all supermarkets and has made various leasehold improvements to these supermarket sites. It is anticipated that the Company will own the furnishings and fixtures in all supermarkets presently under construction.

    The Company owns all of its warehouse and distribution facilities except for a 120,000 square foot dry grocery and health and beauty care facility. The lease for that facility expires on July 31, 2004 (including all renewal options). The table below sets forth the Company's warehouse and distribution capacity in its Jackson and Hammond facilities:

FUNCTION                                                                JACKSON       HAMMOND
                                                                      (SQUARE FEET IN THOUSANDS)
Dry Grocery and Health and Beauty Care..............................         578           470
Perishables.........................................................         157           101
Frozen..............................................................          79            63
                                                                             ---           ---
    Total...........................................................         814           634

    Upon consummation of the Delchamps Acquisition, the Company will own the 65,000 square foot building which houses the corporate headquarters of Delchamps in Mobile, Alabama (including a 2.7 acre parcel adjacent to such headquarters), the Hammond warehouse (including a 165 acre parcel adjacent to such warehouse) and interests in six additional parcels, some of which are undeveloped. In connection with the Delchamps Acquisition, Management expects to consolidate the corporate headquarters of the Company's combined operations in the existing corporate headquarters of Jitney-Jungle. Although a divisional office will be opened in Mobile, Alabama, the Delchamps Mobile headquarters will be closed. Management also expects to close the Hammond warehouse, and the Company may determine to sell, or develop for sale, certain of such parcels of real estate.

    In the first quarter of fiscal 1997, the Company sold the operating assets of Jitney-Jungle's 24,000 square foot bakery for $750,000. The Company purchases bakery products from the new owner of the bakery and additional bread products from outside suppliers.

ENVIRONMENTAL MATTERS

    The Company is subject to federal, state and local laws and regulations including those relating to environmental protection, workplace safety, public health and community right-to-know. The Company's supermarkets are not highly regulated under environmental laws since the Company does not engage in any industrial activities at these locations. The principal environmental requirements applicable to Jitney-Jungle's operations relate to the ownership or use of tanks for the storage of petroleum products, such as gasoline and diesel fuel, the operation of on-site paper trash incinerators, and the operation of an on-site printing facility. The Company operates 56 locations (including all 53 of the Pump And Save locations), and has retained responsibility for one former facility, at which petroleum products are stored in underground tanks. The Company has instituted an environmental compliance program designed to insure that these tanks are in compliance with applicable technical, operational and regulatory requirements, including periodic inventory reconciliation and integrity testing. Jitney-Jungle also operates small incinerators at 21 locations which burn paper trash and has air permits for these facilities. In addition, the Company's printing facility is subject to air and hazardous waste regulations. In addition, the Company's locations may have asbestos-containing materials which must be managed in accordance with environmental laws and regulations. However, the Company does not believe that the cost of such management will be material. The Company believes that the locations where it currently operates are in substantial compliance with regulatory requirements.

    The Company has undertaken programs to comply with upcoming regulatory obligations. First, at five locations, the Company must comply with petroleum tank upgrade or closure requirements under the Resource Conservation and Recovery Act of 1980, as amended, ("RCRA") (including all applicable requirements of state regulatory agencies) which must be met by 1998. Second, over the next several years, the Company is planning to complete retrofitting of its chloroflurocarbon ("CFC") chiller units to utilize non-CFC based refrigerants pursuant to the phase-out of CFCs under the Clean Air Act. Future events, such as changes in existing laws and regulations or their interpretation and the approach of other compliance deadlines may or will give rise to additional compliance costs or liabilities. Compliance with more stringent laws or regulations, as well as different interpretations of existing laws, may require additional expenditures by the Company which may be material.

    The Company may also be subject to requirements related to the remediation of, or the liability for remediation of, substances that have been released to the environment at properties owned or operated by the Company or at properties to which Jitney-Jungle sends substances for treatment or disposal. Such remediation requirements may be imposed without regard to fault and liability for environmental rernediation can be substantial. Other than one previously owned property for which the Company retained responsibility for a clean-up in progress at the time of the sale, the Company has not been notified of any such releases relating to off-site treatment or disposal or to previously owned properties. However, 16 of the Company's locations have been or currently are the subject of environmental investigation or remediation, 12 as a consequence of known or suspected petroluem-related leaks or spills from storage tanks and four for minor spills or releases unrelated to tank usage. See "Risk Factors--Environmental

Risks." Four other properties have undergone investigation or remediation for minor spills unrelated to tank usage.

    The Company may be eligible for reimbursement or payment for remediation costs associated with future releases from its regulated underground storage tanks and has obtained such reimbursement in the past. The states in which the Company operates each maintain a fund to assist in the payment of remediation costs and injury or damage to third parties from releases from certain registered underground tanks. Subject to certain deductibles, the availability of funds, compliance status of the tanks and the nature of the release, these funds have been and may be available to Jitney-Jungle for use in remediating releases from its tank systems. Due to the availability of such funds, the Company's unreimbursed cost for remediation at all of the facilities which have had leaks or spills from underground storage tanks has not been material. All significant required expenditures in connection with the clean up of such leaks and spills have been made at such locations, except at three newly discovered locations which are still undergoing investigation and one location awaiting state approval of its remediation plan. Remediation expenses at all the locations which are currently the subject of environmental investigation or remediation are anticipated to cost up to $240,000 in fiscal 1998 and approximately $125,000 per year thereafter, substantially all of which is subject to reimbursement as described above. In addition, the Company has obtained insurance coverage for bodily injury, property damage and corrective action expenses resulting from releases of petroleum products from underground storage tanks during the covered period at 53 of its 57 underground storage tank locations, and an application for such coverage is pending at one of the four remaining locations.

    Other than expenditures relating to the remediation of tank leaks and spills described above, the Company's expenditures to comply with environmental laws and regulations have primarily consisted of those related to tank upgrading and retrofitting CFC chiller units. The Company spent $515,000, $468,000 and $914,000 for such activities during fiscal 1995, fiscal 1996 and the LTM Period, respectively. Between approximately $472,000 and $1,055,000 in expenditures are contemplated for retrofitting the CFC units and between approximately $455,000 and $755,000 in expenditures are contemplated for tank upgrading to comply with the 1998 tank standards or closure in fiscal 1998 and fiscal 1999. These regulatory compliance costs are not covered by insurance.

INTELLECTUAL PROPERTY

    The Company uses a variety of trade names, service marks and trademarks. Except for "Jitney-Jungle," "Jitney-Premier," "Delchamps," "Sack and Save" and "Pump And Save," Management does not believe any of such trade names, service marks or trademarks are material to its business.

GOVERNMENT REGULATION

    The Company is subject to regulation by a variety of governmental agencies, including but not limited to the United States Food and Drug Administration, the United States Department of Agriculture and other federal, state and local agencies.

LEGAL PROCEEDINGS

    The Company is subject to periodic litigation in the ordinary course of its business, including lawsuits brought by employees and former employees alleging discriminatory termination and promotion practices. Delchamps recently settled a claim of alleged race discrimination for approximately $4.3 million in which a potential class of plaintiffs was denied certification of the class on procedural grounds, and Delchamps is reviewing, revising and improving its termination and promotion policies as part of the related settlement agreement. There can be no assurance that future litigation alleging discrimination in the Company's termination or promotion practices would not have an adverse effect on the Company's financial condition or results of operation.

    Other than with respect to the foregoing matters, the Company is not a party to any to any material pending legal proceedings except ordinary litigation incidental to the conduct of its business and the ownership of its properties.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF JITNEY-JUNGLE

    The following table sets forth the directors and senior executive officers of Jitney-Jungle. Directors of Jitney-Jungle hold their offices for a term of one year or until their successors are elected and qualified; executive officers of Jitney-Jungle serve at the discretion of the Board of Directors. For information concerning certain arrangements with respect to the election of directors, see "Certain Relationships and Related Transactions--Shareholders Agreement."

NAME                                                        AGE      POSITION
W.H. Holman, Jr.......................................          67   Chairman
Michael E. Julian.....................................          46   Director, Chief Executive Officer and President
David K. Essary.......................................          47   Executive Vice President
David R. Black........................................          44   Senior Vice President--Finance, Chief Financial
                                                                     Officer
Harold D. Evans.......................................          52   Senior Vice President--Store Operations
J.R. Hansbrough.......................................          41   Senior Vice President--Information Services
Jerry L. Jones........................................          45   Senior Vice President--Retail Operations
James P. Riley........................................          47   Senior Vice President--Engineering
Clyde D. Staley.......................................          60   Senior Vice President--Real Estate
W.H. Holman, III......................................          33   Secretary
Bernard E. Ebbers.....................................          55   Director
Roger P. Friou........................................          62   Director
Ronald E. Johnson.....................................          47   Director
John M. Moriarty, Jr..................................          40   Director
Bruce C. Bruckmann....................................          43   Director
Harold O. Rosser II...................................          48   Director
Stephen C. Sherrill...................................          44   Director

    W.H. HOLMAN, JR., CHAIRMAN, has been Chairman of the Board of Jitney-Jungle since 1967 and served as Chief Executive Officer from 1967 until January 1997. Mr. Holman is a director of two private companies.

    MICHAEL E. JULIAN, DIRECTOR, CHIEF EXECUTIVE OFFICER AND PRESIDENT, was appointed as Chief Executive Officer in January 1997 and as President in May 1997. He has served as a director since April 1996. Prior to January 1997, he was Chairman, President and Chief Executive Officer of Farm Fresh, Inc. Mr. Julian is a director of Jackson Hewitt Inc. and one private company.

    DAVID K. ESSARY, EXECUTIVE VICE PRESIDENT, has spent 21 of his 25 years in the industry with Jitney-Jungle, and has been Executive Vice President since March 1996. Other positions previously held by Mr. Essary within Jitney-Jungle include Executive Vice President--Retail Operations, Senior Vice President--Marketing, Vice President--Perishables and Vice President--Meat Operations.

    DAVID R. BLACK, SENIOR VICE PRESIDENT--FINANCE, CHIEF FINANCIAL OFFICER since 1996, joined the Company in 1976. During his Jitney-Jungle career, Mr. Black has held various other positions with the Company including Treasurer, Controller and Assistant Controller.

    HAROLD D. EVANS, SENIOR VICE PRESIDENT--STORE OPERATIONS since 1993, began his retail food career when he joined the Company in 1970. He has also served as Vice President--Store Operations.

    J.R. HANSBROUGH, SENIOR VICE PRESIDENT--INFORMATION SERVICES, has held that position since 1996. He previously served as Vice President--Information Services from 1994. Prior to 1994, he was a Consulting and Marketing Representative with IBM Corporation.

    JERRY L. JONES, SENIOR VICE PRESIDENT--RETAIL OPERATIONS, has held that position since March 1996. Prior to that time, he served as Senior Vice President--Human Resources since 1991, having joined the Company in 1986 as District Manager. Mr. Jones was employed with a large regional supermarket chain from 1968 to 1986 and was a District Manager at the time he left the company.

    JAMES P. RILEY, SENIOR VICE PRESIDENT--ENGINEERING since 1996, previously served as Vice President-- Engineering from 1991. He served as Director of Engineering Services from 1985 to 1991.

    CLYDE D. STALEY, SENIOR VICE PRESIDENT--REAL ESTATE, has held that position since 1996. He previously served as Vice President--Real Estate from 1985.

    W.H. HOLMAN, III, SECRETARY, since 1996, is also President of Pump And Save, the Company's petroleum subsidiary. He has 13 years of industry experience, and previously served as Senior Vice President--Sales and Marketing. Mr. Holman is the son of W.H. Holman, Jr.

    BERNARD E. EBBERS, DIRECTOR, has been President, Chief Executive Officer and a director of WorldCom, Inc. since 1983.

    ROGER P. FRIOU, DIRECTOR, has 24 years of industry experience having originally joined Jitney-Jungle in 1966. Between March 1996 and May 1997 he served as President of Jitney-Jungle, and between 1991 and 1996 he served as Vice Chairman, Chief Financial Officer and Secretary. Other positions previously held by Mr. Friou at Jitney-Jungle include President, Executive Vice President and Vice President--Finance and Controller. Mr. Friou is a director of The Parkway Properties, Inc.

    RONALD E. JOHNSON, DIRECTOR, has been President, Chief Executive Officer and a director of Farm Fresh, Inc. since January 1997. Previously, he served as Chairman, President and Chief Executive Officer of Kash n' Karry and as Executive Vice President and Chief Operating Officer of Farm Fresh, Inc.

    JOHN M. MORIARTY, JR., DIRECTOR, has been a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation since 1989 and a Managing Director of DLJ Merchant Banking, Inc. since 1996. Mr. Moriarty is a director of a private company.

    BRUCE C. BRUCKMANN, DIRECTOR, has been a principal of BRS since its formation in 1995. Mr. Bruckmann was an officer and subsequently a Managing Director of Citicorp Venture Capital from 1983 through 1994. Previously, Mr. Bruckmann was an associate at the New York law firm of Patterson, Belknap, Webb & Tyler. Mr. Bruckmann is a director of Mohawk Industries, Inc., AmeriSource Distribution Corporation, Chromcraft Revington Corporation, Anvil Knitwear, Inc., CORT Business Services Corporation and of several private companies.

    HAROLD O. ROSSER II, DIRECTOR, has been a principal of BRS since its formation in 1995. Mr. Rosser was an officer and subsequently a Managing Director of Citicorp Venture Capital from 1987 through 1994. Previously, he spent 12 years with Citicorp/Citibank in various management and corporate finance positions. Mr. Rosser is a director of DavCo Restaurants, Inc. and of several private companies.

    STEPHEN C. SHERRILL, DIRECTOR, has been a principal of BRS since its formation in 1995. Mr. Sherrill was an officer and subsequently a Managing Director of Citicorp Venture Capital from 1983 through 1994. Previously, he was an associate at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Sherrill is a director of Galey & Lord, Inc., Windy Hill Pet Food Company, Inc. and of several private companies.

DIRECTOR COMPENSATION AND COMMITTEE INTERLOCKS

    Each non-employee director of Jitney-Jungle is currently paid an annual retainer of $12,000 plus fees of $1,000 for each board meeting attended and $500 for each committee meeting attended. Directors who are employees of the Company do not receive additional compensation as directors. The Board of

Directors held four regular meetings during fiscal 1997 and all directors attended at least 75% of the total meetings of the Board of Directors and the committees of which they were members.

    Jitney-Jungle has a Compensation Committee of the Board of Directors which is responsible for reviewing annual salaries and bonuses paid to senior management and administering Jitney-Jungle's stock option programs. The members of the Compensation Committee are Harold O. Rosser II, Chairman, Michael E. Julian, Roger P. Friou and Bernard E. Ebbers. Robert R. Onstead was also a member of the Compensation Committee but resigned from the Board in March 1997. The Compensation Committee held one meeting during fiscal 1997.

    Jitney-Jungle has an Audit Committee which reviews external and internal auditing matters and recommends the selection of Jitney-Jungle's independent auditors for approval by the Board of Directors. The members of the Audit Committee are Steven C. Sherrill, Chairman, John M. Moriarty, Jr., and Ronald E. Johnson. The Audit Committee held one meeting during fiscal 1997.

    In fiscal 1997, Messrs. Julian, Ebbers and Johnson each received fees of $16,000 for serving on the Board of Directors.

EXECUTIVE COMPENSATION

    The following table summarizes the compensation paid or accrued for fiscal 1997, 1996 and 1995 to the Chief Executive Officer of Jitney-Jungle and to each of the four other most highly compensated executive officers of Jitney-Jungle (each such person being referred to as a "Named Executive Officer").

                                       SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION
           NAME AND                                               OTHER ANNUAL      LTIP      ALL OTHER
      PRINCIPAL POSITION          YEAR     SALARY(1)    BONUS    COMPENSATION(2)  PAYOUTS(3) COMPENSATION
W.H. Holman, Jr.,.............       1997  $ 331,182  $ 162,920     $   2,633     $      --   $  15,795(5)
  Chairman(4)                        1996    315,100    121,193         2,216     1,894,039      15,840
                                     1995    315,100    121,193         2,100       439,147      10,094

Michael E. Julian,............       1997     57,692     75,000            --            --          --
  Chief Executive Officer(4)         1996         --         --            --            --          --
                                     1995         --         --            --            --          --

Roger P. Friou,...............       1997    223,637     96,537         2,356            --     106,736(6)
  President(4)                       1996    182,600     68,461         1,807     2,247,911     106,578
                                     1995    172,800     65,230         1,800       444,040       6,594

David K. Essary,..............       1997    192,463     89,653         2,251            --     103,485(7)
  Executive Vice                     1996    176,700     67,307         1,745       110,229     103,425
  President                          1995    145,800     53,422         1,700            --       3,294

Jerry L. Jones,...............       1997    133,000     33,250         1,790            --       3,149(8)
  Senior Vice                        1996    125,200     23,654         1,727            --       3,141
  President--Retail                  1995    115,000     22,116         1,700            --       2,907
  Operations

Harold D. Evans,..............       1997    121,500     30,376         1,978            --       3,444(9)
  Senior Vice                        1996    114,000     21,923         1,863            --       3,394
  President--Store                   1995    108,100     20,693         1,900            --       3,330
  Operations

------------------------

(1) The amounts shown in this column include amounts contributed as salary deferral contributions in fiscal 1997, 1996 and 1995, respectively, under the Jitney-Jungle Stores of America, Inc. and Affiliates Profit Sharing Plan and Trust (the "401(k) Plan"), as follows: $8,236, $9,407 and $9,405 for Mr. Holman; $0, $0 and $0 for Mr. Julian; $9,043, $9,288 and $9,287 for Mr.
    Friou; $8,490, $9,500 and $8,715 for Mr. Essary; $7,507, $7,340 and $6,825
    for Mr. Jones; and $6,835, $6,772 and $6,388 for Mr. Evans.

(2) Other annual compensation includes the annual estimated value of an automobile furnished by the Company.

(3) Includes distributions from the Phantom Stock Plan.

(4) W.H. Holman, Jr. served as the Chief Executive Officer of the Company until January 1997. Michael E. Julian became the Chief Executive Officer of the Company in January 1997, and his salary reflects approximately 2/12ths of his annual compensation. In May 1997, Mr. Friou resigned as President of the Company, and Mr. Julian was appointed to serve in that position.

(5) Includes for fiscal 1997 $3,000 of Company matching contributions under the 401(k) Plan, $150 of Company profit sharing contributions under the 401(k) Plan, and approximately $12,645 of premiums for group term life insurance.

(6) Includes for fiscal 1997 $3,000 of Company matching contributions under the 401(k) Plan, $150 of Company profit sharing contributions under the 401(k) Plan, approximately $3,586 of premiums for group term life insurance, and $100,000 as the second of three annual installments per an employment agreement with Mr. Friou; subsequent to fiscal 1997, Mr. Friou retired and forfeited the third payment.

(7) Includes for fiscal 1997 $3,000 of Company matching contributions under the 401(k) Plan, $150 of Company profit sharing contributions under the 401(k) Plan, approximately $335 of premiums for group term life insurance, and $100,000 as the second of three annual installments per an employment agreement with Mr. Essary.

(8) Includes for fiscal 1997 $3,000 of Company matching contributions under the 401(k) Plan and $149 of Company profit sharing contributions under the 401(k) Plan.

(9) Includes for fiscal 1997 $2,746 of Company matching contributions under the 401(k) Plan, $135 of Company profit sharing contributions under the 401(k) Plan, and approximately $563 of premiums for group term life insurance.

EMPLOYMENT AGREEMENTS

    W.H. Holman, Jr. has an employment contract with Jitney-Jungle covering the period through February 28, 2001. The agreement provides that Mr. Holman, Jr. will serve as Chairman of the Board at the discretion of the Board of Directors. If Mr. Holman, Jr. ceases to be Chairman of the Board prior to March 1, 2001, he will continue to serve on the Board of Directors as Chairman Emeritus until March 1, 2001, with a salary equal to his base salary then in effect until February 28, 1999, and 50% of such base salary thereafter. Mr. Holman, Jr. is also eligible for a bonus through February 28, 1999.

    David K. Essary has an employment contract with Jitney-Jungle providing for a base salary of approximately $186,000 per year for the period from March 1, 1995 through February 28, 1998. Mr. Essary is eligible to receive a bonus of up to 50% of his base salary less $11,000. A provision in the employment contract states that upon a change of control of Jitney-Jungle, Mr. Essary will be awarded a payment of up to $300,000 to be paid in three annual installments of $100,000. Because the Recapitalization constituted a change of control under such employment agreement, Mr. Essary became entitled to receive such payment; the first two $100,000 installments thereof were paid in March 1996 and March 1997, respectively. Provided he is still employed by Jitney-Jungle when the final installment is due or his employment has been terminated by Jitney-Jungle without cause or terminated by the employee for good reason, Jitney-Jungle will pay Mr. Essary the last annual installment in 1998. No further payments are required under the employment agreement upon any subsequent change of control. In addition, Mr. Essary is entitled to his base salary plus anticipated bonus for the remainder of the term of the agreement if his employment with Jitney-Jungle is terminated by Jitney-Jungle without cause, he resigns his employment at Jitney-Jungle's request without cause, or he terminates his employment for good reason.

    W.H. Holman, III has an employment contract with Jitney-Jungle covering the period through February 28, 1998 and will serve at the discretion of the Board of Directors as Secretary of Jitney-Jungle and as President of Pump And Save. Mr. Holman, III will receive a base salary of no less than $110,000 per year through February 28, 1998 subject to periodic increases as determined by the Board of Directors. Mr. Holman, III is also entitled to a bonus of up to 50% of his base salary less $11,000.

    Until his retirement in May 1997, Roger P. Friou had an employment contract with Jitney-Jungle. The terms of such employment contract were substantially identical to those of Mr. Essary's contract, except that Mr. Friou was entitled to receive a base salary of approximately $201,000 per year and a bonus of up to 50% of his base salary less $23,000. Mr. Friou's employment contract terminated upon his retirement.

PHANTOM STOCK PLAN

    On April 17, 1991 the Board of Directors of Jitney-Jungle adopted, and the shareholders approved, the Amended and Restated Consolidated Phantom Stock Plan of Jitney-Jungle (the "Phantom Stock Plan"). The Phantom Stock Plan provided that phantom stock units could be awarded if combined net earnings exceed 15% of stockholders' equity (as defined in the plan) at the beginning of the applicable fiscal year; if earnings exceeded 15% of this base amount, awards could be made equal to 10% of that excess to each participant. W.H. Holman, Jr., Roger P. Friou and David K. Essary are the only three participants who currently have units credited to them under this plan. Effective with the Recapitalization, the Phantom Stock Plan was amended, restated and renamed "the Deferred Compensation Plan for Jitney-Jungle Stores of America, Inc." Under this amended plan, no further awards may be made and no other individuals may become participants. The units credited to each of the three participants effectively have been divided into two component amounts: a cash amount that will be payable in accordance with the terms of the Phantom Stock Plan as in effect before its amendment, and an amount that will continue to be credited under the terms of the plan to an account, the value of which will be equal to the value of the number of shares of Class C Preferred Stock of Jitney-Jungle that could be acquired with that amount.

    The accrued amounts payable in accordance with the pre-amendment provisions of the Phantom Stock Plan became fully vested and payable in a single lump sum effective with the Recapitalization on March 5, 1996. The amounts paid to Messrs. Holman, Jr., Friou and Essary on March 7, 1996 were approximately $1,894,000, $2,248,000 and $110,000, respectively, and Messrs. Holman, Jr.,
Friou and Essary applied an additional $474,000, $125,000 and $112,500, respectively, toward the purchase price for shares of Class C Preferred Stock of Jitney-Jungle in connection with the Recapitalization.

    The Phantom Stock Plan is an unfunded deferred compensation arrangement with an associated rabbi trust. The rabbi trust provides that the initial contributions to the trust will be invested in shares of Class C Preferred Stock. The initial contributions to the rabbi trust should equal the amounts that will continue to be credited under the plan described above.

    With respect to the amounts that continue to be credited under the plan as amended, an amount equal to the amount of any cash dividends that would have been paid on the number of shares of preferred stock credited to each participant's account will be paid to the participant at the same time as any cash dividends actually are paid on the preferred stock. Payment otherwise will be made under the amended plan at the same time as the preferred stock is redeemed, in an amount equal to the redemption price times the number (or proportionate number, in the event of a partial redemption) of shares of preferred stock credited to the participant's account.

401(K) PLAN

    Jitney-Jungle maintains a Profit Sharing Plan and Trust (the "401(k) Plan") for the benefit of its employees who have satisfied the plan's eligibility requirements. Participants are permitted to make pre-tax salary reduction contributions, up to the amount permitted under applicable tax law. Jitney-Jungle makes a matching contribution equal to 50% of each participant's salary reduction contribution, up to a maximum of 2% of the participant's compensation. In addition, Jitney-Jungle may make additional profit sharing contributions in its discretion. Although in prior years Jitney-Jungle has made discretionary profit sharing contributions, it has no obligation or present intention to do so in the future. Jitney-Jungle's contributions become vested when the participant has been credited with five years of service. Shares of Common Stock of Jitney-Jungle held under the 401(k) Plan were surrendered in connection with the Recapitalization and exchanged for cash and Class B Preferred Stock in accordance with the Recapitalization documentation.

DELCHAMPS PLANS

    Delchamps currently provides welfare and retirement benefits to its eligible employees under various plans and arrangements, including an employee stock option plan and a 401(k) plan. Following the Delchamps Acquisition, Management intends to terminate the employee stock option plan and the 401(k) plan and provide ongoing welfare and retirement benefits to such employees under the existing plans of Jitney-Jungle.

                           OWNERSHIP OF CAPITAL STOCK

PRINCIPAL SHAREHOLDERS

    The authorized capital stock of Jitney-Jungle consists of 5,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 600,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The Preferred Stock is issuable in one or more classes.

    The following table sets forth certain information with respect to (i) the beneficial ownership of Common Stock of Jitney-Jungle by each person or entity who owns five percent or more thereof and (ii) the beneficial ownership of each class of equity securities of Jitney-Jungle by each director of Jitney-Jungle who is a shareholder, the Chief Executive Officer of Jitney-Jungle and the other executive officers named in the "Summary Compensation Table" above who are shareholders and all directors and officers of Jitney-Jungle as a group. Unless otherwise specified, all shares are directly held.

                                                                   NUMBER AND PERCENT OF SHARES
                                                                             CLASS B           CLASS C
                                                                            PREFERRED         PREFERRED
NAME OF BENEFICIAL OWNER                                 COMMON STOCK         STOCK             STOCK
Bruckmann, Rosser, Sherrill &
  Co., L.P.(1)........................................    331,732/78.05%        --            70,808/70.81%
  Two Greenwich Plaza
  Suite 100
  Greenwich, CT 06830
DLJ Merchant Banking Partners,
  L.P. and related investors..........................     75,000/15.00 (2)        --         15,000/15.00%
  277 Park Avenue
  New York, NY 10172
W.H. Holman, Jr.......................................      29,699/6.99 (3)     21,516/7.84%(4)      4,742/4.72%
  Jitney-Jungle Stores of
  America, Inc.
  P.O. Box 3409
  Jackson, MS 39207
Michael E. Julian.....................................            2,500*        --                     534*
Roger E. Friou........................................      12,510/2.94%              14(4)      1,252/1.25%
David K. Essary.......................................      11,250/2.65%        --              1,125/1.13%
Jerry L. Jones........................................            1,200*        --                     120*
Harold D. Evans.......................................              850*        --                      85*
Bruce C. Bruckmann(5).................................    353,750/83.24%        --            75,508/75.51%
Harold O. Rosser II(5)................................    353,750/83.24%        --            75,508/75.51%
Stephen C. Sherrill(5)................................    353,750/83.24%        --            75,508/75.51%
Stephen F. Edwards(5).................................    332,663/78.27%        --            71,007/71.01%
All directors and officers as a group
  (18 persons)........................................    421,359/99.14%     26,729/9.74%(4)    92,207/92.21%

------------------------

* Less than one percent of total outstanding Common Stock, Class B Preferred Stock and Class C Preferred Stock.

(1) The Fund is a limited partnership, the sole general partner of which is BRS Partners, Limited Partnership ("BRS Partners") and the manager of which is BRS. The sole general partner of BRS Partners is BRSE Associates, Inc. ("BRSE Associates"). Bruce C. Bruckmann, Harold O. Rosser II, Stephen C. Sherrill and Stephen F. Edwards are the only stockholders of BRS and BRSE Associates and may be deemed to share beneficial ownership of the shares shown as beneficially owned by the Fund. Such individuals disclaim beneficial ownership of any such shares.

(2) Represents warrants to acquire 15%, on a fully diluted basis, of the Common Stock.

(3) Includes 19,699 shares held by Performance Partnership, L.P. W.H. Holman, Jr. is the general partner of such partnership and possesses voting power with respect to such shares.

(4) All outstanding shares of Class B Preferred Stock are held by Trustmark National Bank ("Trustmark") pursuant to an escrow agreement by and among Trustmark, Jitney-Jungle and the persons who were shareholders of Jitney-Jungle prior to the Recapitalization. Messrs. Holman, Jr. and Friou own an interest in the escrow account through which they have a beneficial interest in the shares of Class B Preferred Stock listed in this table.

(5) Includes shares of Common Stock and Class C Preferred Stock which are owned by the Fund and certain other entities and individuals affiliated with BRS. Although Messrs. Bruckmann, Rosser, Sherrill and Edwards may be deemed to share beneficial ownership of such shares, such individuals disclaim beneficial ownership thereof. See Note 1 above.

CLASS A PREFERRED STOCK

    An aggregate of $22.5 million in liquidation preference of the Class A Preferred Stock is outstanding. The Class A Preferred Stock ranks senior in right of payment of cash dividends, liquidation preference and redemption (both mandatory and optional as described below) to the Class B Preferred Stock and the Class C Preferred Stock.

    Dividends on the Class A Preferred Stock are payable quarterly at an annual rate of 15%. Dividends for the first five years following the Recapitalization are payable, at Jitney-Jungle's option, either by cumulation to liquidation preference or in cash and, thereafter, dividends will be payable in cash. The Senior Credit Facility, the Senior Note Indenture and the Indenture will restrict Jitney-Jungle's ability to pay cash dividends on the Class A Preferred Stock.

    The Class A Preferred Stock is redeemable at Jitney-Jungle's option, (i) at any time after March 1, 2001 at a price per share equal to the then applicable liquidation preference plus accrued and unpaid dividends and a prepayment premium or (ii) on or prior to March 1, 1999 with the proceeds of a public offering of Common Stock at a price per share equal to 114% of the then applicable liquidation preference plus accrued and unpaid dividends thereon. All of the Class A Preferred Stock is required to be redeemed on or before the twelfth anniversary of issuance at a price per share equal to the then applicable liquidation preference plus accrued and unpaid dividends. Jitney-Jungle is required to offer to repurchase (to the extent permitted by the terms of the Senior Credit Facility) all shares of Class A Preferred Stock upon a Change of Control (as defined in the certificate of designations with respect to the Class A Preferred Stock) at a price per share equal to 101% of the then applicable liquidation preference, plus accrued and unpaid dividends thereon. The Senior Credit Facility will restrict Jitney-Jungle's ability to redeem or repurchase the Class A Preferred Stock.

    The Class A Preferred Stock does not have any voting rights, except (i) as required by law and (ii) with respect to the issuance of pari passu and senior securities, certain mergers and certain amendments to the Articles of Incorporation of Jitney-Jungle or the Exchange Debenture Indenture. Additionally, in the event of certain defaults, including the failure to pay dividends when required, then the number of directors constituting the Board of Directors will be increased by two, and the holders of Class A Preferred Stock will be entitled to elect two directors to the Board of Directors. The Class A Preferred Stock is exchangeable (with cumulated dividends) at Jitney-Jungle's option, in whole but not in part, for subordinated exchange debentures (the "Exchange Debentures") of Jitney-Jungle. The Exchange Debentures will pay interest from the date of exchange at the rate of 15% per annum, consisting of, at Jitney-Jungle's option, additional Exchange Debentures or cash on or prior to March 1, 2001 and cash thereafter. The Exchange Debentures will mature on March 1, 2008. The Senior Credit Facility, the Senior Note Indenture and the Indenture will restrict Jitney-Jungle's ability to exchange the Class A Preferred Stock for Exchange Debentures and Jitney-Jungle's ability to redeem or repurchase the Exchange Debentures.

CLASS B PREFERRED STOCK

    An aggregate of $27.5 million in liquidation preference of the Class B Preferred Stock is outstanding. The Class B Preferred Stock ranks junior in right of payment of cash dividends, liquidation preference and redemption (both mandatory and optional as described below) to the Class A Preferred Stock and senior in right of payment of cash dividends, liquidation preference and redemption (both mandatory and optional as described below) to the Class C Preferred Stock.

    Dividends on the Class B Preferred Stock are payable annually when and as declared by the Board of Directors of Jitney-Jungle at a rate of 10.0% per annum. Dividends cumulate on a compounding basis until paid. The Senior Credit Facility, the Senior Note Indenture, the Indenture and the Class A Preferred Stock restrict Jitney-Jungle's ability to pay cash dividends on the Class B Preferred Stock.

    The Class B Preferred Stock is redeemable at Jitney-Jungle's option at any time, in whole or in part, at a price per share equal to the then applicable liquidation preference plus accrued and unpaid dividends. All of the Class B Preferred Stock is required to be redeemed on the fourteenth anniversary of issuance at a price per share equal to the then applicable liquidation preference plus accrued and unpaid dividends. Jitney-Jungle will also be required to offer to repurchase (to the extent permitted by the terms of the Class A Preferred Stock and any indebtedness to which Jitney-Jungle is a party) all shares upon a Change in Control (as defined in the certificate of designations with respect to the Class B Preferred Stock) at a price in cash equal to 100.0% of the liquidation preference thereof plus accrued and unpaid dividends.

    Jitney-Jungle is required to offer to repurchase (to the extent permitted by the terms of the Class A Preferred Stock and any indebtedness to which Jitney-Jungle is a party) all shares of Class B Preferred Stock upon the sale by the Fund (or its affiliates) of more than 10.0% of the outstanding shares of the Common Stock of Jitney-Jungle, except that the Fund (or its affiliates) may (i) sell up to 5.0% of the outstanding shares to original shareholders, officers, directors, consultants or employees of Jitney-Jungle; (ii) sell outstanding shares to certain affiliates and principals of the Fund and persons related thereto; or (iii) exchange Common Stock or Class C Preferred Stock for securities which rank junior to the Class B Preferred Stock. Jitney-Jungle is also required to offer to repurchase (to the extent permitted by the terms of the Class A Preferred Stock and any indebtedness to which Jitney-Jungle is a party) all shares of Class B Preferred Stock if Jitney-Jungle changes its state of incorporation.

    In addition, Jitney-Jungle is required to offer to apply (to the extent permitted by the terms of the Class A Preferred Stock and any indebtedness to which Jitney-Jungle is a party) Net Proceeds (as defined) raised through any primary issuance of securities junior to Class B Preferred Stock to repurchase shares of Class B Preferred Stock. "Net Proceeds" means the net cash proceeds received by Jitney-Jungle from the issuance of such junior securities after payment of expenses of issuance of such securities and application of such funds to repay or redeem senior securities (to the extent required) and the repayment of indebtedness (to the extent required).

    The Senior Credit Facility, the Senior Note Indenture, the Indenture and the Class A Preferred Stock restrict Jitney-Jungle's ability to redeem or repurchase shares of the Class B Preferred Stock.

    The Class B Preferred Stock does not have any voting rights except as required by Mississippi law, as in effect on the date of issuance.

CLASS C PREFERRED STOCK

    An aggregate of $10.0 million in liquidation preference of the Class C Preferred Stock, Series 1 and Series 2, is outstanding. The Series 1 is not redeemable by Jitney-Jungle at any time; the Series 2 is redeemable, as described below. The Class C Preferred Stock ranks junior in right of payment of cash dividends, liquidation preference and redemption (both mandatory and optional as described below) to the Class A Preferred Stock and the Class B Preferred Stock.

    Dividends on the Class C Preferred Stock are payable annually when and as declared by the Board of Directors of Jitney-Jungle at a rate of up to 10.0% per annum. Dividends cumulate on a compounding basis until paid. The Senior Credit Facility, the Senior Note Indenture, the Indenture, the Class A Preferred Stock and the Class B Preferred Stock restrict Jitney-Jungle's ability to pay cash dividends on the Class C Preferred Stock.

    The Class C Preferred Stock, Series 2, is redeemable at Jitney-Jungle's option at any time, in whole or in part, at a price per share equal to the liquidation preference plus accrued and unpaid dividends (including cumulated dividends). The Class C Preferred Stock, Series 2, is required to be redeemed on the fifteenth anniversary of issuance at a price per share equal to the liquidation preference plus accrued and unpaid dividends (including cumulated dividends). Jitney-Jungle is required to offer to repurchase (to the extent permitted by the terms of the Class A Preferred Stock, the Class B Preferred Stock and any indebtedness to which Jitney-Jungle is a party) all shares of Series C Preferred Stock, Series 1 and Series 2, upon a Change of Control (as defined in the certificate of designations with respect to the Class C Preferred Stock) at a price in cash equal to 100% of the then applicable liquidation preference, plus accrued and unpaid dividends thereon. The Senior Credit Facility, the Senior Note Indenture, the Indenture, the Class A Preferred Stock, the Exchange Debentures and the Class B Preferred Stock restrict Jitney-Jungle's ability to redeem or repurchase the Class C Preferred Stock.

    The Class C Preferred Stock does not have any voting rights, except as required by law.

COMMON STOCK

    The holders of Common Stock are entitled to one vote for each share held of record and all matters submitted to a vote of shareholders. The holders of Common Stock have no preemptive rights, rights to maintain their respective percentage ownership interests in Jitney-Jungle or other rights to subscribe for additional shares of Jitney-Jungle other than as set forth in the Shareholders Agreement.

WARRANTS

    In connection with the Recapitalization, warrants to purchase 75,000 shares of Common Stock (the "Warrants"), representing 15.0% of the Common Stock of Jitney-Jungle (on a fully diluted basis) outstanding immediately following the Recapitalization, were issued to DLJ Merchant Banking Partners, L.P. and related investors. The Warrants have an exercise price of $0.01 per share and expire 12 years after issuance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASING AGENT AGREEMENT

    Pursuant to an agreement with Jitney-Jungle, McCarty-Holman Co., L.P. (the "Partnership") is the exclusive agent for Jitney-Jungle to rent, lease, operate and manage all locations where Jitney-Jungle has sublet space to various tenants and where it has space vacant and available for subleasing. W.H. Holman, Jr. owns a noncontrolling interest in the Partnership. Under the agreement, the Partnership is entitled to fees as follows: (i) for management, 4% of all rental/lease collections; (ii) for leasing, 6% of the annual rent (for a month-to-month tenancy, one-half of the first month's rent); and (iii) for services other than those delineated above, fees are negotiated. In fiscal 1997, the Partnership received approximately $41,000 in fees pursuant to this agreement. Management believes that the agreement is on an arm's length basis and is on terms that are no less favorable to Jitney-Jungle than could have been obtained with non-affiliated parties at the time the agreement was entered into.

LEASES OF CERTAIN SUPERMARKETS AND FACILITIES

    W.H. Holman, Jr., W.H. Holman, III and Roger P. Friou own in the aggregate noncontrolling interests in certain partnerships that are landlords under 18 leases for supermarkets or other facilities where Jitney-Jungle and its affiliates are the tenants. In fiscal 1997 and 1996, Jitney-Jungle paid a combined total rent under these 18 leases of approximately $3.6 million and $3.6 million, respectively. Management believes that each of these leases is on an arm's length basis and is on terms that are no less favorable to Jitney-Jungle than could have been obtained with non-affiliated parties at the time each lease was entered into.

MANAGEMENT LOANS

    David K. Essary, Executive Vice President of Jitney-Jungle has an outstanding loan for the purchase of Common Stock from Jitney-Jungle in an amount of $79,906 as of May 3, 1997. The loan is evidenced by an unsecured note which bears interest at the rate of 8.25% per annum and is payable in three annual installments, the first of which was paid in March 1997. Eight other executive officers of Jitney-Jungle have borrowed an aggregate of $69,824 for the purchase of Common Stock and Class C Preferred Stock from Jitney-Jungle.

SHAREHOLDERS AGREEMENT

    Certain shareholders of Jitney-Jungle, including the Fund Entities, the DLJ Entities and Messrs. Holman, Jr., Holman III and Friou (the "Management Shareholders") are parties to a Shareholders Agreement which contains certain agreements among such shareholders with respect to the capital stock and corporate governance of Jitney-Jungle. The following is a summary of the material terms of the Shareholders Agreement.

    Pursuant to the Shareholders Agreement, the maximum number of members of the Board of Directors of Jitney-Jungle is 12 (plus any additional directors who may be elected in accordance with the terms of Jitney-Jungle's preferred stock). The DLJ Entities and the Management Shareholders each have the right to appoint one member to the Board of Directors. In addition, the approval of the director appointed by the DLJ Entities is required in order for Jitney-Jungle to enter into certain transactions. The DLJ Entities' rights to appoint a director and to approve of such transactions will terminate upon certain reductions in the DLJ Entities' ownership of the Warrants or upon a person or persons (other than the Fund Entities, DLJ Entities or Management Shareholders) acquiring a majority of the then outstanding Common Stock.

    The Shareholders Agreement contains certain provisions which with certain exceptions (i) restrict the ability of the Fund Entities, the DLJ Entities and the Management Shareholders from transferring any shares of Common Stock or Warrants until the earlier to occur of the initial public offering of Common

Stock of Jitney-Jungle and the second anniversary of the consummation of the Recapitalization, (ii) restrict the ability of the Fund Entities from transferring any shares of Class C Preferred Stock until the earlier to occur of the initial public offering of Common Stock of Jitney-Jungle and the fourth anniversary of the consummation of the Recapitalization and (iii) restrict the ability of the DLJ Entities and the Management Shareholders from transferring any shares of Class C Preferred Stock until the earlier to occur of the initial public offering of Common Stock of Jitney-Jungle and the second anniversary of the consummation of the Recapitalization. The foregoing will not restrict the ability of the DLJ Entities to transfer shares of Common Stock, Class C Preferred Stock or Warrants in connection with a transfer of Class A Preferred Stock or of any shareholder to transfer securities in connection with any public offering of Common Stock of Jitney-Jungle pursuant to certain registration rights set forth in the Shareholders Agreement. Prior to sales of Common Stock by the Fund Entities, the DLJ Entities have the right to negotiate with such Fund Entity for the purchase of any and all shares that Fund Entity desires to sell. With respect to proposed dispositions by the Fund Entities of their securities, the DLJ Entities have the right to require the proposed transferee to purchase, on the same terms and conditions as given to the Fund Entities, a pro rata portion of like securities (or Warrants therefor) held by the DLJ Entities. Subject to certain exceptions, if Jitney-Jungle proposes to issue Common Stock or rights to purchase Common Stock, the Fund Entities and the DLJ Entities have the right, on the same terms and conditions of the proposed issuance, to purchase pro rata portions of the securities to be issued. Jitney-Jungle has granted the Fund Entities three separate demand registration rights with respect to their securities. Jitney-Jungle has granted the DLJ Entities (i) three demand registration rights with respect to their shares of Common Stock, Class C Preferred Stock and Warrants, in the aggregate, which demand rights are not exercisable prior to the earlier to occur of the initial public offering of Common Stock of Jitney-Jungle and the fifth anniversary of the consummation of the Recapitalization and (ii) three demand registration rights with respect to their shares of Class A Preferred Stock. All of the shareholders party to the Shareholders Agreement have the right to participate, or "piggyback," in certain registrations initiated by Jitney-Jungle or pursuant to a demand.

DEALER-MANAGER; SOLICITATION AGENT; UNDERWRITER

    Donaldson, Lufkin & Jenrette Securities Corporation, one of the Initial Purchasers and an affiliate of DLJ Merchant Banking Partners, L.P., acted as Dealer-Manager in connection with the Delchamps Tender Offer and as Solicitation Agent in connection with the Consent Solicitation, and it received customary fees and reimbursement of expenses in connection with the services rendered by it in the latter capacity. Donaldson, Lufkin & Jenrette Securities Corporation also acted as underwriter in connection with the offering of the Senior Notes by the Company, for which it received customary fees and reimbursement of expenses.

BRS MANAGEMENT AGREEMENT; CLOSING FEE


    Pursuant to a management agreement between Jitney-Jungle and BRS, BRS is entitled to receive an annual management fee from Jitney-Jungle for the performance of strategic and financial planning services. The amount of the fee ranged from $250,000 to $1.0 million per year and is based on certain performance criterion. In connection with the Consent Solicitation, Jitney-Jungle solicited and obtained consents to an amendment to the Senior Note Indenture to permit the amendment of the management agreement to eliminate the performance criteria set forth therein and permit the payment of fees to BRS after the end of each fiscal quarter of the greater of (i) $250,000 or (ii) 1.0% of the Company's EBITDA for such quarter (provided that the total amount of all such payments in any fiscal year may not exceed the greater of (x) $1.0 million or (y) one percent of EBITDA for such fiscal year). The amendment of the management agreement occurred simultaneously with the consummation of the Transactions. In addition, upon consummation of the Transactions the Company paid BRS a closing fee of $4.0 million.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    The following is a summary of certain indebtedness of the Company which will remain outstanding following consummation of the Delchamps Merger. See "Summary--Use of Proceeds." To the extent such summary contains descriptions of the Senior Credit Facility, the Senior Note Indenture and other loan documents, such descriptions do not purport to be complete and are qualified in their entirety by reference to such documents, which are available upon request from the Company.

SENIOR CREDIT FACILITY


    In connection with the Delchamps Acquisition, Jitney-Jungle's existing revolving credit facility with Fleet Capital Corporation (as successor agent to Fleet Bank, N.A.) and certain other lenders (collectively, the "Lender") was amended and restated to provide for a $150.0 million Senior Credit Facility. Borrowings by the Company and its subsidiaries (including Delchamps following the consummation of the Delchamps Tender Offer) of $72.7 million under the Senior Credit Facility were or will be used to finance a portion of the Delchamps Purchase Price, to repay certain indebtedness of Delchamps and to pay fees and expenses incurred in connection with the Transactions and the Delchamps Merger. The Senior Credit Facility will also be available to provide for the ongoing working capital requirements of the Company and its subsidiaries.


    The commitments under the Senior Credit Facility will terminate, and all loans outstanding thereunder will be required to be repaid in full, six and one-half years following the consummation of the Delchamps Tender Offer (the "Closing Date"). Borrowings under the Senior Credit Facility, including revolving loans and up to $30.0 million in letters of credit, will not exceed the lesser of (i) the "Total Commitment," which initially will be $150.0 million and (ii) an amount equal to the sum of (A) up to 65% of eligible inventory (valued at the lesser of FIFO cost or current market value) of the Company and its subsidiaries and (B) the "Supplemental Availability," which initially will be $53.0 million. The maximum amount available for borrowing under the Senior Credit Facility and the Supplemental Availability will be reduced in quarterly installments during each year in the aggregate annual amounts set forth below:

                                                                                                   SENIOR CREDIT
                                                                                                      FACILITY
YEAR FOLLOWING CLOSING DATE                                                                          REDUCTION
        1.......................................................................................   $             0
        2.......................................................................................   $     5,000,000
        3.......................................................................................   $     7,000,000
        4.......................................................................................   $     8,000,000
        5.......................................................................................   $     9,000,000
        6.......................................................................................   $    11,000,000
First quarter year 7............................................................................   $     6,500,000
Second quarter year 7...........................................................................   $     6,500,000

    The Senior Credit Facility is guaranteed by all subsidiaries of the Company who, except for Supermarket Cigarette Sales, Inc., are also borrowers under the Senior Credit Facility. Obligations under the Senior Credit Facility are secured by a first priority lien on all of the Company's and the guarantors' existing and after-acquired tangible and intangible assets, including but not limited to accounts and notes receivable, inventory, machinery, equipment and other fixed assets (including, but not limited to, fixtures and leasehold improvements), real property (including leasehold interests but excluding real property already subject to liens), all related documents, instruments, chattel paper, subsidiary stock, and general intangibles (including, but not limited to, patents, trademarks, trade names and tax refunds) and all proceeds and products thereof.

    Loans under the Senior Credit Facility, at the Company's option, may be either Base Rate Loans or Eurodollar Loans, provided that not more than six Eurodollar Loans may be outstanding at any one time. Base Rate Loans will bear interest at a Base Rate plus the Applicable Margin and Eurodollar Loans will bear interest at the LIBO Rate (as adjusted pursuant to the terms of the Senior Credit Facility) plus the Applicable Margin for 1-, 2-, 3- or 6-month interest periods. The Base Rate is defined as the higher of (i) the announced prime rate of Fleet Bank, N.A. and (ii) the federal funds rate plus 1/2%, with changes effective as of the date of change in such prime rate or federal funds rate. The Company may convert all or any portion of the Base Rate Loans into Eurodollar Loans, and all or any portion of the Eurodollar Loans into Base Rate Loans provided no event of default has occurred or is continuing.

    At all times on and after the Closing Date until the date the Company delivers to the agent under the Senior Credit Facility its financial statements for the Company's fiscal quarter ending on or about January 10, 1998 (the "First Adjustment Date"), the Applicable Margin will be 0.75% for Base Rate Loans and 2.0% for Eurodollar Loans.

    At the Closing Date, the Senior Credit Facility bore interest at approximately 7.65% based on the LIBO Rate plus the Applicable Margin. Beginning on the First Adjustment Date, interest rates will fluctuate based on the Company's ratio of Indebtedness to EBITDA (each as defined in the Senior Credit Facility) for the four most recently concluded fiscal quarters, based upon the following table:

                                                                                             APPLICABLE MARGIN
                                                                                            BASE RATE/EURODOLLAR
INDEBTEDNESS/EBITDA                                                                                 RATE
Greater Than or Equal to 5..............................................................               1.00%/2.25%
Greater Than 4.25 but Less Than 5.......................................................               0.75%/2.00%
Greater Than 3.75 but Less Than 4.25....................................................               0.50%/1.75%
Greater Than 3.25 but Less Than 3.75....................................................               0.25%/1.50%
Less Than 3.25..........................................................................                  0%/1.25%

    Notwithstanding the foregoing, on and after a default or event of default under the Senior Credit Facility which is continuing, there will be no reduction in the Applicable Margin. After and during the continuance of any such event of default, the interest rate will be 2% above the otherwise applicable rate.

    The Senior Credit Facility contains numerous restrictive financial and other covenants, including, but not limited to (i) limitations on the incurrence of liens and indebtedness, (ii) restrictions on sale and lease-back transactions, consolidations, mergers and sales of assets, investments (including the purchase of stock or assets), loans, capital expenditures, changes in business, prepayment of indebtedness, including the Senior Notes and the Notes, affiliate transactions, consulting fees and creation of subsidiaries, (iii) a prohibition (with certain limited exceptions) on dividends, distributions and payments on shares of capital stock, and (iv) a requirement to meet certain identified financial targets, based generally on rolling four fiscal quarter periods, such as a maximum leverage ratio, a minimum interest coverage ratio, a minimum cash flow and, under certain circumstances, a minimum fixed charge coverage ratio.

    Events of default under the Senior Credit Facility include, among others,
(i) false representations and warranties, (ii) nonpayment of interest, fees or principal when due under the Senior Credit Facility, (iii) breach in the observance or performance of any covenant, condition or agreement, (iv) voluntary or involuntary bankruptcy proceedings, (v) default in any other indebtedness that permits acceleration of such indebtedness, (vi) any events or conditions which would result in the termination of a pension plan or the creation of certain liabilities under ERISA, (vii) judgments or decrees that remain undischarged or unbonded for 30 consecutive days, (viii) the invalidity of the Senior Credit Facility, the other security documents, security interests or guarantees and (ix) the occurrence of a Change of Control. Change of Control is defined as (A) the failure of the Fund to own, beneficially and all voting rights with respect to, at least 35% of each class of issued and outstanding shares of voting stock of the Company, (B) the failure of the Fund to own capital stock of the Company entitling it to cast the votes required to elect a majority of members of the Board of Directors of the Company, (C) the failure of the Company to own, beneficially and all voting rights with respect to, 100% of all the issued and outstanding shares of each class of capital stock of each of its subsidiaries (other than Delchamps, following the Delchamps Tender Offer and prior to the Delchamps Merger) or (D) the occurrence of a "Change of Control" under the Senior Note Indenture.

Upon the occurrence of any event of default under the Senior Credit Facility, the Lender may accelerate the maturity of the loans made thereunder and terminate the commitments under the Senior Credit Facility.

SENIOR NOTES

    Jitney-Jungle is the primary obligor on $200,000,000 in aggregate principal amount of Senior Notes. The Senior Notes bear interest at a rate of 12% per annum, payable semi-annually on March 1 and September 1 of each year.

    Jitney-Jungle is not required to make any mandatory redemption or sinking fund payment with respect to the Senior Notes prior to maturity. The Senior Notes are redeemable, at the option of Jitney-Jungle, in whole or in part, at any time after March 1, 2001 at the redemption prices set forth in the Senior
Note Indenture. In addition, at any time prior to March 1, 1999, Jitney-Jungle may redeem up to 33 1/3% of the aggregate principal amount of the Senior Notes with the net proceeds of one or more public offerings of equity securities; provided that at least 66 2/3% of the original aggregate principal amount of Senior Notes remains outstanding following each such redemption.

    Upon the occurrence of a "Change of Control" under the Senior Note Indenture, Jitney-Jungle will be required to make an offer to purchase all of the outstanding Senior Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

    The Senior Notes are unsecured senior obligations of Jitney-Jungle and rank pari passu in right of payment with all existing and future Senior Debt of Jitney-Jungle, including indebtedness under the Senior Credit Facility. Jitney-Jungle's obligations under certain outstanding Senior Debt, including its obligations under the Senior Credit Facility, are secured by liens on all of the assets of Jitney-Jungle and, accordingly, such indebtedness ranks prior to the Senior Notes with respect to such assets. The Senior Notes rank senior in right of payment to all future subordinated indebtedness of Jitney-Jungle, including the Notes.

    The payment of principal, premium, if any, and interest on the Senior Notes has been guaranteed on a full, unconditional, joint and several, unsecured senior basis (the "Senior Note Guarantees") by all of the Subsidiary Guarantors, and Delchamps will execute a Senior Note Guarantee within three business days following the consummation of the Delchamps Tender Offer. The Senior Note Guarantees rank pari passu in right of payment with all Senior Debt of the Subsidiary Guarantors. The Subsidiary Guarantors' obligations under certain outstanding Senior Debt, including their obligations under the Senior Credit Facility, are secured by liens on substantially all of the assets of the Subsidiary Guarantors and, accordingly, rank prior to the Senior Notes with respect to such assets. The guarantee of a Subsidiary Guarantor may be released upon a sale of such Subsidiary Guarantor or upon repayment or defeasance of the Senior Notes, in each case as permitted by the Senior Note Indenture.

    The Senior Note Indenture contains restrictive covenants substantially identical to those contained in the Indenture governing the Notes (except with respect to the subordination provisions of the Indenture), including covenants that limit, among other things, (i) the ability of Jitney-Jungle and its Restricted Subsidiaries to pay dividends or make certain other restricted payments or investments, incur additional indebtedness or issue preferred stock, in each case, unless specified financial targets are met, (ii) the ability of Jitney-Jungle to merge, consolidate or sell all or substantially all of its assets, (iii) the ability of Jitney-Jungle and its Restricted Subsidiaries to create liens on assets, (iv) the ability of Jitney-Jungle and its Restricted Subsidiaries to enter into transactions with affiliates and (v) the ability of Jitney-Jungle and its Restricted Subsidiaries to engage in other lines of business. See "Description of the Notes" for a more complete description of such provisions.

    The Senior Note Indenture would prohibit the issuance of the Notes. The Company has obtained consents from the holders of a majority in principal amount of the outstanding Senior Notes to such issuance. See "Summary--The Transactions" and "The Transactions--The Consent Solicitation."

                            DESCRIPTION OF THE NOTES

GENERAL

    The Existing Notes were issued pursuant to an Indenture (the "Indenture") by and among the Company, each Subsidiary of the Company as Subsidiary Guarantors and Marine Midland Bank, as trustee (the "Trustee") in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the Indenture apply to the Existing Notes and to the New Notes to be issued in exchange therefor pursuant to the Exchange Offer (all such Notes being referred to herein collectively as the "Notes"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture is qualified by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement are available as set forth under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "Certain Definitions."

    The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all current and future Senior Debt. At July 26, 1997, on a Pro Forma Basis, the Company would have had Senior Debt of approximately $348.1 million (exclusive of an unused commitment of up to $66.1 million under the Senior Credit Facility). The Indenture permits the incurrence of additional Senior Debt in the future. See "Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock."

PRINCIPAL, MATURITY AND INTEREST

    The Notes are limited in aggregate principal amount to $200.0 million and will mature on September 15, 2007. Interest on the Notes will accrue at the rate of 10 3/8% per annum and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 1998 to Holders of record on the immediately preceding March 1 and September 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, if any, and interest with respect to the Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

    The payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

    Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders would be entitled shall be made to the holders of Senior Debt (except that Holders may receive Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

    The Company also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the representative of the holders of such Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of (x) the date on which such nonpayment default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received, in each case, unless the maturity of any Designated Senior Debt has been accelerated or (z) the date on which such Payment Blockage Period (as defined below) shall have been terminated by written notice to the Trustee from the representative of the holders of Designated Senior Debt initiating such Payment Blockage Period. During any consecutive 360-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of nonpayment defaults on Designated Senior Debt (a "Payment Blockage Period") shall not exceed 179 days, and there shall be a period of at least 181 consecutive days in each consecutive 360-day period during which no Payment Blockage Period is in effect. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

    The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of the Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors--Subordination."

SUBSIDIARY GUARANTEES

    The Company's payment obligations under the Notes are guaranteed on a full, unconditional, joint and several, general unsecured basis (the "Subsidiary Guarantees") by the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee is limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or
(B) left such Subsidiary Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; provided that it will be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors, and any other rights such Subsidiary Guarantor may have, will be taken into account. See, however, "Risk Factors--Fraudulent Conveyance Considerations."

    The Subsidiary Guarantee of each Subsidiary Guarantor is subordinated to the prior payment in full of all existing and future Senior Debt of such Subsidiary Guarantor, including the guarantee of such Subsidiary Guarantor of the Company's obligations under the Senior Notes and the Senior Credit Facility. At July 26, 1997, on a Pro Forma Basis, the Subsidiary Guarantors would have had an aggregate of approximately $10.4 million of Senior Debt outstanding (excluding guarantees by the Subsidiary Guarantors of the Company's obligations under the Senior Notes and the Senior Credit Facility). The Indenture permits the Subsidiary Guarantors to incur additional Senior Debt, subject to certain limitations.

    The Indenture provides that, except as may be prohibited by the terms of the Indenture described herein under "Certain Covenants" and "Repurchase at the Option of Holders--Change of Control" and "--Asset Sales," nothing contained in the Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or any other Subsidiary Guarantor (in each case, whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors will be a party or parties, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or any other Subsidiary Guarantor (in each case, whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; PROVIDED, however, that each Subsidiary Guarantor covenants and agrees that: (i) upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee endorsed on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by such Subsidiary Guarantor, will be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by a supplemental indenture substantially in the form provided for in the Indenture, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have been merged, or by the corporation which shall have acquired such property; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock." The foregoing will not prohibit (i) any consolidation or merger of a Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor or (ii) any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or any other Subsidiary Guarantor.

    The Indenture provides that concurrently with any sale of assets (including, if applicable, all of the Capital Stock of any Subsidiary Guarantor), any Liens in favor of the Trustee in the assets sold thereby will be released; PROVIDED that, in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of the covenant described herein under the caption "Repurchase at the Option of Holders--Asset Sales." The Indenture further provides that if the assets sold in such sale or other disposition include all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor) will be released from and relieved of its Obligations under its Subsidiary Guarantee; PROVIDED that
(i) in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of the covenant described herein under the caption "Repurchase at the Option of Holders--Asset Sales" and (ii) the Company is in compliance with all other provisions of the Indenture applicable to such disposition.

OPTIONAL REDEMPTION

    Except as provided in the following paragraph, the Notes are not redeemable at the Company's option prior to September 15, 2002. Thereafter, the Notes are subject to redemption at the option of the

Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

YEAR                                                            PERCENTAGE
2002..........................................................     105.188%
2003..........................................................     103.458%
2004..........................................................     101.729%
2005 and thereafter...........................................     100.000%

    Notwithstanding the foregoing, at any time prior to September 15, 2000 the Company may on any one or more occasions redeem up to 33 1/3% of the aggregate principal amount of Notes originally issued in the Offering at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings; PROVIDED that at least 66 2/3% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; and PROVIDED, further, that each such redemption shall occur within 120 days of the date of the closing of the Public Equity Offering to which it relates.

MANDATORY REDEMPTION

    Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail or cause to be mailed a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

    The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Senior Debt, or offer to repay in full all outstanding Senior Debt and repay the Senior Debt with respect to which such offer has been accepted, or obtain the requisite consents, if any, under all outstanding Senior Debt to permit the repurchase of the Notes required by this covenant.

    The Indenture provides that on the payment date set forth in the Change of Control Offer (the "Change of Control Payment Date"), the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Trustee or with the Paying Agent (or, if the Company or any of its subsidiaries is the Paying Agent, separate and hold in trust) an amount in same-day funds equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company. The Indenture provides that the Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

    The existence of a Holder's right to require the Company to repurchase such Holder's Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Company in a transaction that would constitute a Change of Control.

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals, their Related Parties, the DLJ Entities or their Affiliates, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the Company consolidates with, or merges with or into, another "person" (as defined above) in a transaction or series of related transactions in which the voting stock of the Company is converted into or exchanged for cash, securities or other property, other than any transaction where (A) the outstanding voting stock of the Company is converted into or exchanged for voting stock (other than Disqualified Stock) of the surviving or transferee corporation and (B) either (1) the "beneficial owners" (as such term is defined in Rule 13d-3 and 13d-5 under the Exchange Act) of the voting power of the voting stock of the Company immediately prior to such transaction own, directly or indirectly through one or more Subsidiaries, not less than a majority of the total voting power of the voting stock of the surviving or transferee corporation immediately after such transaction or (2) if immediately prior to such transaction the Company is a direct or indirect Subsidiary of any other Person (the "Holding Company"), then the "beneficial owners" (as defined above) of the voting stock of such Holding Company immediately prior to such transaction own, directly or indirectly through one or more Subsidiaries, not less than a majority of the voting power of the voting stock of the surviving or transferee corporation immediately after such transaction, (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) the Principals, their Related Parties, the DLJ Entities or their Affiliates cease to be the "beneficial owners" (as defined above), directly or indirectly, of at least 35% of the voting power of the voting stock of the Company and (B) any "person" (as defined above) becomes the "beneficial owner" (as defined above; PROVIDED that at any time following the occurrence of a Public Equity Offering, the term "beneficial owner" shall exclude for such purpose the effect of Rule 13d-3(d)(1), other than any such effect with respect to the Warrants) directly or indirectly, of more of the voting power of the voting stock of the Company than is at the time "beneficially owned" (as defined above) by the Principals, their Related Parties, the DLJ Entities and their Affiliates in the aggregate, or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "DLJ ENTITIES" means DLJ Merchant Banking Partners, L.P., DLJ Offshore Partners, C.V. and DLJ Merchant Banking Funding, Inc.

    "PRINCIPALS" means (i) the Fund and any of its Affiliates and (ii) Messrs.
W. H. Holman, Jr., W. H. Holman III, Essary, Friou, Bruckmann, Rosser, Sherrill and Edwards.

    "RELATED PARTY" means (i) any controlling stockholder, general partner, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding an 80% or more controlling interest of which consist solely of one or more Principals and/or such other Persons referred to in the immediately preceding clause (i).

    ASSET SALES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and PROVIDED further that (1) the 75% limitation referred to above shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefor, determined in accordance with the foregoing proviso, is equal to or greater than what the net after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation and (2) the provisions of clauses (i) and
(ii) above shall not apply to any sale or other disposition of assets required pursuant to a consent order or other agreement entered into by the Company with the Federal Trade Commission or the Department of Justice in connection with the Delchamps Acquisition.

    Within 435 days after the receipt of any Net Proceeds from an Asset Sale, the Company or its Restricted Subsidiary, as the case may be, may apply such Net Proceeds by (i) permanently reducing Indebtedness under the Senior Credit Facility (and correspondingly reducing commitments with respect thereto) or other Senior Debt, (ii) investing (or entering into a binding commitment to invest) in any one or more business, capital expenditure or other tangible asset, in each case in the same line of business as the Company or its Restricted Subsidiaries was engaged in on the date of the Indenture or a line of business reasonably related thereto, (iii) investing (or entering into a binding commitment to invest) in properties or assets that replace the properties and assets that are the subject of such Asset Sale and (iv) in the case of a sale of a store or stores, deeming such Net Proceeds to have been applied to the extent of any capital expenditures made to acquire or construct another store within 435 days preceding the date of the Asset Sale; PROVIDED that if such Net Proceeds are applied by entering into a binding commitment under clause (ii) or
(iii) above, then the investment contemplated by such commitment shall be made no later than 45 days following the end of such 435 day period. Pending the final application of any such Net Proceeds, the Company or its Restricted Subsidiary, as the case may be, may temporarily reduce Indebtedness under the Senior Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an offer to all Holders (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the aggregate amount of Excess Proceeds, the Company or its Restricted Subsidiary, as the case may be, may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the aggregate amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in accordance with the terms of the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

    CERTAIN RESTRICTIONS ON REPURCHASES

    Certain of the Company's Senior Debt, including Indebtedness under the Senior Credit Facility and the Senior Notes, currently prohibits or restricts the Company from purchasing any Notes, and also provides that certain changes in control of the Company and certain dispositions of Company assets would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs, or an Asset Sale Offer is required to be made, at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; PROVIDED that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary of the Company that is a Subsidiary Guarantor) on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including in connection with a merger or consolidation); (ii) purchase, redeem or otherwise acquire or retire for value any outstanding Equity Interests of the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, any sinking fund date or its scheduled maturity date, any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees; (iv) make any Restricted Investment or (v) make any payment pursuant to the BRS Management Agreement (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless:

        (a) at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

        (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (o), (s)(ii), (x) and (y) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds (or non-cash proceeds when converted into cash) received by the Company in the form of capital contributions or from the issue, sale or exercise since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 50% of the excess, if any, of the cash received upon the sale or other disposition of a Restricted Investment over the amount described in clause (iii) above.

    The foregoing provisions do not prohibit: (o) any repurchase, redemption or retirement for value of capital stock of a Restricted Subsidiary of the Company deemed to occur upon the merger of such Restricted Subsidiary with or into the Company or another Wholly Owned Restricted Subsidiary of the Company within one year following the date on which such merged Restricted Subsidiary became a Restricted Subsidiary of the Company; (p) acquisition and retirement by the Company of any Class B Preferred Stock in satisfaction of any claim by the Company for indemnity pursuant to the 1996 Merger

Agreement; (q) retirement of the Class A Preferred Stock in connection with the issuance by the Company of the Exchange Debentures; (r) the payment of cash in lieu of the issuance of (A) fractional shares of common stock upon exercise of the Warrants and (B) any Exchange Debenture that is not an integral multiple of $1,000 upon any exchange of Class A Preferred Stock for Exchange Debentures; (s) the amendment of the BRS Management Agreement to permit the payment of, and the payment of, fees to BRS or any Affiliate of BRS (i) under the BRS Management Agreement after the end of each fiscal quarter in an amount not to exceed the greater of (a) $250,000 or (b) 1.0% of the Company's EBITDA for such fiscal quarter (PROVIDED, that the total amount of all such payments shall not exceed in any fiscal year the greater of (x) $1.0 million or (y) one percent of the Company's EBITDA for such fiscal year) and (ii) in connection with the Delchamps Acquisition in an amount not to exceed $5.0 million in the aggregate; (t) the payment of dividends on the Company's capital stock, following the first Public Equity Offering after the date of the Indenture, of up to 6.0% of the aggregate proceeds to the Company in such Public Equity Offering, other than a public offering with respect to the Company's common stock registered on Form S-8; (u) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (v) the repurchase of the Class A Preferred Stock in accordance with the terms thereof upon the occurrence of a Change of Control; (w) the redemption of Exchange Debentures in accordance with the terms thereof upon the occurrence of a Change of Control; (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)
(ii) of the preceding paragraph; (y) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, defeasance, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; and (z) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture or any other option plan adopted by the Board of Directors of the Company; PROVIDED that the aggregate price paid for all such repurchased, redeemed, defeased, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period plus (i) the aggregate cash proceeds received by the Company during such twelve-month period from any issuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries and (ii) the proceeds of any insurance policy to the extent applied toward such repurchase, redemption, defeasance or other acquisition or retirement for value of such Equity Interests; PROVIDED, that with respect to clause (z) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

    As of the date of the Indenture, all of the Company's Subsidiaries are Restricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary (other than Interstate Jitney Jungle Stores, Inc., McCarty-Holman Co., Inc., Southern Jitney Jungle Company, Pump And Save, Inc., DAC, Supermarket Cigarette Sales, Inc. ("SCSI") and Delchamps, Inc.) to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation and (y) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available internal financial statements.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and that the Company will not issue and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock (other than the Preferred Stock); PROVIDED, however, that the Company or its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been (A) at least 2.25 to 1.0 if such date is prior to September 15, 2000 and (B) 2.50 to 1.0 if such date is on or after September 15, 2000, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The foregoing provisions do not apply to:

        (i) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and reimbursement obligations in respect of letters of credit pursuant to the Senior Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) in an aggregate principal amount not to exceed an amount equal to (x) the greater of (1) the amount of the Borrowing Base and (2) $150.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the total commitments with respect to such Indebtedness pursuant to the covenant described above under the caption "Repurchase at Option of Holders--Asset Sales" plus (y) $50.0 million less any outstanding Indebtedness incurred pursuant to clause (viii) below;

        (ii) the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness;

       (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the Notes, the New Notes and the Subsidiary Guarantees;

        (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage or construction financing or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $30.0 million in any fiscal year; PROVIDED that the principal amount (or, in the case of a Capital Lease Obligation, the amount required to be capitalized on a balance sheet under GAAP) of such Indebtedness when incurred shall not exceed the purchase price and/or actual cost of construction or improvement, as the case may be, to which such incurrence relates;

        (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

        (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; PROVIDED, however, that (i) any subsequent issuance or transfer (other than for security purposes) of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

       (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

      (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $50.0 million less the amount of any Indebtedness incurred pursuant to clause (i)(y) of this paragraph;

        (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Indebtedness, PROVIDED that such Indebtedness (A) is not incurred in contemplation of the acquisition to which it relates and (B) is nonrecourse to the Company and its Restricted Subsidiaries, or to any of their respective assets (other than the acquired Subsidiary and its Subsidiaries, or the acquired assets, as applicable);

        (x) the incurrence by the Company of Indebtedness pursuant to Exchange Debentures described under clause (2) of the definition of Exchange Debentures;

        (xi) the Guarantee of any Indebtedness otherwise permitted to be incurred pursuant to the Indenture; and

       (xii) Obligations in respect of performance and surety bonds.

    LIENS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness on any asset now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries, or any income or profits therefrom, or assign or convey any right to receive income therefrom; PROVIDED, however that the Company and its Restricted Subsidiaries may create, incur, assume or suffer to exist a Lien securing Pari Passu Indebtedness if the Notes are equally and ratably secured with the obligations so secured until such time as such obligations are no longer secured by a Lien.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

        (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

        (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

           (a) the Existing Indebtedness as in effect on the date of the Indenture;

           (b) the Senior Credit Facility, as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate than those contained in the Senior Credit Facility, as in effect on the date of the Indenture;

           (c) the Indenture, the Subsidiary Guarantees and the Notes;

           (d) applicable law;

           (e) any instrument governing Capital Stock or Indebtedness of any Person acquired by the Company or any of its Restricted Subsidiaries, as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, so acquired;

           (f) customary non-assignment and subletting provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices;

           (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired;

           (h) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced;

           (i) contractual encumbrances or restrictions in effect on the date of the Indenture;

           (j) mortgage or construction financing that imposes restrictions on the real property acquired or improved;

           (k) contracts for the sale of assets that include customary restrictions concerning the disposition of property;

           (l) secured indebtedness permitted by the Indenture that limits the right to dispose of the assets securing the indebtedness; and

           (m) encumbrances or restrictions imposed by any amendments to the contracts, agreements or obligations referred to in clauses (a) through
       (l) above if not more restrictive in the aggregate than under existing contracts.

    ADDITIONAL GUARANTEES

    The Indenture provides that if the Company or any of its Restricted Subsidiaries shall, after the date of the Indenture, transfer or cause to be transferred, in one transaction or a series of related transactions, any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million to any Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries shall acquire another Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million, then such transferee or acquired Subsidiary shall execute a Subsidiary Guarantee and a supplemental indenture and deliver to the Trustee an opinion of counsel in accordance with the terms of the Indenture. Notwithstanding the foregoing, if such transferee or acquired Subsidiary has been properly designated as an Unrestricted Subsidiary in accordance with the Indenture, then for so long as it continues to constitute an Unrestricted Subsidiary that transferee or acquired Subsidiary shall not be required to execute a Subsidiary Guarantee or deliver to the Trustee an opinion of counsel in accordance with the terms of the Indenture.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia or a territory thereof; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock." The foregoing will not prohibit any consolidation or merger of, or transfer of all or part of the property and assets of, any Restricted Subsidiary with or to the Company or any Subsidiary Guarantor.

    TRANSACTIONS WITH AFFILIATES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (i) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million (other than Affiliate Transactions in the ordinary course of business of the Company and its Restricted Subsidiaries between or among the Company or any Restricted Subsidiary of the Company and any Person providing goods and/or services to the Company or any Restricted Subsidiary in the ordinary course of business that is an Affiliate of the Company or such Restricted Subsidiary solely by virtue of the fact that the Fund, or any Person controlling the Fund, directly or indirectly controls both the Company or such Restricted Subsidiary and such Affiliate; PROVIDED, however, that such Affiliate Transaction shall comply with clause (i) above), an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an independent nationally recognized investment banking or appraisal firm experienced in the appraisal or similar review of similar types of transactions (or if an opinion is unavailable as to the fairness from a financial point of view of any transaction for which a fairness opinion is not customarily rendered then an opinion that such transaction meets the requirements of clause (i) above); PROVIDED that (u) payments by Delchamps pursuant to change of control agreements with certain employees of Delchamps in an amount not to exceed $13.0 million, (v) payments to McCarty-Holman Co., L.P. in accordance with the terms of the Management Agreement in an amount not to exceed $100,000 in each fiscal year, (w) the 18 leases described elsewhere in this Prospectus under the caption "Certain Transactions--Leases of Certain Stores and Facilities," (x)(1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries and (2) payment of employee benefits, including bonuses, retirement plans and stock options, in each case, in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (y) transactions between or among the Company and/or its Restricted Subsidiaries and (z) transactions permitted by the provisions of the Indenture described above under the caption "Certain Covenants--Restricted Payments," in each case, shall not be deemed Affiliate Transactions.


    SALE AND LEASEBACK TRANSACTIONS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (other than the sale and leaseback of newly constructed grocery stores as part of the development of grocery store sites); PROVIDED that the Company and its Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Certain Covenants--Incurrence of Additional Indebtedness and Issuance of Disqualified Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "Certain Covenants--Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Company's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and
(iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption "Repurchase at Option of Holders--Asset Sales."

    LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF GUARANTORS

    The Indenture provides that, except with respect to the pledge of Capital Stock of its Subsidiaries pursuant to the Senior Credit Facility, the Company
(i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Subsidiary Guarantor to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Subsidiary Guarantor and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "Repurchase at Option of Holders--Asset Sales," and (ii) will not permit any Subsidiary Guarantor to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or another Subsidiary Guarantor.

    NO SENIOR SUBORDINATED DEBT

    The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees. For purposes of this provision, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by reason of the fact that such other Indebtedness is secured by a Lien or is subject to a Guarantee.

    BUSINESS ACTIVITIES

    The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than (i) the retail and wholesale grocery business and such business activities as are incidental or reasonably related thereto, including the sale of liquor and the retail gasoline business, and (ii) such other businesses as the Company or its Restricted Subsidiaries are engaged in on the date of the Indenture.

    NO RESTRICTIONS ON CONSUMMATION OF DELCHAMPS ACQUISITION

    The Indenture provides that, notwithstanding any provision contained herein to the contrary, the Indenture will not prohibit the consummation of the Delchamps Acquisition and the transactions related thereto in accordance with the terms set forth in this Prospectus and in the tender offer statement on
Schedule 14D-1, as filed with the Securities and Exchange Commission (the "Commission") on July 14, 1997 and as subsequently amended or supplemented, naming Delchamps, Inc. as the subject company.

    REPORTS

    The Indenture provides that so long as required to do so under the Exchange Act, the Company shall file with the Commission and distribute to the Holders copies of the quarterly and annual financial information required to be filed with the Commission pursuant to the Exchange Act. All such financial information shall include consolidated financial statements (including footnotes) prepared in accordance with GAAP. Such annual financial information shall also include an opinion thereon expressed by an independent accounting firm of established national reputation. All such consolidated financial statements shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries. In addition, the Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that complies with the rules and regulations of the Commission and that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will submit a copy of all such information and reports to the Commission for public availability (unless the Commission will not accept such materials) and make such information available to prospective investors upon written request. In addition, the Company has agreed that, during any period in which the Company is not subject to the reporting requirements of the Exchange Act, it will furnish to holders and prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due, upon redemption, acceleration or otherwise, of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company for 30 days after receipt of written notice from the Trustee or from Holders of at least 25% of the aggregate principal amount of the Notes then outstanding to comply with the provisions described under the captions "Repurchase at Option of Holders--Change of Control" and "--Asset Sales," and under the captions "Certain Covenants--Restricted Payments" and "-- Incurrence of Indebtedness and Issuance of Disqualified Stock"; (iv) failure by the Company for 60 days after receipt of written notice from the Trustee or from Holders of at least 25% of the aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries (other than Indebtedness owed to the Company or its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if both (a) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $15.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgments as to which a reputable insurance company has accepted liability) aggregating in excess of $15.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after their entry; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED, however, that, so long as any Designated Senior Debt shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Designated Senior Debt or (ii) five business days after the giving of written notice to the Company and the representatives under the Designated Senior Debt of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. In the event of any Event of Default specified in clause (v) above, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged in a manner that does not violate the terms of the Indenture or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages) if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if, in the best judgment of the Trustee, acceleration is not in the best interests of the Holders.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to September 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to September 15, 2002, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or Liquidated Damages with respect to, or the principal of, any such Note held by a non-consenting Holder.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all obligations of the Company and the Subsidiary Guarantors discharged with respect to the outstanding Notes and the Subsidiary Guarantees ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity date or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of the Subsidiary Guarantors is a party or by which the Company or any of the Subsidiary Guarantors is bound; (vi) on or prior to the 91st day following the deposit, the Company must have delivered to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and (viii) the Company must have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for in the Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the subordination provisions of the Indenture will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the legal rights of Holders.

    Notwithstanding the foregoing, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders in the case of a merger, consolidation or sale of assets in accordance with the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

    The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

GOVERNING LAW

    The Indenture, the Subsidiary Guarantees and the Notes are, subject to certain exceptions, governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "1996 MERGER" means the transactions contemplated by the 1996 Merger Agreement.

    "1996 MERGER AGREEMENT" means the Merger Agreement and Plan of Exchange and Merger, dated as of November 16, 1995, by and among BRS No. 1, Inc. (renamed JJ Acquisitions Corp.) and Jitney-Jungle Stores of America, Inc., Southern Jitney Jungle Company, McCarty-Holman Co., Inc. and Jitney-Jungle Bakery, Inc., as amended.

    "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing, in no event will the holders of Indebtedness under or in respect of the Senior Credit Facility (by reason of holding such Indebtedness) or Donaldson, Lufkin & Jenrette Securities Corporation or any of their respective Affiliates be deemed Affiliates of the Company or any of its Affiliates.

    "ASSET SALE" means: (i) the sale, conveyance, transfer or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, conveyance, transfer or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "Repurchase at Option of Holders--Change of Control" and/or the provisions described above under the caption "Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant) or (ii) the issuance or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of clauses (i) and (ii) above, whether in a single transaction or a series of related transactions for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a sale, conveyance, transfer or other disposition of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary and
(iii) a Restricted Payment that is permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments," in each case, shall not be deemed to be Asset Sales.

    "ATTRIBUTABLE DEBT" means, in respect of a sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

    "BRS MANAGEMENT AGREEMENT" means that certain management agreement, dated September 8, 1995 between BRS and the Company, as amended on February 29, 1996 and on the date of the Indenture, and as it may be further amended from time to time.

    "BORROWING BASE" means 60% of the net book value of all inventory of the Company and its Restricted Subsidiaries.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition.

    "CLASS A PREFERRED STOCK" means the Class A Senior Exchangeable Preferred Stock, par value $0.01 per share, of the Company.

    "CLASS B PREFERRED STOCK" means the Class B Compounding Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company.

    "CLASS C PREFERRED STOCK" means the Class C Compounding Cumulative Preferred Stock, Series 1 and Series 2, par value $0.01 per share, of the Company.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included to the extent of the amount of dividends or distributions paid in cash (or converted into cash) to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

    "DELCHAMPS ACQUISITION" means the Delchamps Merger and the Delchamps Tender Offer.

    "DELCHAMPS MERGER" means the merger contemplated by the Delchamps Merger Agreement.

    "DELCHAMPS MERGER AGREEMENT" means the Agreement and Plan of Merger, dated July 8, 1997, by and among the Company, Delta Acquisition Corporation and Delchamps, Inc.

    "DELCHAMPS TENDER OFFER" means the tender offer contemplated by the Delchamps Merger Agreement.

    "DESIGNATED SENIOR DEBT" means (i) for so long as any Indebtedness is outstanding under the Senior Credit Facility or the Senior Notes, any such Indebtedness, and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

    "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary or non-recurring loss plus any net loss realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the dispositions of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries (in the case of clauses (a) and (b) above, to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non- cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) non-cash LIFO charges (credits) of such person and its Restricted Subsidiaries for such period, plus (v) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (vi) non-recurring severance and transaction costs incurred in connection with any acquisition, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXCHANGE DEBENTURES" means the Company's Class A Exchange Debentures due 2008 issuable (1) in exchange for outstanding shares of Class A Preferred Stock at the Company's option on the date of any scheduled dividend payment with respect to the Class A Preferred Stock and (2) as payment of interest with respect to outstanding Class A Exchange Debentures due 2008, in each case, pursuant to the indenture related thereto in the form as in effect on the date of the Indenture.

    "EXISTING INDEBTEDNESS" means (i) up to $75.0 million of Indebtedness under Capital Lease Obligations of the Company and its Restricted Subsidiaries in existence on the date of the Indenture, (ii) up to $200.0 million in aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries under the Senior Notes, (iii) up to $13.0 million in aggregate principal amount of other Indebtedness of the Company and its Restricted Subsidiaries (excluding Indebtedness under the Senior Credit Facility) in existence on the date of the Indenture until such amounts are repaid and (iv) up to $16.0 million of Acquired Indebtedness in connection with the Delchamps Acquisition.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum of
(i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was included in computing Consolidated Net Income (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash (other than dividend payments to the Company or any Restricted Subsidiary and other than dividend payments on Equity Interests of the Company and its Restricted Subsidiaries that are paid solely in additional shares, or by accretion to the liquidation preference, of such Equity Interests) on any series of preferred stock of such Person and its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "INDEBTEDNESS" means, with respect to any Person and without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

    "IRB INDEBTEDNESS" means that certain Indebtedness of McCarty-Holman Co., Inc. pursuant to the Industrial Revenue Bond Issue with the City of Jackson, Mississippi, dated December 1, 1985, evidenced by the Lease recorded in Book 3166 at Page 443 of the Land Records of Hinds County, First Judicial District, Mississippi, including all agreements and documents related thereto.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement (other than with respect to a lease that does not create a Capital Lease Obligation) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "MANAGEMENT AGREEMENT" means that certain Management Agreement, dated March 19, 1980, between McCarty-Holman Co., L.P. and the Company, concerning the management of leased properties.

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness described in clause (i) of the second paragraph under "--Asset Sales") secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) and (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PARI PASSU INDEBTEDNESS" means Indebtedness of the Company or any of its Restricted Subsidiaries that ranks PARI PASSU in right of payment to the Notes or any Guarantee thereof.

    "PERMITTED INVESTMENTS" means (a) any Investments in the Company or in a Restricted Subsidiary of the Company that is a Subsidiary Guarantor; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company and a Subsidiary Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Subsidiary Guarantor; (d) Restricted Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales"; and (e) other Investments in any Person that do not exceed $1.5 million at any time outstanding.

    "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Company and debt securities of the Company or any Subsidiary Guarantor that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt of the Company or such Subsidiary Guarantor) to substantially the same extent as, or to a greater extent than, the Notes or Subsidiary Guarantees, as applicable, are subordinated to Senior Debt pursuant to the subordination provisions of the Indenture.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries that is permitted to be incurred by the provisions of the Indenture; PROVIDED, that, except with respect to Capital Lease Obligations, (i) the principal amount (or accreted value, as applicable) of, or (with respect to revolving credit Indebtedness) maximum commitment under, such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, as applicable) of, or (with respect to revolving credit Indebtedness) maximum commitment under, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and (other than with respect to revolving credit Indebtedness) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company and/or by a Subsidiary Guarantor.

    "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    "PREFERRED STOCK" means the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock.

    "PUBLIC EQUITY OFFERING" means a public offering of common stock of the Company.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SENIOR CREDIT FACILITY" means that certain revolving credit agreement, dated as of March 5, 1996, as amended and restated on or prior to the date of the Indenture, by and among the Company, each of the Subsidiary Guarantors and the lenders named therein, and Fleet Capital Corporation, as successor agent to Fleet Bank, N.A., including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as it may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto and any other agreement pursuant to which any of the Indebtedness, commitments, Obligations, costs, expenses, fees, reimbursements and other indemnities payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, replaced or refunded, as any such other agreements may from time to time at the option of the parties thereto be amended, supplemented, renewed or otherwise modified, in each case, whether or not with the same group of lenders.

    "SENIOR DEBT" means (i) Indebtedness pursuant to the Senior Credit Facility,
(ii) Indebtedness pursuant to the Senior Notes or guarantees thereof, as applicable, (iii) the IRB Indebtedness, (iv) any other Indebtedness permitted to be incurred by the Company or a Restricted Subsidiary under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees, as applicable, and (v) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or any Subsidiary Guarantor, (x) any Indebtedness of the Company or any

Subsidiary Guarantor to any of their respective Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

    "SENIOR NOTES" means the 12% Senior Notes of the Company due 2006.

    "SIGNIFICANT RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

    "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries which is by its terms expressly subordinated in right of payment to the Notes, any Subsidiary Guarantee or any other Indebtedness that is subordinated in right of payment to the Notes or any Subsidiary Guarantee.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "SUBSIDIARY GUARANTORS" means each of (i) Interstate Jitney-Jungle Stores, Inc., an Alabama corporation; (b) McCarty-Holman Co., Inc., a Mississippi corporation; (c) Southern Jitney Jungle Company, a Mississippi Corporation; (d) Pump And Save, Inc., a Mississippi corporation; (e) DAC; (f) SCSI and (g) Delchamps and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company (other than Interstate Jitney-Jungle Stores, Inc., McCarty-Holman Co., Inc., Southern Jitney Jungle Company, Pump And Save, Inc. DAC, SCSI and Delchamps or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and (ii) any Subsidiary of an Unrestricted Subsidiary; but, in each case, only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate indicating that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of

Disqualified Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," (ii) no Default or Event of Default would be in existence immediately following such designation and (iii) the Company shall have delivered to the Trustee an officers' certificate indicating that such designation complied with the foregoing conditions.

    "WARRANTS" means the warrants to purchase up to 15% (on a fully diluted basis) of the common stock, par value $0.01 per share, of the Company dated March 5, 1996.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person, or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                         BOOK-ENTRY; DELIVERY AND FORM


    Except as set forth below, the New Notes will initially be issued in the form of one registered note in global form without coupons (the "Global Note"). Upon issuance, the Global Note will be deposited with, or on behalf of, the Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary.


    If a holder tendering Existing Notes so requests, such holder's New Notes will be issued as described below under "Certificated Securities" in registered form without coupons (the "Certificated Securities").


    The Depositary has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. The Depositary's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.



    The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants who elect to exchange Existing Notes with an interest in the Global Note and (ii) ownership of the New Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interest of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that securities interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments.



    So long as the Depositary or its nominee is the registered owner of the Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Note will not be entitled to have New Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in New Notes represented by the Global Note to pledge such interest to persons or entities that do not participate in the Depositary's system, or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.



    The Company understands that under existing industry practice, in the event the Company requests any action of holders or an owner of a beneficial interest in the Global Note desires to take any action that the Depositary, as the holder of such Global Note, is entitled to take, the Depositary would authorize the Participants to take such action and the Participant would authorize persons owning through such Participants to take such action or would otherwise act upon the instruction of such persons. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of New Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such New Notes.

    Payments with respect to the principal of, premium, if any, and interest on any New Notes represented by the Global Note registered in the name of the Depositary or its nominee on the applicable record date will be payable by the Trustee to or at the direction of the Depositary or its nominee in its capacity as the registered holder of the Global Note representing such New Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the New Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility for liability for the payment of such amounts to beneficial owners of New Notes (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of the Depositary. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.



CERTIFICATED SECURITIES



    If (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the Depositary of its Global Note, Certificated Securities will be issued to each person that the Depositary identifies as the beneficial owner of the New Notes represented by the Global Note. In addition, any person having a beneficial interest in the Global Note or any holder of Exiting Notes whose Existing Notes have been accepted for exchange may, upon request to the Trustee or the Exchange Agent, as the case may be, exchange such beneficial interest or Existing Notes for Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.



    Neither the Company nor the Trustee shall be liable for any delay by the Depositary or any Participant or Indirect Participant in identifying the beneficial owners of the related New Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to the issued).

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes the material United States federal income tax consequences of the Exchange Offer to a holder of Existing Notes that is an individual citizen or resident of the United States or a United States corporation that purchased the Existing Notes pursuant to their original issue (a "U.S. Holder"). It is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to the Existing Notes, and the New Notes received therefor, that are held as "capital assets" within the meaning of Section 1221 of the Code by U.S. Holders. It does not discuss state, local, or foreign tax consequences, nor does it discuss tax consequences to subsequent purchasers (persons who did not purchase the Existing Notes pursuant to their original issue), or to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service with respect to the federal income tax consequences of the Exchange Offer.

    THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO EXCHANGE EXISTING NOTES FOR NEW NOTES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE EXISTING NOTES FOR NEW NOTES.

THE EXCHANGE OFFER

    The exchange of Existing Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Existing Notes because the terms of the New Notes are not materially different from the terms of the Existing Notes. Accordingly, such exchange should not constitute a taxable event to U.S. Holders and, therefore, (i) no gain or loss should be realized by a U.S. Holder upon receipt of a New Note, (ii) the holding period of the New Note should include the holding period of the Existing Note exchanged therefor and (iii) the adjusted tax basis of the New Note should be the same as the adjusted tax basis of the Existing Note exchanged therefor immediately before the exchange.

STATED INTEREST

    Stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. The Notes are not considered to have been issued with original issue discount for federal income tax purposes.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    A U.S. Holder's tax basis in a Note generally will be its cost. A U.S. Holder generally will recognize gain or loss on the sale, exchange or retirement of a Note in an amount equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the Note. Gain or loss recognized on the sale, exchange or retirement of a Note (excluding amounts received in respect of accrued interest, which will be taxable as ordinary interest income) generally will be capital gain or loss. In the case of a U.S. Holder who is an individual, such capital gain may be taxed at a maximum rate of 28% if the holding period of the New Notes exceeds one year or a maximum rate of 20% if the holding period of the New Notes exceeds eighteen months.

BACKUP WITHHOLDING

    Under certain circumstances, a U.S. Holder of a Note may be subject to "backup withholding" at a 31% rate with respect to payments of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies if the U.S. Holder fails to furnish his or her social security number or other taxpayer identification number in the specified manner and in certain other circumstances. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability, provided that the required information is furnished to the IRS. Corporations and certain other entities described in the Code and Treasury regulations are exempt from backup withholding if their exempt status is properly established.

                              PLAN OF DISTRIBUTION


    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Exchange Offer Registration Statement is declared effective, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until February 5, 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.


    The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Existing Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Existing Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the New Notes offered hereby will be passed upon for the Company by Dechert Price & Rhoads, New York, New York.

                                    EXPERTS

    The consolidated financial statements of Jitney-Jungle included in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon appearing elsewhere herein, and are included in reliance upon such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of Delchamps Inc., and subsidiary as of June 28, 1997 and June 29, 1996 and for each of the years in the three-year period ended June 28, 1997 have been included in this Prospectus and in the Registration Statement in reliance on the report of KPMG Peat Marwick L.L.P., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS
                     JITNEY-JUNGLE STORES OF AMERICA, INC.

                                                                                                               PAGE
                                                                                                             ---------
Independent Auditors' Report...............................................................................        F-3
Consolidated Balance Sheets as of April 27, 1996, May 3, 1997 and July 26, 1997 (unaudited)................        F-4
Consolidated Statements of Earnings for the Years Ended April 29, 1995, April 27, 1996 and May 3, 1997 and
  the 12 weeks Ended July 20, 1996 (unaudited) and July 26, 1997 (unaudited)...............................        F-6
Consolidated Statements of Changes in Stockholders' Equity for the Years Ended April 29, 1995, April 27,
  1996 and May 3, 1997 and the 12 weeks Ended July 20, 1996 (unaudited) and July 26, 1997 (unaudited)......        F-7
Consolidated Statements of Cash Flows for the Years Ended April 29, 1995, April 27, 1996 and and May 3,
  1997 and the 12 weeks Ended July 20, 1996 (unaudited) and July 26, 1997 (unaudited)......................        F-8
Notes to Consolidated Financial Statements.................................................................        F-9

                                DELCHAMPS, INC.

                                                                                                               PAGE
                                                                                                             ---------
Independent Auditors' Report...............................................................................       F-22
Consolidated Balance Sheets as of June 29, 1996 and June 28, 1997..........................................       F-23
Consolidated Statements of Earnings for the Years Ended
  July 1, 1995, June 29, 1996 and June 28, 1997............................................................       F-24
Consolidated Statements of Stockholders' Equity for the Years Ended July 1, 1995, June 29, 1996 and June
  28, 1997.................................................................................................       F-25
Consolidated Statements of Cash Flows for the Years Ended July 1, 1995,
  June 29, 1996 and June 28, 1997..........................................................................       F-26
Notes to Consolidated Financial Statements.................................................................       F-27

                 (This page has been left blank intentionally.)

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Jitney-Jungle Stores of America, Inc.:

We have audited the accompanying consolidated balance sheets of Jitney-Jungle Stores of America, Inc. and subsidiaries (the "Company") as of May 3, 1997 and April 27, 1996, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the three fiscal years in the period ended May 3, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Jitney-Jungle Stores of America, Inc. and subsidiaries as of May 3, 1997 and April 27, 1996, and the results of their operations and their cash flows for each of the three fiscal years in the period ended May 3, 1997, in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP


July 10, 1997
Jackson, Mississippi

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                              APRIL 27,     MAY 3,     JULY 26,
                                                                                 1996        1997        1997
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................................  $    5,676  $   14,426   $   5,255
  Investments in debt securities............................................         337      --          --
  Receivables...............................................................       4,892       5,463       7,423
  Inventories:
    Stores..................................................................      48,907      43,462      47,328
    Warehouses..............................................................      28,538      21,157      30,366
  Prepaid expenses and other................................................       5,155       1,213       6,507
  Deferred income taxes.....................................................         376       2,152       2,152
                                                                              ----------  ----------  -----------

    Total current assets....................................................      93,881      87,873      99,031

PROPERTY AND EQUIPMENT, at cost:
  Land......................................................................       2,782       2,648       2,573
  Buildings.................................................................      22,537      26,370      26,568
  Fixtures and equipment....................................................     165,202     167,241     170,186
  Property under capitalized leases.........................................      76,371      74,089      74,089
  Leasehold improvements....................................................      39,003      41,518      43,014
                                                                              ----------  ----------  -----------

    Total...................................................................     305,895     311,866     316,430
  Less accumulated depreciation and amortization............................     130,480     140,378     147,262

    Net property and equipment..............................................     175,415     171,488     169,168
                                                                              ----------  ----------  -----------

OTHER ASSETS................................................................       9,707       8,484      16,732
                                                                              ----------  ----------  -----------

TOTAL ASSETS................................................................  $  279,003  $  267,845   $ 284,931
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

                See notes to consolidated financial statements.

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                              APRIL 27,     MAY 3,      JULY 26,
                                                                                1996         1997         1997
                                                                             -----------  -----------  -----------
                                                                                                       (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable.........................................................  $    40,008  $    49,978  $    60,940
  Accrued expenses:
    Personnel costs........................................................        6,042        9,350        7,548
    Taxes, other than income taxes.........................................        6,738        8,436        8,148
    Insurance claims.......................................................        4,110        5,972        7,006
    Interest...............................................................        3,742        4,298        9,679
    Other..................................................................        2,533        5,032        1,843
  Current portion of capitalized leases....................................        4,259        4,899        4,899
  Current portion of long-term debt........................................      --           --             4,923
                                                                             -----------  -----------  -----------
      Total current liabilities............................................       67,432       87,965      104,986
LONG-TERM DEBT.............................................................      239,059      208,000      206,876
OBLIGATIONS UNDER CAPITALIZED LEASES,
  less current installments................................................       59,143       59,563       58,663
DEFERRED INCOME TAXES......................................................        8,196        6,398        6,328
                                                                             -----------  -----------  -----------
    Total liabilities......................................................      373,830      361,926      376,853
COMMITMENTS AND CONTINGENCIES (Notes 6, 7, 9 and 14)

REDEEMABLE PREFERRED STOCK (aggregate liquidation
  preference value of $52,342 at April 27, 1996, $60,086 at
  May 3, 1997 and $61,624 at July 26, 1997)................................       49,988       57,921       59,508

STOCKHOLDERS' EQUITY (DEFICIT):
  Class C Preferred Stock--Series 1 (at liquidation preference value)......        7,604        8,502        8,663
  Common Stock ($.01 par value, authorized 5,000,000 shares, issued and
    outstanding 425,000 shares)............................................            4            4            4
  Additional paid-in capital...............................................     (302,326)    (302,326)    (302,326)
  Retained earnings........................................................      149,903      141,818      142,229
                                                                             -----------  -----------  -----------
    Total stockholders' equity (deficit)...................................     (144,815)    (152,002)    (151,430)
                                                                             -----------  -----------  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)................................................................  $   279,003  $   267,845  $   284,931
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

                See notes to consolidated financial statements.

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                YEAR ENDED                     12 WEEKS ENDED
                                                 ----------------------------------------  ----------------------
                                                  APRIL 29,     APRIL 27,       MAY 3,      JULY 20,    JULY 26,
                                                     1995          1996          1997         1996        1997
                                                 ------------  ------------  ------------  ----------  ----------

                                                                                                (UNAUDITED)
NET SALES......................................  $  1,173,927  $  1,179,318  $  1,228,533  $  282,166  $  288,978

COSTS AND EXPENSES:
  Cost of sales................................       885,739       887,255       925,446     211,627     216,464
  Direct store expenses........................       189,422       193,483       199,956      45,447      48,058
  Warehouse, administrative and general........        57,723        60,603        63,094      14,241      12,772
  Interest expense, net........................        10,823        13,000        36,215       8,378       8,241
  Special charges..............................            --            --         2,737          --          --
                                                 ------------  ------------  ------------  ----------  ----------
    Total costs and expenses...................     1,143,707     1,154,341     1,227,448     279,693     285,535
                                                 ------------  ------------  ------------  ----------  ----------

Earnings before taxes on income and
  extraordinary item...........................        30,220        24,977         1,085       2,473       3,443

TAXES ON INCOME................................        11,417         9,062           339         921       1,284
                                                 ------------  ------------  ------------  ----------  ----------

Earnings before extraordinary item.............  $     18,803  $     15,915  $        746  $    1,552  $    2,159
EXTRAORDINARY ITEM, NET OF INCOME TAX BENEFIT
  OF $866......................................            --        (1,456)           --          --          --
                                                 ------------  ------------  ------------  ----------  ----------
NET EARNINGS...................................  $     18,803  $     14,459  $        746  $    1,552  $    2,159
                                                 ------------  ------------  ------------  ----------  ----------
                                                 ------------  ------------  ------------  ----------  ----------
EARNINGS (LOSS) PER COMMON AND COMMON
  EQUIVALENT SHARE:
Earnings (loss) before extraordinary item......  $     923.15  $     162.88  $     (16.26) $    (0.12) $     0.92
Extraordinary item.............................            --        (15.96)           --          --          --
                                                 ------------  ------------  ------------  ----------  ----------
Net earnings (loss)............................  $     923.15  $     146.92  $     (16.26) $    (0.12) $     0.92
                                                 ------------  ------------  ------------  ----------  ----------
                                                 ------------  ------------  ------------  ----------  ----------

                See notes to consolidated financial statements.

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                  CLASS C
                                                              PREFERRED STOCK
                                                                  SERIES 1             COMMON STOCK
                                                           ----------------------  --------------------
                                                             NUMBER                 NUMBER               ADDITIONAL
                                                               OF                     OF                   PAID-IN     RETAINED
                                                             SHARES      AMOUNT     SHARES     AMOUNT      CAPITAL     EARNINGS
                                                           -----------  ---------  ---------  ---------  -----------  ----------
BALANCE, APRIL 30, 1994..................................          --          --     20,368  $   1,061  $     1,807  $  121,989

Cash dividends ($169.09 per share).......................          --          --         --         --           --      (3,444)
Net earnings.............................................          --          --         --         --           --      18,803
                                                           -----------  ---------  ---------  ---------  -----------  ----------

BALANCE, APRIL 29, 1995..................................          --          --     20,368      1,061        1,807     137,348

Cash dividends ($92.15 per share)........................          --          --         --         --           --      (1,877)
Net earnings.............................................          --          --         --         --           --      14,459
Issuance of shares and warrants..........................      76,042   $   7,604    425,000          4        7,377          --
Redemption of common stock and related merger costs......          --          --    (20,368)    (1,061)    (311,510)         --
Accretion of discount on Class A Preferred
  Stock..................................................          --          --         --         --           --         (27)
                                                           -----------  ---------  ---------  ---------  -----------  ----------

BALANCE, APRIL 27, 1996..................................      76,042       7,604    425,000          4     (302,326)    149,903

Net earnings.............................................          --          --         --         --           --       1,552
Accretion of discount on Class A Preferred
  Stock..................................................          --          --         --         --           --         (47)
Cumulation of dividends on Preferred Stock...............          --         898         --         --           --      (8,642)
                                                           -----------  ---------  ---------  ---------  -----------  ----------

BALANCE, MAY 3, 1997.....................................      76,042       8,502    425,000          4     (302,326)    141,818

Net earnings.............................................          --          --         --         --           --       2,159
Accretion of discount on Class A Preferred
  Stock..................................................          --          --         --         --           --         (48)
Cumulation of dividends on Preferred Stock...............          --         161         --         --           --      (1,700)
                                                           -----------  ---------  ---------  ---------  -----------  ----------

BALANCE, JULY 26, 1997 (UNAUDITED).......................      76,042   $   8,663    425,000  $       4  $  (302,326) $  142,229
                                                           -----------  ---------  ---------  ---------  -----------  ----------
                                                           -----------  ---------  ---------  ---------  -----------  ----------

                See notes to consolidated financial statements.

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                                                  12 WEEKS
                                                                                         YEAR ENDED                 ENDED
                                                                              ---------------------------------  -----------
                                                                               APRIL 29,   APRIL 27,   MAY 3,     JULY 20,
                                                                                 1995        1996       1997        1996
                                                                              -----------  ---------  ---------  -----------

                                                                                                                 (UNAUDITED)
OPERATING ACTIVITIES:
  Net earnings..............................................................   $  18,803   $  14,459  $     746   $   1,552
  Adjustment to reconcile net earnings to net cash
    provided by operating activities:
    Extraordinary Item......................................................          --       1,456         --          --
    Depreciation and amortization...........................................      25,444      27,323     31,319       7,062
    Loss on disposition of property and other
    assets..................................................................       1,037         817      1,899         (46)
    Deferred income tax expense (benefit)...................................       2,260       2,577     (3,574)         --
    Changes in assets and liabilities:
      Receivables...........................................................          43       5,866       (571)       (707)
      Store and warehouse inventories.......................................      (3,621)      5,826     12,826      (2,034)
      Prepaid expenses and other............................................      (1,630)     (2,011)     3,941       1,064
      Accounts payable......................................................       2,690       1,562      9,970       9,663
      Accrued expenses......................................................         644      (2,356)     9,923       1,550
                                                                              -----------  ---------  ---------  -----------
        Net cash provided by operating
          activities........................................................      45,670      55,519     66,479      18,104
                                                                              -----------  ---------  ---------  -----------
INVESTING ACTIVITIES:
  Capital expenditures......................................................     (23,921)    (30,111)   (24,099)     (6,122)
  Debt issue costs..........................................................          --      (8,214)        --          --
  Proceeds from sale of property and other assets...........................       1,210       2,617      1,477       1,097
  Purchase of investments in debt securities................................     (65,416)    (23,026)        --          --
  Maturities of investments in debt securities..............................      42,096      46,301        337         337
                                                                              -----------  ---------  ---------  -----------
        Net cash used in investing activities...............................     (46,031)    (12,433)   (22,285)     (4,688)
                                                                              -----------  ---------  ---------  -----------
FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..................................          --     239,059         --          --
  Proceeds from issuance of stock and warrants..............................          --      35,840         --          --
  Redemption of common stock and related merger
  costs.....................................................................          --    (286,824)        --          30
  Payments on long-term debt................................................      (2,431)    (38,412)   (31,059)    (15,826)
  Payments on capitalized lease obligations.................................      (4,342)     (5,355)    (4,385)       (263)
  Dividends paid............................................................      (3,444)     (1,877)        --          --
                                                                              -----------  ---------  ---------  -----------
        Net cash used in financing activities...............................     (10,217)    (57,569)   (35,444)    (16,059)
                                                                              -----------  ---------  ---------  -----------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...............................................................     (10,578)    (14,483)     8,750      (2,643)
                                                                              -----------  ---------  ---------  -----------
CASH AND CASH EQUIVALENTS,
   Beginning of Year........................................................      30,737      20,159      5,676       5,676
                                                                              -----------  ---------  ---------  -----------
CASH AND CASH EQUIVALENTS, End of Year......................................   $  20,159   $   5,676  $  14,426   $   3,033
                                                                              -----------  ---------  ---------  -----------
                                                                              -----------  ---------  ---------  -----------
NON-CASH INVESTING AND FINANCING
ACTIVITIES:
  Capitalized lease obligations incurred....................................   $   3,158   $   7,971  $   3,538
                                                                              -----------  ---------  ---------
                                                                              -----------  ---------  ---------
  Insurance premiums financed...............................................
  Recapitalization transactions:
    Preferred stock issued in exchange for notes
      receivable and common stock...........................................               $     184
    Preferred stock issued in settlement of
      deferred compensation obligation......................................                     712
    Preferred stock issued in redemption of
      common stock..........................................................                  27,446
    Common stock issued in exchange for
      notes receivable......................................................                     176
    Common stock issued in redemption of
      common stock..........................................................                     588
                                                                                           ---------
                                                                                           $  29,106
                                                                                           ---------
                                                                                           ---------
SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest....................................................   $  12,534   $  12,915  $  35,902   $   2,786
                                                                              -----------  ---------  ---------  -----------
                                                                              -----------  ---------  ---------  -----------
  Cash paid for income taxes, net of refunds................................   $  10,283   $   7,700  $  (1,521)  $      15
                                                                              -----------  ---------  ---------  -----------
                                                                              -----------  ---------  ---------  -----------


                                                                              JULY 26,
                                                                                1997
                                                                              ---------

OPERATING ACTIVITIES:
  Net earnings..............................................................  $   2,159
  Adjustment to reconcile net earnings to net cash
    provided by operating activities:
    Extraordinary Item......................................................         --
    Depreciation and amortization...........................................      6,982
    Loss on disposition of property and other
    assets..................................................................         (3)
    Deferred income tax expense (benefit)...................................         --
    Changes in assets and liabilities:
      Receivables...........................................................     (1,960)
      Store and warehouse inventories.......................................    (13,075)
      Prepaid expenses and other............................................       (371)
      Accounts payable......................................................     10,962
      Accrued expenses......................................................      1,136
                                                                              ---------
        Net cash provided by operating
          activities........................................................      5,830
                                                                              ---------
INVESTING ACTIVITIES:
  Capital expenditures......................................................     (4,985)
  Debt issue costs..........................................................         --
  Proceeds from sale of property and other assets...........................         81
  Purchase of investments in debt securities................................         --
  Maturities of investments in debt securities..............................         --
                                                                              ---------
        Net cash used in investing activities...............................     (4,904)
                                                                              ---------
FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..................................         --
  Proceeds from issuance of stock and warrants..............................         --
  Redemption of common stock and related merger
  costs.....................................................................         --
  Payments on long-term debt................................................     (9,197)
  Payments on capitalized lease obligations.................................       (900)
  Dividends paid............................................................         --
                                                                              ---------
        Net cash used in financing activities...............................    (10,097)
                                                                              ---------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...............................................................     (9,171)
                                                                              ---------
CASH AND CASH EQUIVALENTS,
   Beginning of Year........................................................     14,426
                                                                              ---------
CASH AND CASH EQUIVALENTS, End of Year......................................  $   5,255
                                                                              ---------
                                                                              ---------
NON-CASH INVESTING AND FINANCING
ACTIVITIES:
  Capitalized lease obligations incurred....................................

  Insurance premiums financed...............................................  $  12,996
                                                                              ---------
                                                                              ---------
  Recapitalization transactions:
    Preferred stock issued in exchange for notes
      receivable and common stock...........................................
    Preferred stock issued in settlement of
      deferred compensation obligation......................................
    Preferred stock issued in redemption of
      common stock..........................................................
    Common stock issued in exchange for
      notes receivable......................................................
    Common stock issued in redemption of
      common stock..........................................................

SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest....................................................  $   2,860
                                                                              ---------
                                                                              ---------
  Cash paid for income taxes, net of refunds................................  $   2,895
                                                                              ---------
                                                                              ---------

                See notes to consolidated financial statements.

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           YEARS ENDED APRIL 29, 1995, APRIL 27, 1996 AND MAY 3, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A. NATURE OF OPERATIONS AND BASIS OF PRESENTATION -- Jitney-Jungle operates supermarkets and gasoline stations located in six southeastern states primarily using distribution centers located in Jackson, Mississippi.

    The consolidated financial statements include those of Jitney-Jungle Stores of America, Inc. and its wholly-owned subsidiaries, Southern Jitney Jungle Company, Interstate Jitney Jungle Stores, Inc., McCarty-Holman Co., Inc. and subsidiary, and Jitney Jungle Bakery, Inc. All material intercompany profits, transactions and balances have been eliminated.

    B. USE OF ESTIMATES -- The consolidated financial statements are prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    C. FISCAL YEAR -- Jitney-Jungle's fiscal year ends on the Saturday nearest April 30. Fiscal 1995 and 1996 include the operations of 52 weeks and fiscal 1997 includes the operations of 53 weeks.

    D. INVESTMENTS IN DEBT SECURITIES -- Debt securities have been categorized as available for sale and as a result are stated at fair value. The cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and interest are included in interest income. Realized gains and losses are included in other income or expense. Unrealized holding gains and losses are included as a component of stockholders' equity until realized. The cost of securities sold is based on the specific identification method.

    E. INVENTORIES -- Store inventories are stated at cost (last-in, first-out method), as determined principally by the retail inventory method. Warehouse inventories are stated at cost (last-in, first-out method).

    F. CAPITALIZATION, DEPRECIATION AND AMORTIZATION -- The cost of property, fixtures, equipment and improvements is depreciated and amortized by the straight-line method over the estimated useful lives of the assets. The estimated useful lives of buildings range up to forty years and the estimated useful life of fixtures and equipment is eight years. Capitalized lease assets are recorded at the lower of fair market value or the present value of future minimum lease payments. These assets and leasehold improvements are amortized by the straight-line method over their primary lease term. License and franchise rights are amortized by the straight-line method over twenty years. Debt issue costs are amortized over the life of the related debt by the interest method. At each balance sheet date the Company evaluates the recoverability of property, equipment and other long-term assets based upon expectations of nondiscounted cash flows and operating income.

    G. STORE OPENING/CLOSING COSTS -- Non-capital expenditures incurred for new or remodeled retail stores are expensed as incurred. When a store is closed, the remaining investment in fixtures and leasehold improvements, net of expected salvage, is charged against earnings; the present value of any remaining lease liability, net of expected sublease recovery, is also expensed.

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

           YEARS ENDED APRIL 29, 1995, APRIL 27, 1996 AND MAY 3, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    H. INCOME TAXES -- Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

    I. CASH EQUIVALENTS -- For purposes of reporting cash flows, cash equivalents include investments with maturities of three months or less when purchased.

    J. PER SHARE AMOUNTS -- Earnings per common and common equivalent share is based on net income (loss) after preferred stock dividend requirements ($987 in fiscal 1996, $7,655 in fiscal 1997, and the weighted average number of shares outstanding during each year including shares attributed to outstanding warrants to purchase common stock. For fiscal 1997, warrants have not been included as their effect is antidilutive. The number of shares used in computing the earnings (loss) per share was 20,368 in fiscal 1995, 91,241 in fiscal 1996 and 425,000 in fiscal 1997.

    Dividends per common share are presented on the basis of total dividends paid, including dividends paid by the entities acquired in the business acquisitions accounted for in a manner similar to that followed for poolings of interest (see Note 2), divided by common shares outstanding after giving retroactive effect to common shares issued in such business acquisitions.

    K. RECLASSIFICATIONS -- Certain reclassifications have been made in the 1995 and 1996 consolidated financial statements to conform to the 1997 method of presentation.

2. MERGER ACTIVITIES

    In a series of transactions that were consummated on March 5, 1996, Jitney-Jungle acquired all of the issued and outstanding stock of Southern Jitney Jungle Company, McCarty-Holman Company, Inc. and Jitney Jungle Bakery (each of which was under common control with Jitney-Jungle) in exchange for 7,495 shares of common stock. These acquisitions have been accounted for at historical cost in a manner similar to that followed for poolings of interest. Prior to the acquisition, the operating results of the acquired entities had been included in Jitney-Jungle's financial statements on a combined basis. Accordingly, the acquisitions had no effect on the previously reported results of operations of Jitney-Jungle; however, for purposes of computing earnings per share the issuance of the additional shares of common stock has been given retroactive effect.

    On March 5, 1996, JJ Acquisitions Corp. (JJAC) merged with and into Jitney-Jungle with Jitney-Jungle continuing as the surviving corporation (the "Merger"). JJAC was a wholly-owned subsidiary of Bruckmann, Rosser, Sherrill & Co., L.P. (the "Fund"). Upon consummation of the Merger, the Fund and related investors received 83.82% of Jitney-Jungle's common stock and 11.76% was retained by the shareholders at the time of the Merger.

    The Merger was accounted for as a recapitalization which resulted in a charge to equity of $312,571 to reflect the redemption of common stock of Jitney-Jungle outstanding immediately prior to the Merger and related merger costs, including a closing fee of $4,000 paid to the Fund Manager, an affiliate of the Fund's sole General Partner.

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

           YEARS ENDED APRIL 29, 1995, APRIL 27, 1996 AND MAY 3, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

2. MERGER ACTIVITIES (CONTINUED)
    Prior to the Merger, JJAC issued 425,000 shares of common stock for an aggregate of $6,500, issued an aggregate of $22,500 in liquidation preference of Class A Preferred Stock, issued $10,000 in liquidation preference of Class C Preferred Stock, and issued warrants to purchase 75,000 shares of common stock to the then holder (along with related investors) of 100% of the Class A Preferred Stock and 15% of the Class C Preferred Stock. Jitney-Jungle issued $27,446 in liquidation preference of Class B Preferred Stock as part of the consideration to shareholders at the time of the Merger. In the Merger the common stock, Class A Preferred Stock, and Class C Preferred Stock issued by JJAC were converted into like shares of Jitney-Jungle and Jitney-Jungle assumed the obligations of JJAC under the warrants.

    In connection with the Merger, Jitney-Jungle retired $35,700 of long-term debt prior to its scheduled maturity. Early retirement of this debt resulted in an extraordinary loss of $1,456, net of an income tax benefit of $866.

3. INVENTORIES

    Had the cost for all inventories been determined on the first-in, first-out method, inventories would have been higher by approximately $18,227 at April 27, 1996 and $17,245 at May 3, 1997. LIFO liquidations resulted in an increase in fiscal year 1997 net earnings of approximately $148. The effect on net earnings of LIFO liquidations in fiscal years 1995 and 1996 was not material.

4. INVESTMENTS IN DEBT SECURITIES

    Investments in debt securities consisted of U.S. Treasury securities which matured in fiscal 1997. Such investments, classified as available for sale, had no unrealized gains or losses at April 27, 1996. Proceeds from sale of investments in debt securities were approximately $6,100 in fiscal 1995 and $13,000 in fiscal 1996. Gains of $14 (1995) and losses of $43 (1996) were realized on those sales.

5. OTHER ASSETS

    Other assets, net of accumulated amortization of $3,059 (1996) and $3,916
(1997), consisted of the following:

                                                                                                 APRIL 27,    MAY 3,
                                                                                                   1996        1997
                                                                                                -----------  ---------
Debt issue costs..............................................................................   $   7,917   $   6,913
License and franchise rights..................................................................         838         746
Other, primarily covenant not to compete......................................................         952         825
                                                                                                -----------  ---------
  Total.......................................................................................   $   9,707   $   8,484
                                                                                                -----------  ---------
                                                                                                -----------  ---------

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

           YEARS ENDED APRIL 29, 1995, APRIL 27, 1996 AND MAY 3, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

6. PROPERTY UNDER CAPITAL LEASES AND LEASE COMMITMENTS

    Leased property capitalized in the financial statements is summarized as follows:

                                                                                              APRIL 27,   MAY 3,
                                                                                                1996       1997
                                                                                              ---------  ---------
Store property..............................................................................  $  76,371  $  70,920
Computer equipment..........................................................................     --          3,169
Less accumulated depreciation...............................................................    (32,993)   (32,112)
                                                                                              ---------  ---------
                                                                                              $  43,378  $  41,977
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Most store leases provide for contingent rentals based on percentages of sales in excess of stipulated amounts. The leases have primary terms are ranging from five to twenty years and generally contain renewal options. Portions of store space are sublet under leases. The present value of future minimum lease payments relative to capitalized leases is included in the financial statements as obligations under capitalized leases. Lease liabilities are amortized over the lease term using the interest method.

    The future minimum rental commitments for capital leases and noncancelable operating leases as of May 3, 1997, were as follows:

                                                                                             CAPITAL     OPERATING
                                                                                              LEASES      LEASES
                                                                                            ----------  -----------
1998......................................................................................  $   13,840   $   6,056
1999......................................................................................      13,693       5,176
2000......................................................................................      13,261       4,401
2001......................................................................................      12,114       2,557
2002......................................................................................      10,796       1,777
Remaining balance.........................................................................      70,024       4,895
                                                                                            ----------  -----------
Total minimum lease commitments...........................................................  $  133,728   $  24,862
                                                                                            ----------  -----------
                                                                                            ----------  -----------

                                                                                               CAPITAL
                                                                                               LEASES
                                                                                              ---------

Less amount representing estimated executory costs (taxes, maintenance and insurance).......  $   1,917
                                                                                              ---------

Net minimum lease commitments...............................................................    131,811

Less amount representing imputed interest...................................................     67,349
                                                                                              ---------

Present value of minimum lease commitments..................................................     64,462
Current portion of obligations under capitalized leases.....................................      4,899
                                                                                              ---------
Obligations under capitalized leases, less current installments.............................  $  59,563
                                                                                              ---------
                                                                                              ---------

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

           YEARS ENDED APRIL 29, 1995, APRIL 27, 1996 AND MAY 3, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

6. PROPERTY UNDER CAPITAL LEASES AND LEASE COMMITMENTS (CONTINUED)
    Minimum rental commitments have not been reduced by minimum sublease rentals of $1,306 applicable to capital leases and $841 applicable to operating leases due in the future under noncancelable subleases.

    The following schedule shows the composition of total rental expense for all operating leases:

                                                                                            YEAR ENDED
                                                                                 ---------------------------------
                                                                                  APRIL 29,   APRIL 27,   MAY 3,
                                                                                    1995        1996       1997
                                                                                 -----------  ---------  ---------
Minimum rentals................................................................   $  10,075   $  10,211  $  10,717
Continent rentals..............................................................         328         346        325
Less: Sublease rentals.........................................................        (323)       (219)      (288)
                                                                                 -----------  ---------  ---------
                                                                                  $  10,080   $  10,338  $  10,754
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------

    Rents, net of sublease income, paid to affiliated partnerships under long-term lease commitments were as follows:

                                                                                               YEAR ENDED
                                                                                   -----------------------------------
                                                                                    APRIL 29,    APRIL 27,    MAY 3,
                                                                                      1995         1996        1997
                                                                                   -----------  -----------  ---------
Capitalized Leases...............................................................   $   3,001    $   3,017   $   3,062
Operating leases.................................................................         321          334         331
                                                                                   -----------  -----------  ---------
                                                                                    $   3,322    $   3,351   $   3,393
                                                                                   -----------  -----------  ---------
                                                                                   -----------  -----------  ---------

    Obligations to affiliated partnerships under capitalized leases were $9,150 at April 27, 1996 and $8,602 at May 3, 1997.

7. LONG-TERM DEBT

    Long-term debt consisted of the following:

                                                                                            APRIL 27,     MAY 3,
                                                                                               1996        1997
                                                                                            ----------  ----------
Senior notes..............................................................................  $  200,000  $  200,000
Revolving credit loans....................................................................      39,059       8,000
                                                                                            ----------  ----------
Long-term debt............................................................................  $  239,059  $  208,000
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    Aggregate maturities of long-term debt for the fiscal years following May 3, 1997 are as follows:

2001..............................................................................  $   8,000
2006..............................................................................    200,000
                                                                                    ---------
                                                                                    $ 208,000
                                                                                    ---------
                                                                                    ---------

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

           YEARS ENDED APRIL 29, 1995, APRIL 27, 1996 AND MAY 3, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

7. LONG-TERM DEBT (CONTINUED)
    In March 1996, Jitney-Jungle issued $200,000 of unsecured Senior Notes which mature on March 1, 2006 and accrue interest at the rate of 12% per annum payable semi-annually. The proceeds from issuance of the Senior Notes were used to fund a portion of the Merger consideration (See Note 2). Except under certain conditions, the Senior Notes are not redeemable at Jitney-Jungle's option prior to March 1, 2001. Thereafter, the Senior Notes are subject to redemption at the option of Jitney-Jungle at 106% of principal amount if redeemed during the twelve-month period beginning March 1, 2001 decreasing to 100% of principal amount if redeemed during the twelve-month period beginning March 1, 2004 and thereafter plus accrued and unpaid interest thereon.

    In the event of a change of control as defined in the Indenture, holders of Senior Notes have the right to require Jitney-Jungle to repurchase all or any part of such holder's notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon.

    In March 1996, Jitney-Jungle entered into a revolving credit agreement with a bank which provides a $100,000 Credit Facility. The Credit Facility was used to finance a portion of the Merger consideration, refinance certain indebtedness, and provide for working capital requirements. The commitments under the Credit Facility will terminate and all loans outstanding thereunder will be required to be repaid in full in March, 2001. Borrowings under the Credit Facility, including revolving loans and up to $20,000 in letters of credit, are limited to the lesser of (i) the "total commitment" which initially was $100,000 and (ii) an amount equal to the sum of (a) up to 60% of eligible inventory (valued at the lesser of FIFO cost or current market) and (b) the "supplemental availability" which initially was $45,000. Each of the total commitment and the supplemental availability will be reduced by $1,250 per quarter, commencing December 31, 1996. The interest rates on borrowings under the Credit Facility are, at Jitney-Jungle's option, a function of the bank's prime rate or LIBOR. The weighted average interest rate of loans under the Credit Facility was 8.62% at April 27, 1996 and 8.44% at May 3, 1997. The agreement requires Jitney-Jungle to pay a facility fee at an annual rate of .50% (.25% subsequent to March 31, 1997) of the unused amount available under the Credit Facility. Letters of credit aggregating $10,481 were outstanding as of April 27, 1996 and May 3, 1997 under the Credit Facility.

    The Senior Notes are guaranteed on a full, unconditional and joint and several basis by each of Jitney-Jungle's subsidiaries. The Credit Facility is guaranteed by each of Jitney-Jungle's subsidiaries. In addition, obligations under the Credit Facility are secured by a first lien on all of Jitney-Jungle's and its subsidiaries' assets.

    The Credit Facility and the Indenture pursuant to which the Senior Notes were issued contain numerous covenants which, among other things, restrict or limit the incurrence of indebtedness, payments of dividends and distributions, and capital expenditures. The Credit Facility also contains numerous financial covenants, the more significant of which relate to leverage ratio, interest coverage ratio and cash flows. As of May 3, 1997 Jitney-Jungle was in compliance with the covenants under its debt agreements.

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

           YEARS ENDED APRIL 29, 1995, APRIL 27, 1996 AND MAY 3, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

8. INCOME TAXES

    Income taxes were composed of the following:

                                                                                               YEAR ENDED
                                                                                    ---------------------------------
                                                                                    APRIL 29,   APRIL 27,    MAY 3,
                                                                                      1995        1996        1997
                                                                                    ---------  -----------  ---------
Current provision.................................................................  $   9,157   $   6,485   $   3,913
Deferred provision (benefit)......................................................      2,260       2,577      (3,574)
                                                                                    ---------  -----------  ---------
  Total...........................................................................  $  11,417   $   9,062   $     339
                                                                                    ---------  -----------  ---------
                                                                                    ---------  -----------  ---------

    The effective tax rate varied from the federal statutory rate of 35% as follows:

                                                                                                YEAR ENDED
                                                                                    -----------------------------------
                                                                                    APRIL 29,   APRIL 27,     MAY 3,
                                                                                      1995        1996         1997
                                                                                    ---------  -----------  -----------
Federal tax at statutory rate.....................................................  $  10,577   $   8,742    $     380
State income taxes, net of federal tax benefit....................................        665         400          (25)
Other.............................................................................        175         (80)         (16)
                                                                                    ---------  -----------       -----
Income tax provision..............................................................  $  11,417   $   9,062    $     339
                                                                                    ---------  -----------       -----
                                                                                    ---------  -----------       -----

    Deferred income tax expense relates to the following:

                                                                                               YEAR ENDED
                                                                                   -----------------------------------
                                                                                    APRIL 29,    APRIL 27,    MAY 3,
                                                                                      1995         1996        1997
                                                                                   -----------  -----------  ---------
LIFO inventory...................................................................   $   1,499    $     669   $     773
Deferred compensation............................................................         (24)       2,290           9
Accrued estimated insurance claims...............................................        (166)        (285)       (690)
Deferred income..................................................................      --           --          (1,567)
Property and equipment...........................................................       1,345          158        (676)
Capital leases...................................................................        (448)        (147)     (1,004)
Other............................................................................          54         (108)       (419)
                                                                                   -----------  -----------  ---------

Total............................................................................   $   2,260    $   2,577   $  (3,574)
                                                                                   -----------  -----------  ---------
                                                                                   -----------  -----------  ---------

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

           YEARS ENDED APRIL 29, 1995, APRIL 27, 1996 AND MAY 3, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

8. INCOME TAXES (CONTINUED)
    The sources of temporary differences and the related deferred income tax effects were as follows:

                                                                                              APRIL 27,   MAY 3,
                                                                                                1996       1997
                                                                                              ---------  ---------
CURRENT DEFERRED TAX ASSETS (LIABILITIES):
  LIFO inventory............................................................................  $  (1,739) $  (2,152)
  Deferred compensation and compensated absences............................................        571        562
  Deferred income...........................................................................     --          1,567
  Accrual of estimated insurance claims.....................................................      1,538      2,228
  Other.....................................................................................        436        307
                                                                                              ---------  ---------

    Total net current deferred tax asset....................................................  $     376  $   2,152
                                                                                              ---------  ---------
                                                                                              ---------  ---------

NONCURRENT DEFERRED TAX (ASSETS) LIABILITIES:

  Property and equipment....................................................................  $  13,651  $  12,975

  Capital and closed store leases...........................................................     (5,706)    (6,710)

  Other.....................................................................................        251        133
                                                                                              ---------  ---------

    Total net noncurrent deferred tax liability.............................................  $   8,196  $   6,398
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Currently payable income taxes of $1,835 at May 3, 1997 are included in accrued expenses.

    Refundable income taxes of $3,890 at April 27, 1996 represent an overpayment of estimated taxes and are included in prepaid expenses and other in the balance sheet.

    The Company's income tax returns through fiscal year 1994 have been examined by the Internal Revenue Service.

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

           YEARS ENDED APRIL 29, 1995, APRIL 27, 1996 AND MAY 3, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

9. CAPITAL STOCK

PREFERRED STOCK

    Preferred stock consisted of the following:

                                                                         APRIL 27, 1996             MAY 3, 1997
                                                                     -----------------------  -----------------------

                                           DIVIDEND     OUTSTANDING  LIQUIDATION   CARRYING   LIQUIDATION   CARRYING
CLASS                                        RATE         SHARES     PREFERENCE     AMOUNT    PREFERENCE     AMOUNT
---------------------------------------  -------------  -----------  -----------  ----------  -----------  ----------

A......................................           15%      225,000    $  22,500   $   20,146   $  26,722   $   24,557

B......................................           10%      274,460       27,446       27,446      30,685       30,685

C--Series 2............................           10%       23,958        2,396        2,396       2,679        2,679
                                                                     -----------  ----------  -----------  ----------

Total Mandatorily Redeemable.......................................   $  52,342   $   49,988   $  60,086   $   57,921
                                                                     -----------  ----------  -----------  ----------
                                                                     -----------  ----------  -----------  ----------

C--Series 1............................           10%       76,042    $   7,604   $    7,604   $   8,502   $    8,502
                                                                     -----------  ----------  -----------  ----------
                                                                     -----------  ----------  -----------  ----------

    The excess of liquidation preference over the carrying amount of the Class A Preferred Stock is being accreted by periodic charges to retained earnings to the mandatory redemption date.

    Dividends on Class A Preferred Stock are payable quarterly. Through March, 2001, such dividends are payable, at Jitney-Jungle's option, either by cumulation to liquidation preference or in cash and thereafter are payable in cash. Dividends on Class B Preferred Stock and Class C Preferred Stock cumulate on a compounding basis until paid. Cumulative dividends not declared or paid on preferred shares aggregated $8,642 at May 3, 1997.

    The Class A Preferred Stock is redeemable at Jitney-Jungle's option, (i) at any time after March 1, 2001 at a price equal to the then applicable liquidation preference plus accrued and unpaid dividends and a prepayment premium or (ii) on or prior to March 1, 1999 with the proceeds of a public offering of common stock at a price per share equal to 114% of the then applicable liquidation preference plus accrued and unpaid dividends thereon. All of the Class A Preferred Stock is required to be redeemed on or before March, 2008 at a price per share equal to the then applicable liquidation preference, plus accrued and unpaid dividends thereon.

    The Class B Preferred Stock and Class C Preferred Stock, Series 2, are redeemable at Jitney-Jungle's option at any time, in whole or in part, at a price per share equal to the then applicable liquidation preference, plus accrued and unpaid dividends. All of the Class B Preferred Stock and all of the Class C Preferred Stock, Series 2, are required to be redeemed in March, 2010 and March, 2011, respectively, at a price per share equal to the then applicable liquidation preference plus accrued and unpaid dividends (including cumulated dividends). The Class C Preferred Stock, Series 1, is not redeemable by Jitney-Jungle at any time.

    Under certain conditions, as defined, Jitney-Jungle is required to offer to repurchase all shares of preferred stock. Upon a change in control, Jitney-Jungle is required to offer to repurchase all shares of the

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

           YEARS ENDED APRIL 29, 1995, APRIL 27, 1996 AND MAY 3, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

9. CAPITAL STOCK (CONTINUED)
Class A Preferred Stock at 101% of the then applicable liquidation preference plus accrued and unpaid dividends and all shares of Class B Preferred Stock and all shares of Class C Preferred Stock, Series 1 and Series 2, at 100% of the liquidation preference thereof plus accrued and unpaid dividends. In addition, Jitney-Jungle is required to offer to apply, subject to certain limitations, net proceeds raised through a primary issuance of securities junior to Class B Preferred Stock to repurchase shares of Class B Preferred Stock.

    Except as required by law and with respect to certain specified matters, Class A Preferred Stock has no voting rights. Neither the Class B Preferred Stock nor the Class C Preferred Stock has any voting rights, except as required by law.

    The Class A Preferred Stock is exchangeable (with cumulated dividends) at Jitney-Jungle's option, in whole but not in part, for subordinated exchange debentures of Jitney-Jungle. The exchange debentures will pay interest from the date of the exchange at the rate of 15% per annum, consisting of, at Jitney-Jungle's option, additional exchange debentures or cash on or prior to March 2001 and cash thereafter. The exchange debentures will mature in March 2008.

    Class A Preferred Stock ranks senior to Class B Preferred Stock and Class C Preferred Stock in right of payment of cash dividends, liquidation preference and redemption (both mandatory and optional). The Class C Preferred Stock ranks junior to the Class B Preferred Stock in right of such cash payments.

    The Credit Facility and the Indenture (See Note 7) restrict Jitney-Jungle's ability to pay cash dividends, exchange Class A Preferred Stock for exchange debentures and redeem or repurchase Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and exchange debentures.

WARRANTS

    Warrants to purchase 75,000 shares of common stock were issued in conjunction with the Merger (See Note 2) and were outstanding as of April 27, 1996 and May 3, 1997. The warrants were recorded at fair value of $881 at date of issue. The warrants have an exercise price of $.01 per share and will expire in 2008.

10. EMPLOYEE BENEFIT AND COMPENSATION PLANS

    Jitney-Jungle has a profit-sharing plan covering substantially all employees with one or more years' service. Contributions are made at the discretion of the Board of Directors of Jitney-Jungle and totaled $1,200 in fiscal 1995, 1996, and 1997.

    Prior to March 1996, Jitney-Jungle had a Phantom Stock Plan for certain key officers whereby deferred compensation units (expressed in shares of common stock) were earned to the extent that performance targets (expressed in terms of growth in stockholders' equity) were met. The amounts payable in accordance with the provisions of the Phantom Stock Plan became fully vested and immediately payable at the time of the Merger and Recapitalization (see Note 2). Effective with the Merger, $4,252 was paid to the participants and $712 was applied against the purchase price for shares of Class C Preferred Stock acquired by them in connection with the Recapitalization.

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

           YEARS ENDED APRIL 29, 1995, APRIL 27, 1996 AND MAY 3, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

10. EMPLOYEE BENEFIT AND COMPENSATION PLANS (CONTINUED)
    Effective with the Recapitalization, the Phantom Stock Plan was amended and restated and renamed the Deferred Compensation Plan for Jitney-Jungle Stores of America, Inc. Under the amended plan no further awards may be made and no other individuals will become participants. Units credited to the participants consist of a cash amount payable in accordance with the terms of the Phantom Stock Plan before its amendment and an amount that will continue to be credited under the terms of the plan to an account, the value of which will be equal to the value of the number of shares of Class C Preferred Stock of Jitney-Jungle that could be acquired with that amount.

    With respect to the amounts that continue to be credited under the plan as amended, an amount equal to the amount of any cash dividends that would have been paid on the number of shares of preferred stock credited to each participant's account will be paid to the participant at the same time as any cash dividends actually are paid on the preferred stock. Payment otherwise will be made under the amended plan at the same time as the preferred stock is redeemed, in an amount equal to the redemption price times the number (or proportionate number, in the event of a partial redemption) of shares of preferred stock credited to the participant's account.

11. SPECIAL CHARGES

    Included in special charges is approximately $1,779 attributable to the employment agreement with Jitney-Jungle's then Chairman and Chief Executive Officer who, in January 1997, relinquished his position and duties as Chief Executive Officer. Payments to be made under the employment agreement were deemed to not relate to future services to be provided by the Chairman and, accordingly, such amounts were charged to expense in fiscal 1997.

    Special charges also include termination and retirement benefits payable to employees whose positions were eliminated.

12. FAIR VALUES OF FINANCIAL INSTRUMENTS

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures About Fair Value of Financial Instruments", information is provided about the fair value of certain financial instruments for which it is practicable to estimate that value. The fair value amounts disclosed represent management's best estimate of fair value. In accordance with SFAS No. 107, this disclosure excludes certain financial instruments and all nonfinancial instruments. The aggregate fair value amounts presented are not intended to represent the underlying aggregate fair value of Jitney-Jungle.

    The estimated fair values are significantly affected by assumptions used, principally the timing of future cash flows, the discount rate, judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. Because assumptions are inherently subjective in nature, the estimated fair values cannot be substantiated by comparison to independent quotes and, in many cases, the estimated fair values could not necessarily be realized in an immediate sale or settlement of the instrument. The following methods and assumptions were used by Jitney-Jungle in estimating fair value disclosures for financial instruments:

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

           YEARS ENDED APRIL 29, 1995, APRIL 27, 1996 AND MAY 3, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

12. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
    CASH AND CASH EQUIVALENTS: The carrying amount reported in the balance sheet approximates fair value.

    INVESTMENTS IN DEBT SECURITIES: The securities are carried at fair value and are based on quoted market prices.

    RECEIVABLES, ACCOUNTS PAYABLE AND ACCRUED EXPENSES: The carrying amount reported in the balance sheet approximates fair value.

    LONG-TERM DEBT: The fair value of Jitney-Jungle's Senior Notes is based on quoted market prices. The interest rates on borrowings under the Credit Facility reset periodically. Consequently, the carrying value of borrowings under the Credit Facility approximates fair value.

    REDEEMABLE PREFERRED STOCK: The fair value of redeemable preferred stock is estimated at carrying value as such stock is not traded in the open market and a market price is not readily available.

    The carrying amounts and fair values of Jitney-Jungle's financial instruments were as follows:

                                                                           APRIL 27, 1996         MAY 3, 1997
                                                                        --------------------  --------------------

                                                                        CARRYING     FAIR     CARRYING     FAIR
                                                                         AMOUNT      VALUE     AMOUNT      VALUE
                                                                        ---------  ---------  ---------  ---------
Cash and cash equivalents.............................................  $   5,676  $   5,676  $  14,426     14,426
Investments in debt securities........................................        337        337
Receivables...........................................................      4,892      4,892      5,463      5,463
Accounts payable......................................................     40,008     40,008     49,978     49,978
Accrued expenses......................................................     23,165     23,165     33,088     33,088

Long-term debt:
  Senior Notes........................................................    200,000    204,700    200,000    217,000
  Credit Facility.....................................................     39,059     39,059      8,000      8,000
Redeemable preferred stock............................................     49,988     49,988     57,921     57,921

13. ACCOUNTING STANDARD TO BE ADOPTED IN THE FUTURE

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share." The new standard changes, the presentation and method in which earnings per share are computed and is effective for Jitney-Jungle's year ending May 2, 1998. The new standard will be applied on a "retroactive restatement of all prior periods" basis. Jitney-Jungle is currently in the process of ascertaining the impact the new standard will have on its earnings per share amounts for fiscal 1997 and prior periods.

             JITNEY-JUNGLE STORES OF AMERICA, INC. AND SUBSIDIARIES

           YEARS ENDED APRIL 29, 1995, APRIL 27, 1996 AND MAY 3, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

14. COMMITMENTS AND CONTINGENCIES

    Jitney-Jungle is defendant in certain litigation incurred in the normal course of business. Management, after consulting legal counsel, is of the opinion that the liability, if any, which may result from this litigation will not have a material adverse effect on Jitney-Jungle's financial position or results of operations.

    In 1996, Jitney-Jungle entered into a five-year supply agreement, which replaced a previously existing agreement, relating to merchandise purchases for stores located in Memphis, Tennessee and Little Rock and Pine Bluff, Arkansas.

    In fiscal 1997, Jitney-Jungle sold the operating assets of its bakery subsidiary for $750 and received $5,250 as consideration for entering into a five-year supply agreement with the purchaser of such operating assets. The $5,250 is being amortized over the term of the supply agreement.

    In connection with the Merger and Recapitalization, Jitney-Jungle entered into an agreement whereby the Fund Manager is entitled to receive $250 per year from Jitney-Jungle as a management fee for the performance of strategic and financial planning services. The amount of the annual management fee may be increased by up to an additional $750 per year based upon certain performance criteria. Management fees for fiscal year 1997 approximated $250.

15. SUBSEQUENT EVENTS

    On June 3, 1997, Jitney-Jungle entered into a $12,996 insurance premium finance agreement payable in monthly installments of $473, including interest at 6.75% per annum.

    On July 8, 1997, Jitney-Jungle entered into a merger agreement with Delchamps, Inc. ("Delchamps") which operates retail supermarkets in Alabama, Florida, Louisiana and Mississippi. Pursuant to the agreement, Jitney-Jungle has commenced an all-cash tender offer for all of Delchamps' outstanding common stock at a price of $30 per share. The offer is conditioned upon, among other things, there being tendered and not withdrawn prior to the expiration date of the offer at least two-thirds of the outstanding shares of Delchamps' common stock. In addition, regulatory approval and consent of the holders of Jitney-Jungle's senior notes are required. Jitney-Jungle intends to issue up to $280 million of debt to finance the acquisition and to repay indebtedness of Delchamps in connection with the acquisition.

16. INTERIM FINANCIAL DATA

    The unaudited consolidated balance sheet as of July 26, 1997 and the related unaudited consolidated statements of earnings and of cash flows for the 12 weeks ended July 20, 1996 and July 26, 1997 have been prepared in accordance with the accounting policies in effect as of May 3, 1997 as set forth in the annual consolidated financial statements. In the opinion of management, such interim financial statements contain all adjustments (all of which are normal and recurring in nature) necessary to present fairly Jitney-Jungle's consolidated financial position, results of operations and cash flows.

    The results of operations for the 12 weeks ended July 26, 1997 are not necessarily indicative of results to be expected for the full year.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of:
  Delchamps, Inc.:

    We have audited the accompanying consolidated balance sheets of Delchamps, Inc. and subsidiary as of June 28, 1997 and June 29, 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended June 28, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Delchamps, Inc. and subsidiary at June 28, 1997 and June 29, 1996 and the results of their operations and their cash flows for each of the years in the three-year period ended June 28, 1997, in conformity with generally accepted accounting principles.


KPMG PEAT MARWICK L.L.P.


August 8, 1997
Atlanta, Georgia

                         DELCHAMPS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                                  JUNE 29, 1996  JUNE 28, 1997
                                                                                                  -------------  -------------
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents (2)...............................................................    $  10,503      $   5,670
    Trade and other accounts receivable.........................................................        8,422          7,961
    Merchandise inventories (3 and 6)...........................................................       90,797         89,726
    Prepaid expenses............................................................................        1,376          2,094
    Income taxes receivable (10)................................................................          764             --
    Deferred income taxes (10)..................................................................        3,878          6,525
                                                                                                  -------------  -------------
        Total current assets....................................................................      115,740        111,976

PROPERTY AND EQUIPMENT (4):
    Land........................................................................................       15,210         13,744
    Buildings and improvements..................................................................       58,111         59,079
    Fixtures and equipment......................................................................      221,090        233,542
    Construction in progress....................................................................        9,771          2,626
                                                                                                  -------------  -------------
                                                                                                      304,182        308,991
    Less accumulated depreciation and amortization..............................................      166,931        179,672
                                                                                                  -------------  -------------
        Net property and equipment..............................................................      137,251        129,319
OTHER ASSETS....................................................................................        2,192          2,166
                                                                                                  -------------  -------------
TOTAL ASSETS....................................................................................    $ 255,183      $ 243,461
                                                                                                  -------------  -------------
                                                                                                  -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current installments of obligations under capital leases (4)................................    $     749      $     844
    Current installments of long-term debt (5)..................................................        3,760          3,697
    Notes payable (6)...........................................................................       14,000          4,600
    Restructure obligation (12).................................................................        3,996          2,273
    Accounts payable............................................................................       48,308         41,571

ACCRUED EXPENSES:
    Salaries and wages..........................................................................        4,603          7,026
    Licenses and other taxes....................................................................        8,017          7,778
    Other.......................................................................................       10,240         14,192
                                                                                                  -------------  -------------
    Total accrued expenses......................................................................       22,860         28,996
    Income taxes(10)............................................................................           --            885
                                                                                                  -------------  -------------
    Total current liabilities...................................................................       93,673         82,836

Obligations under capital leases, excluding current installments (4)............................       10,398          9,556
Long-term debt, excluding current installments (5)..............................................       10,839          7,142
Restructure obligation, excluding current installments (12).....................................       15,668         13,453
Deferred income taxes (10)......................................................................        9,225         10,211
Other liabilities...............................................................................        2,455          2,244
                                                                                                  -------------  -------------
    Total liabilities...........................................................................      142,258        125,442
                                                                                                  -------------  -------------
STOCKHOLDERS' EQUITY (5 and 11):
    Junior participating preferred stock of no par value. Authorized 5,000,000 shares; no shares
     issued.....................................................................................           --             --
    Common stock of $.01 par value. Authorized 25,000,000 shares; issued 7,112,320 shares at
     June 29, 1996 and 7,121,749 shares at June 28, 1997........................................           71             71
    Additional paid-in capital..................................................................       19,657         19,856
    Retained earnings...........................................................................       93,359         98,182
                                                                                                  -------------  -------------
                                                                                                      113,087        118,109

    Less:
        Unamortized restricted stock award compensation (8).....................................         (162)           (90)
                                                                                                  -------------  -------------
        Total stockholders' equity..............................................................      112,925        118,019

Commitments and contingencies (4, 9, and 13)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......................................................    $ 255,183      $ 243,461
                                                                                                  -------------  -------------
                                                                                                  -------------  -------------

                See notes to consolidated financial statements.

                         DELCHAMPS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                         YEAR ENDED
                                                                          ----------------------------------------
                                                                            JULY 1,       JUNE 29,      JUNE 28,
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
Sales...................................................................  $  1,054,088  $  1,126,629  $  1,102,947
Cost of Sales (3).......................................................       798,537       863,389       830,878
  Gross profit..........................................................       255,551       263,240       272,069
Selling, general and administrative expenses ("SG&A"):
  Restructuring charge (12).............................................        28,779            --            --
  Other SG&A............................................................       261,763       250,121       254,282
  Total SG&A............................................................       290,542       250,121       254,282
    Operating income (loss).............................................       (34,991)       13,119        17,787
Other (expense) income:
  Interest expense......................................................        (5,375)       (7,169)       (5,215)
  Interest income.......................................................           100           349           233
                                                                          ------------  ------------  ------------
Total other (expense) income............................................        (5,275)       (6,820)       (4,982)
Earnings (loss) before income taxes.....................................       (40,266)        6,299        12,805
Income tax expense (benefit) (10).......................................       (14,600)        2,447         4,851
                                                                          ------------  ------------  ------------
    Net earnings (loss).................................................  $    (25,666) $      3,852  $      7,954
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Net earnings (loss) per common share....................................  $      (3.61) $       0.54  $       1.12
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Weighted average number of common shares................................         7,113         7,110         7,116
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                See notes to consolidated financial statements.

                         DELCHAMPS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
           YEARS ENDED JULY 1, 1995, JUNE 29, 1996 AND JUNE 28, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                            COMMON STOCK
                                               ISSUED           ADDITIONAL
                                      ------------------------    PAID-IN     RETAINED    GUARANTEED      STOCK     STOCKHOLDERS'
                                        SHARES       AMOUNT       CAPITAL     EARNINGS     ESOP DEBT     AWARDS        EQUITY
                                      -----------  -----------  -----------  -----------  -----------  -----------  -------------

Balances at July 2, 1994............       7,114    $      71    $  19,731    $ 121,434    $  (4,000)   $    (936)    $ 136,300
Amortization of restricted stock
  awards............................          --           --           --           --           --          539           539
Retirement of restricted stock
  awards............................          (5)          --         (128)          --           --          128            --
Reduction of guaranteed ESOP debt...          --           --           --           --        2,000           --         2,000
Net loss............................          --           --           --      (25,666)          --           --       (25,666)
Dividends declared of $.44 per
  share.............................          --           --           --       (3,131)          --           --        (3,131)
                                           -----          ---   -----------  -----------  -----------  -----------  -------------

Balances at July 1, 1995............       7,109           71       19,603       92,637       (2,000)        (269)      110,042
Amortization of restricted stock
  awards............................          --           --           --           --           --           21            21
Retirement of restricted stock
  awards............................          (3)          --          (86)          --           --           86            --
Reduction of guaranteed ESOP debt...          --           --           --           --        2,000           --         2,000
Issuance of shares for director
  compensation......................           4           --          108           --           --           --           108
Stock options exercised (14)........           2           --           32           --           --           --            32
Net earnings........................          --           --           --        3,852           --           --         3,852
Dividends declared of $.44 per
  share.............................          --           --           --       (3,130)          --           --        (3,130)
                                           -----          ---   -----------  -----------  -----------  -----------  -------------

Balances at June 29, 1996...........       7,112           71       19,657       93,359           --         (162)      112,925
Amortization of restricted stock
  awards............................          --           --           --           --           --           72            72
Issuance of shares for director
  compensation......................           8           --          167           --           --           --           167
Stock options exercised (14)........           2           --           32           --           --           --            32
Net earnings........................          --           --           --        7,954           --           --         7,954
Dividends declared of $.44 per
  share.............................          --           --           --       (3,131)          --           --        (3,131)
                                           -----          ---   -----------  -----------  -----------  -----------  -------------
Balances at June 28, 1997...........       7,122    $      71    $  19,856    $  98,182    $      --    $     (90)    $ 118,019
                                           -----          ---   -----------  -----------  -----------  -----------  -------------
                                           -----          ---   -----------  -----------  -----------  -----------  -------------

                See notes to consolidated financial statements.

                         DELCHAMPS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                                YEAR ENDED
                                                                                     JULY 1,    JUNE 29,     JUNE 28,
                                                                                      1995        1996         1997
                                                                                    ---------  -----------  ----------
Cash flows from operating activities:
  Net earnings (loss).............................................................  $ (25,666)  $   3,852   $    7,954
  Adjustment to reconcile net earnings (loss) to net cash provided by operating activities:
  Depreciation and amortization...................................................     19,472      21,771       23,719
  Write-off of cost in excess of fair value of assets acquired....................      5,050          --           --
  (Gain) loss on sale of property and equipment...................................        231        (420)      (2,054)
  Restricted stock award amortization.............................................        667          21           72
  Non cash director compensation expense..........................................         --         108          167
  Deferred income tax expense (benefit)...........................................     (9,206)      1,928       (1,661)
  Decrease (increase) in merchandise inventories..................................     11,855       3,011        1,071
  Increase in accounts payable, accrued expenses, and current portion of
    restructure obligation........................................................     10,887       5,567       (2,324)
  Increase (decrease) in income taxes, net........................................     (6,491)      5,785        1,619
  (Decrease) increase in other liabilities and restructure obligation.............     19,113      (1,653)      (2,023)
  Increase in other assets........................................................       (716)       (890)      (3,203)
                                                                                    ---------  -----------  ----------
  Net cash flows provided by operating activities.................................     25,196      39,080       23,337
                                                                                    ---------  -----------  ----------

Cash flows from investing activities:
  Additions to property and equipment.............................................    (35,239)    (21,671)     (15,551)
  Proceeds from sale of property and equipment, net...............................        611         710        4,387
                                                                                    ---------  -----------  ----------
  Net cash used in investing activities...........................................    (34,628)    (20,961)     (11,164)
                                                                                    ---------  -----------  ----------

Cash flows from financing activities:
  Principal payments on obligation under capital leases...........................     (1,576)       (665)        (747)
  Principal payments on long-term debt and notes payable..........................    (15,333)    (25,239)     (26,760)
  Proceeds from issuance of long-term debt and notes payable......................     30,000       5,480       13,600
  Issuance of stock options.......................................................         --          32           32
  Dividends paid..................................................................     (3,131)     (3,130)      (3,131)
                                                                                    ---------  -----------  ----------
    Net cash (used in) provided by financing activities...........................      9,960     (23,522)     (17,006)
                                                                                    ---------  -----------  ----------
  Net (decrease) increase in cash and cash equivalents............................        528      (5,403)      (4,833)
  Cash and cash equivalents at beginning of year..................................     15,378      15,906       10,503
                                                                                    ---------  -----------  ----------
  Cash and cash equivalents at end of year........................................  $  15,906   $  10,503   $    5,670
                                                                                    ---------  -----------  ----------
                                                                                    ---------  -----------  ----------

                See notes to consolidated financial statements.

                         DELCHAMPS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           YEARS ENDED JULY 1, 1995, JUNE 29, 1996 AND JUNE 28, 1997

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. DESCRIPTION OF BUSINESS

    Delchamps, Inc. and subsidiary ("Delchamps") are engaged in the business of retail food distribution through Delchamp's supermarkets located in Alabama, Florida, Louisiana, and Mississippi.

B. DEFINITION OF FISCAL YEAR

    Delchamp's fiscal year ends on the Saturday closest to June 30. Fiscal 1995, 1996 and 1997 all comprised 52 weeks.

C. PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Delchamps, Inc. and its wholly owned wholesale subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

D. CASH EQUIVALENTS

    For purposes of the consolidated statements of cash flows, the company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

E. MERCHANDISE INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined on the last-in, first-out ("LIFO") basis for 87% in 1995, 88% in 1996 and 89% in 1997. With respect to the remaining inventories, primarily produce and market, cost is determined on the first-in, first-out ("FIFO") basis. Inventories developed from the retail method comprised approximately 55% of total inventories in 1995, 58% in 1996 and 59% in 1997.

F. PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Buildings and equipment acquired prior to July 1, 1984 are depreciated over the estimated useful lives of the respective assets using primarily the double-declining balance method. Buildings and equipment acquired subsequent to July 1, 1984, are depreciated over the estimated useful lives of the respective assets using the straight-line method. Buildings and equipment under the capital leases are stated at the lower of the present value of the minimum lease payments at the beginning of the lease term or fair value of the property at the inception of the lease. Assets leased under capital leases and leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful lives of the related assets. Delchamps uses the following periods for depreciating and amortizing property and equipment:

                                                                          10-50
Buildings...............................................................  years
Leasehold improvements..................................................  10 years
Fixtures and equipment..................................................  5-10 years

                         DELCHAMPS, INC. AND SUBSIDIARY

           YEARS ENDED JULY 1, 1995, JUNE 29, 1996 AND JUNE 28, 1997

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
G. COST IN EXCESS OF FAIR VALUE OF ASSETS ACQUIRED

    Cost in excess of fair value of assets acquired arose from the purchase of three supermarkets and real estate in fiscal 1988. For fiscal 1988 through 1994, amortization was recorded over a 40 year period on a straight-line basis.

    The acquired property did not achieve sales and earnings projections prepared at the time of the acquisition. The primary cause of the short-fall in Delchamp's projections was because of the competitors increasing promotional activity, competitors opening new supermarkets, and competitors expanding existing supermarkets. Delchamps determined, based on the trend of operating results for 1988 through 1995, that the projected results of the acquired property would not support the future amortization of the remaining balance of the costs in excess of fair value of assets acquired. Accordingly, Delchamps wrote-off its remaining balance of cost in excess of fair value of assets acquired of $5.1 million in the fourth quarter of fiscal 1995.

H. INCOME TAXES

    Deferred tax liabilities or assets are established for temporary differences between financial and tax reporting bases and are subsequently adjusted to reflect changes in tax rates expected to be in effect when the temporary differences reverse. The major temporary differences and their net effect are shown in the "Income Taxes" note.

    Job credits are recorded as a reduction of the provision for Federal income taxes in the year realized.

I. EARNINGS PER SHARE

    Earnings per share are computed by dividing net earnings by the weighted average number of shares of common stock outstanding.

J. MANAGEMENT ESTIMATES

    Management of Delchamps has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

K. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

    The carrying amounts of the notes payable and long-term debt approximate fair value because the interest rates in these instruments approximate market interest rates.

L. IMPAIRMENT OF LONG-LIVED ASSETS

    Effective June 30, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be

                         DELCHAMPS, INC. AND SUBSIDIARY

           YEARS ENDED JULY 1, 1995, JUNE 29, 1996 AND JUNE 28, 1997

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Disposed Of" ("SFAS No. 121"). SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, or to be disposed of. The implementation did not have a significant impact on the Company's financial condition or results of operation.

(M) STOCK COMPENSATION

    During fiscal 1997, Delchamps adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," which was effective for fiscal years beginning after December 15, 1995. The statement encourages the use of a fair-value-based method of accounting for stock-based awards under which the fair value of stock options is determined on the date of grant and expensed over the vesting period. Companies may, however, continue to measure compensation costs for those plans using the method prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." Companies that continue to apply APB No. 25 are required to include pro forma disclosures of net earnings and earnings per share as if the fair-value-based method of accounting had been applied. Delchamps has elected to continue to account for such plans under the provisions of APB No.
25. Compensation expense computed under the fair-value-based method is not significant to the financial statements as a whole, therefore pro forma disclosures have not been included.

(2) CASH EQUIVALENTS

    Cash equivalents are stated at cost which approximates market value. Cash equivalents at June 29, 1996 and June 28, 1997 consisted of the following:

                                                                                                    (IN THOUSANDS)
                                                                                                   1996       1997
                                                                                                 ---------  ---------
Euro Dollar Time Deposits......................................................................  $   1,130  $       2
Marketable Unit Investment Fund................................................................        856        856
Cash Management Tax Exempt Fund................................................................         20         77
                                                                                                 ---------  ---------
                                                                                                 $   2,006  $     935
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

(3) MERCHANDISE INVENTORIES

    Delchamps uses the LIFO method of valuing certain of its merchandise inventories to minimize inflation-induced inventory profits and to achieve a better matching of current costs with current revenues. Inventories would increase by approximately $13,780,000 at June 29, 1996 and $14,171,000 at June 28, 1997 if all of Delchamp's inventories were stated at cost determined by the first-in, first-out method. Further, net earnings would increase by approximately $322,000 in fiscal year 1995, increase $262,000 in fiscal year 1996, and increase $240,000 in fiscal year 1997, after applying Delchamp's marginal tax rate and without assuming an investment return on the applicable income tax savings

    Delchamps is a member of a cooperative association from which it purchases private label merchandise for resale and certain supermarket equipment. Merchandise inventories purchased from this cooperative association approximated 19% of total inventory purchases in 1995, 1996 and 1997.

                         DELCHAMPS, INC. AND SUBSIDIARY

           YEARS ENDED JULY 1, 1995, JUNE 29, 1996 AND JUNE 28, 1997

(4) LEASES

    Delchamps leases certain supermarket properties and equipment under capital leases that expire over the next 11 years. Delchamps also leases warehouses, store properties, and store equipment under noncancelable operating leases that expire over the next 20 years. Contingent rentals on store properties are paid as a percentage of sales in excess of a stipulated minimum. In the normal course of business, it is expected that most leases will be renewed or replaced by leases on other properties and equipment.

    Included in property and equipment are the following amounts applicable to capital leases:

                                                                                                 (IN THOUSANDS)
                                                                                              --------------------
                                                                                                1996       1997
                                                                                              ---------  ---------
Buildings...................................................................................  $  13,998  $  13,998
Fixtures and equipment......................................................................     19,040     19,040
                                                                                              ---------  ---------
                                                                                                 33,038     33,038
Less accumulated amortization...............................................................     26,888     27,578
                                                                                              ---------  ---------
                                                                                              $   6,150  $   5,460
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Future minimum lease payments under noncancelable operating leases and the present value of future minimum capital lease payments as of June 28, 1997 are as follows:

                                                                                                   (IN THOUSANDS)
                                                                                                CAPITAL    OPERATING
                                                                                                LEASES      LEASES
                                                                                               ---------  -----------
Fiscal Year
  1998.......................................................................................  $   2,081   $  38,292
  1999.......................................................................................      2,081      37,702
  2000.......................................................................................      2,081      37,081
  2001.......................................................................................      2,081      34,989
  2002.......................................................................................      1,961      33,766
Later years..................................................................................      6,968     241,182
                                                                                               ---------  -----------

Total minimum lease payments.............................................     17,253  $ 423,012
                                                                                      ---------
                                                                                      ---------
Less amount representing interest........................................      6,853
                                                                           ---------
Present value of net minimum capital lease payments......................     10,400
Less current installments of obligations under capital leases............        844
                                                                           ---------
Long-term obligations under capital leases...............................  $   9,556
                                                                           ---------
                                                                           ---------

                         DELCHAMPS, INC. AND SUBSIDIARY

           YEARS ENDED JULY 1, 1995, JUNE 29, 1996 AND JUNE 28, 1997

(4) LEASES (CONTINUED)
    Rental expense and contingent rentals for operating leases are as follows:

                                                                                           (IN THOUSANDS)
                                                                                     1995       1996       1997
                                                                                   ---------  ---------  ---------
Minimum rentals..................................................................  $  43,552  $  45,514  $  45,329
Contingent rentals...............................................................         99         66        129
                                                                                   ---------  ---------  ---------
                                                                                   $  43,651  $  45,580  $  45,458
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    Most of Delchamp's leases stipulate that Delchamps pay taxes, maintenance, insurance, and certain other operating expenses applicable to the leased property.

(5) LONG-TERM DEBT

    Long-term debt as of June 29, 1996 and June 28, 1997 consisted of the following:

                                                                                                 (IN THOUSANDS)
                                                                                                1996       1997
                                                                                              ---------  ---------
5.51% note payable, due in 84 monthly installments of $297,619 in principal plus interest, with the final installment due July 1, 2000, unsecured....................................  $  14,286  $  10,714

Note payable, with interest rates based on LIBOR + 1.5%, due in 60 monthly installments of
  $15,625 in principal plus interest, with the final installment due March 1, 1998, secured
  by deposit accounts with the lender.......................................................        313        125
                                                                                              ---------  ---------
Total long-term debt........................................................................     14,599     10,839
Less current installments...................................................................      3,760      3,697
                                                                                              ---------  ---------
Long-term debt, excluding current installments..............................................  $  10,839  $   7,142
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Agreements underlying the notes payable contain restrictive covenants which limit the payment of dividends, additional debt, lease rentals, and transactions with affiliates, and require maintenance of certain working capital and equity levels. At June 28, 1997, Delchamps was in compliance with all covenants. At June 28, 1997, approximately $4,950,000 of Delchamp's retained earnings was available for the payment of dividends under such restrictive provisions.

    Cash payments for interest were approximately $5,368,000, $7,129,000 and $5,268,000 in 1995, 1996 and 1997, respectively.

    Aggregate annual maturities of long-term debt for fiscal years after June 28, 1997 are approximately as follows:

                                                                                                  (IN THOUSANDS)
FISCAL YEAR                                                                                      ANNUAL MATURITIES
-----------------------------------------------------------------------------------------------  -----------------
1998...........................................................................................      $   3,697
1999...........................................................................................          3,571
2000...........................................................................................          3,571
                                                                                                       -------
                                                                                                     $  10,839
                                                                                                       -------
                                                                                                       -------

                         DELCHAMPS, INC. AND SUBSIDIARY

           YEARS ENDED JULY 1, 1995, JUNE 29, 1996 AND JUNE 28, 1997

(5) LONG-TERM DEBT (CONTINUED)
    Based on the borrowing rates currently available to Delchamps for long-term debt with similar terms and maturities, the fair value of the long-term debt outstanding at June 29, 1996 and June 28, 1997 approximated the carrying value, with the exception of the 5.51% note payable, the fair value of which approximated $13.7 million and $10.0 million at June 29, 1996 and June 28, 1997, respectively. The fair value was estimated using a discounted cash flow analysis based on Delchamps' borrowing rate for similar liabilities.

(6) NOTES PAYABLE

    Short-term borrowings as of June 29, 1996 and June 28, 1997 consisted of the following:

                                                                                                 (IN THOUSANDS)
                                                                                                1996       1997
                                                                                              ---------  ---------
Revolving loan commitments, due on various dates throughout fiscal 1996 and fiscal 1997, respectively, with interest rates based on LIBOR + 1.25%, secured by all of Delchamps'
  inventory.................................................................................  $  14,000  $   4,600

    On June 29, 1995, Delchamps entered into a $75,000,000 revolving loan credit agreement. The revolving loan agreement is committed through June, 1998. There is an annual commitment fee of .25 of 1% on the unused portion. At Delchamps' option, interest under the agreement may be based on LIBOR or the prime rate. As of June 28, 1997, Delchamps is committed to a LIBOR contract which expires July 28, 1997 and has a weighted average interest rate of 6.9375%.

    The credit agreement requires Delchamps to maintain minimum levels of earnings and to comply with stated debt covenants. At June 28, 1997, Delchamps was in compliance with all covenants.

(7) LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN

    In November 1987, Delchamps leveraged its existing Employee Stock Ownership Plan ("ESOP"). The ESOP used the proceeds of the loan to purchase approximately 1,097,000 shares of Delchamps' common stock. The common stock was held by the ESOP trustee in a suspense account and these shares served as collateral for the loan. Each year through fiscal 1996, Delchamps made a contribution to the ESOP which the trustee used to make principal payments. With each loan payment a portion of the common stock was released from the suspense account and allocated to participating employees. Delchamps was required to pay interest on the loan in excess of any dividends received on unallocated shares. Delchamps guaranteed $20 million of ESOP debt under the loan agreement. On June 26, 1996, the ESOP loan was repaid in full. Therefore, as of June 29, 1996 and June 28, 1997, all shares had been allocated to participants and no shares remain in the "suspense account."

                         DELCHAMPS, INC. AND SUBSIDIARY

           YEARS ENDED JULY 1, 1995, JUNE 29, 1996 AND JUNE 28, 1997

(8) EMPLOYEE BENEFIT AND INCENTIVE PLANS

    Delchamps has an employee stock ownership plan and a profit sharing plan pursuant to section 401(k) of the Internal Revenue Code (the "Code") which cover substantially all employees who have completed two years of service. The profit sharing plan was implemented in fiscal year 1995. Participants may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code. The plan provides for a matching contribution by Delchamps. The total annual contributions to these plans by Delchamps for fiscal 1995, 1996 and 1997 were as follows:

                                                                                               (IN THOUSANDS)
                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
Employee stock ownership plan........................................................  $   2,000  $   2,000  $      --
Profit sharing plan..................................................................      1,421      1,157      1,055
                                                                                       ---------  ---------  ---------
                                                                                       $   3,421  $   3,157  $   1,055
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    Delchamps has an incentive compensation plan for certain management personnel tied to Delchamps' overall performance. Incentive compensation expense was $1,252,000 in fiscal 1996 and $2,943,000 in fiscal 1997. Incentive compensation was not paid in 1995.

    In fiscal 1988, Delchamps adopted, with stockholder approval, a restricted stock award plan. The plan provides that a maximum of 150,000 shares of common stock be awarded to key executives. During 1989, 138,000 shares were awarded to key executives at a price of $.01 per share. No shares have been awarded since 1989. These awarded shares are held by Delchamps for future distribution in accordance with the provisions of the plan. Total compensation expense to be charged to operations over the term of the plan is approximately $3,209,000. Total compensation expense associated with the plan was determined based on the market value of the stock at the date of award, and is being amortized on a straight-line basis over the period the restrictions lapse. Charges to operations for this plan were approximately $293,000 in 1995, $21,000 in 1996 and $72,000 in 1997.

(9) POSTEMPLOYMENT BENEFITS OTHER THAN PENSIONS

    Delchamps provides a postemployment longevity bonus to associates that leave employment after either attaining age 55 or completing 25 years of service. The amount of longevity bonus is based on length of service and is recognized on an accrual basis as employees perform services to earn the benefits. Longevity bonus expense was $276,000 in 1995 and $304,000 in 1996 and 1997.

                         DELCHAMPS, INC. AND SUBSIDIARY

           YEARS ENDED JULY 1, 1995, JUNE 29, 1996 AND JUNE 28, 1997

(10) INCOME TAXES

    The components of income tax expense (benefit) are as follows:

                                                                                            (IN THOUSANDS)
                                                                                    CURRENT   DEFERRED     TOTAL
                                                                                   ---------  ---------  ----------
1995:
  Federal........................................................................  $  (4,746) $  (8,101) $  (12,847)
  State..........................................................................       (648)    (1,105)     (1,753)
                                                                                   ---------  ---------  ----------
                                                                                   $  (5,394) $  (9,206) $  (14,600)
                                                                                   ---------  ---------  ----------
                                                                                   ---------  ---------  ----------
1996:
  Federal........................................................................  $     461  $   1,711  $    2,172
  State..........................................................................         58        217         275
                                                                                   ---------  ---------  ----------
                                                                                   $     519  $   1,928  $    2,447
                                                                                   ---------  ---------  ----------
                                                                                   ---------  ---------  ----------
1997:
  Federal........................................................................  $   5,750  $  (1,467) $    4,283
  State..........................................................................        762       (194)        568
                                                                                   ---------  ---------  ----------
                                                                                   $   6,512  $  (1,661) $    4,851
                                                                                   ---------  ---------  ----------
                                                                                   ---------  ---------  ----------

    The actual income tax expense (benefit) differs from the statutory tax rate for all years (computed by applying the U.S. federal corporate rate to earnings
(loss) before income taxes) as follows:

                                                                                           (IN THOUSANDS)
                                                                                     1995        1996       1997
                                                                                  ----------  ----------  ---------
Statutory tax rate..............................................................  $  (13,690) $    2,142  $   4,354
Increase (reduction) in income taxes resulting from:
  State income taxes, net of Federal income tax benefit.........................      (2,219)        270        570
  Targeted jobs tax credits.....................................................        (385)        (25)    --
  Cost in excess of fair value of assets acquired...............................       1,771          --     --
  Other, net....................................................................         (77)         60        (73)
                                                                                  ----------  ----------  ---------
    Actual tax expense (benefit)................................................  $  (14,600) $    2,447  $   4,851
                                                                                  ----------  ----------  ---------
                                                                                  ----------  ----------  ---------
Effective tax rate..............................................................        36.3%       38.8%      37.9%
                                                                                  ----------  ----------  ---------
                                                                                  ----------  ----------  ---------

                         DELCHAMPS, INC. AND SUBSIDIARY

           YEARS ENDED JULY 1, 1995, JUNE 29, 1996 AND JUNE 28, 1997

(10) INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are as follows:

                                                                                                  (IN THOUSANDS)
                                                                                                 1996       1997
                                                                                               ---------  ---------
Deferred tax assets:
  Restructure obligation.....................................................................  $   7,531  $   6,054
  Capital lease obligation...................................................................      1,939      1,901
  Accrued self-insurance.....................................................................      2,879      4,515
  Accrued postemployment benefits............................................................        888        847
  Other accrued liabilities..................................................................      1,585      2,099
                                                                                               ---------  ---------
  Net deferred tax assets....................................................................     14,797     15,416
                                                                                               ---------  ---------
Deferred tax liabilities:
  Accelerated depreciation...................................................................     19,985     18,942
  Other......................................................................................        159        160
                                                                                               ---------  ---------
  Total gross deferred liabilities...........................................................     20,144     19,102
                                                                                               ---------  ---------
Net deferred tax liability...................................................................  $   5,347  $   3,686
                                                                                               ---------  ---------
                                                                                               ---------  ---------

    No valuation allowance was recorded against the deferred tax assets at June 28, 1997. Delchamps' management believes the existing net deductible temporary differences comprising the total gross deferred tax assets will reverse during the periods in which Delchamps generates net taxable income.

    Cash payments for income taxes were approximately $1,437,000, $67,000 and $5,454,000 in fiscal 1995, 1996 and 1997, respectively.

(11) SHARE PURCHASE RIGHTS PLAN

    In October 1988, Delchamps adopted a Share Purchase Rights Plan and declared a dividend distribution of one Right for each outstanding share of common stock. Under certain conditions, each Right may be exercised to purchase one one-hundredth of a share of Junior Participating Preferred Stock at a purchase price of $70, subject to adjustment. Delchamps will be entitled to redeem the Rights at $.01 per Right at any time prior to the earlier of the expiration of the Rights in October 1998 or ten days following the time a person or group acquires or obtains the right to acquire a 15% position in Delchamps. The Rights do not have voting or dividend privileges. Until such time as they become exercisable, the Rights have no dilutive effect on the earnings per share of Delchamps.

(12) RESTRUCTURING CHARGE

    During fiscal 1995, Delchamps recorded a pretax restructuring charge of $28.8 million. The charge reflected anticipated costs associated with a program to close certain underperforming stores which could not be subleased in whole or in part and, to a lesser extent, severance costs related to the termination of employment of former executives. Of the total $28.8 million restructuring reserve, $3.2 million, $5.9 million

                         DELCHAMPS, INC. AND SUBSIDIARY

           YEARS ENDED JULY 1, 1995, JUNE 29, 1996 AND JUNE 28, 1997

(12) RESTRUCTURING CHARGE (CONTINUED)
and $3.9 million of costs and payments have been charged against the reserve for fiscal 1995, 1996 and 1997, respectively. A detail of charges against the restructure obligation follows:

                                                                                               (IN THOUSANDS)
                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
Lease payments.......................................................................  $   1,421  $   3,438  $   2,745
Inventory write-offs.................................................................         --        253        300
Fixture and equipment write-offs.....................................................         24      1,828        138
Severance payments...................................................................      1,752        400        755
                                                                                       ---------  ---------  ---------
                                                                                       $   3,197  $   5,919  $   3,938
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

(13) COMMITMENTS AND CONTINGENCIES

    Delchamps is a defendant in various claims and legal actions considered to be in the normal course of business. Management intends to vigorously defend these claims and believes that the ultimate disposition of these matters will not have a material adverse effect on Delchamps' consolidated financial condition.

    In fiscal 1989, and subsequently, Delchamps has entered into certain agreements with officers and key management. The agreements contain provisions entitling each officer or employee covered by these agreements to receive from 1 to 3 times his annual compensation (as defined) if there is a change in control of Delchamps (as defined) and a termination of his employment. The agreements also provide for severance benefits under certain other circumstances. The agreements do not constitute employment contracts and only apply in circumstances following a change in control of Delchamps. In the event of a change in control of Delchamps and termination of all persons covered by these agreements, the cost would be approximately $12,100,000.

(14) STOCK INCENTIVE PLAN

    Key employees of Delchamps (including officers and directors who are also full-time employees of Delchamps) are eligible to receive one or more of the following: incentive stock options and non-qualified stock options, stock awards, restricted stock, performance shares, and cash awards. Approximately 460,800 stock options have been granted of which approximately 351,550 shares are exercisable as of June 28, 1997. The stock options expire from December 2000 through October 2006. During fiscal 1997, approximately 2,000 options were exercised. Exercise prices range from $17.88 to $23.00 which was market value at date of grant.

                         DELCHAMPS, INC. AND SUBSIDIARY

           YEARS ENDED JULY 1, 1995, JUNE 29, 1996 AND JUNE 28, 1997

(15) SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

    Selected quarterly financial data for the years ended June 29, 1996 and June 28, 1997 is summarized as follows:

                                                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                               --------------------------------------------------
                                                                               FISCAL
                                                                              QUARTERS
1996                                                             FIRST         SECOND        THIRD       FOURTH
-------------------------------------------------------------  ----------  --------------  ----------  ----------
Sales........................................................  $  284,689   $    277,053   $  280,225  $  284,662
Gross profit.................................................      64,470         64,915       65,684      68,171
Earnings (loss) before tax...................................      (1,124)         1,290        1,897       4,236
Net earnings (loss)..........................................        (756)           808        1,147       2,653
Net earnings (loss) per common share.........................       (0.11)          0.12         0.16        0.37
Dividends declared per common share..........................        0.11           0.11         0.11        0.11

                                                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                               --------------------------------------------------
                                                                               FISCAL
                                                                              QUARTERS
1997                                                             FIRST         SECOND        THIRD       FOURTH
-------------------------------------------------------------  ----------  --------------  ----------  ----------
Sales........................................................  $  289,699   $    272,602   $  273,753  $  266,893
Gross profit.................................................      65,367         65,116       69,182      72,404
Earnings before tax..........................................         343            321        4,428       7,713
Net earnings.................................................         204            176        2,720       4,854
Net earnings per common share................................         .03            .03          .38         .68
Dividends declared per common share..........................        0.11           0.11         0.11        0.11

(16) SUBSEQUENT EVENT

    On July 8, 1997, Delchamps announced that it had entered into an agreement to be acquired by Jitney-Jungle Stores of America, Inc. ("Jitney-Jungle"). The terms of the agreement are described in Delchamps' 14D-9 and in Jitney-Jungle's 14D-1, both of which have been filed with the Securities and Exchange Commission. Pursuant to the agreement, Jitney-Jungle has begun an all-cash tender offer for all of Delchamps' outstanding common stock at a price of $30 per share. Following successful completion of the tender offer, Jitney-Jungle will acquire for the same cash price any shares that are not tendered by means of a merger of Delchamps with a wholly owned subsidiary of Jitney-Jungle. Delchamps' Board of Directors has approved the transaction unanimously and has recommended approval by Delchamps' stockholders.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                         ------------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Available Information.....................................................    2
Summary...................................................................    3
Use of Proceeds...........................................................    8
Risk Factors..............................................................   14
The Transactions..........................................................   20
Pro Forma Capitalization..................................................   22
Pro Forma Condensed Consolidated Financial Statements.....................   23
Pro Forma Liquidity.......................................................   35
Selected Historical Financial Information of Jitney-Jungle................   37
Management's Discussion and Analysis of Financial Condition and Results of
  Operations of Jitney-Jungle.............................................   38
Selected Historical Financial Information of Delchamps....................   44
Management's Discussion and Analysis of Financial Condition and Results of
  Operations of Delchamps.................................................   46
The Exchange Offer........................................................   50
Business..................................................................   56
Management................................................................   68
Ownership of Capital Stock................................................   74
Certain Relationships and Related Transactions............................   78
Description of Certain Indebtedness.......................................   80
Description of the Notes..................................................   83
Book-Entry; Delivery and Form.............................................  111
Certain Federal Income Tax Considerations.................................  113
Plan of Distribution......................................................  114
Legal Matters.............................................................  115
Experts...................................................................  115
Index to Financial Statements.............................................  F-1


                            ------------------------


    UNTIL FEBRUARY 5, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THE ORIGINAL DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                   PROSPECTUS

                                  $200,000,000

                                     [LOGO]

                     JITNEY-JUNGLE STORES OF AMERICA, INC.

                               OFFER TO EXCHANGE
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2007
                              FOR ALL OUTSTANDING
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2007


                                NOVEMBER 7, 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 79-48.51 of the Mississippi Business Corporation Act provides that a Mississippi corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if the individual (1) conducted himself in good faith; (2) reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was a least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may indemnify a director in these circumstances only upon specific authorization by the board of directors (or in certain circumstances, a committee thereof) special legal counsel or by shareholders as provided in Section 79-4-8.55. Section 79-4-8.52 of the Mississippi Business Corporation Act provides that a Mississippi corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding, unless the articles of incorporation provide otherwise.

    The Articles of Incorporation of the Company provide that a director of the Company shall not be liable to the corporation or its shareholders for money damages for an action taken, or any failure to take any action, as a director, except liability for: (i) the amount of a financial benefit received by a director to which he is not entitled: (ii) an intentional infliction of harm on the corporation or the shareholders; (ii) a violation Section 79-4-8.33 of the Mississippi Business Corporation Act regarding unlawful distributions; or (iv) an intentional violation of criminal law.

    The bylaws of the Company provide that the Company will indemnify any person who is a party or is threatened to be made a party to any threatened, pending or instituted action, suit or proceedings, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Company, or is or was servicing at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable judgment, order, settlement, conviction, or plea or nolo contendere or its equivalent, will not, in itself, create a presumption that the person did not act in good faith and in a manner which reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The provision does not apply to such claims on behalf of the Company against such director or officer.

    To the extent that any person described above has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter discussed above, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    Such indemnification under the bylaws may be made by the Company only as authorized in each specific case upon a determination that indemnification of the director or officer is proper under the determination shall be made, (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such actions, suit or proceedings, or (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the shareholders.

    Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding if authorized by the Board of Directors in a specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company.

    The indemnification provided by the bylaws should not be deemed exclusive of any other rights to which a person seeking indemnification maybe e entitled under any statute, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators or such a person.

    The Company has power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any lability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the bylaws. The Company has the power to designate an attorney for such persons, and in any event, any officer or director must notify the Board of Directors, in writing of any potential claim or threatened action against him in order to be entitled to indemnification. The requisite notice must be given within a reasonable time.

    The foregoing summary of the Mississippi Business Corporation Act, of the Company's Articles of Incorporation and of the Company's Bylaws, is qualified in its entirety by reference to the relevant provisions of the Mississippi Business Corporation Act and by reference to the relevant provisions of the Company's Articles of Incorporation (filed as Exhibit 3.1) and the relevant provisions of the Company's By-laws (filed as Exhibit 3.2).

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:


EXHIBIT
NO.                                                        DESCRIPTION
----------  ---------------------------------------------------------------------------------------------------------

 2.1        Agreement and Plan of Exchange and of Merger, dated as of November 16, 1995 by and among JJ Acquisitions
            Corp. and the Company, Southern Jitney-Jungle Company, McCarty-Holman Co., Inc. and Jitney-Jungle Bakery,
            Inc. (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ
            Acquisitions Corp. filed with the Commission on February 27, 1996)*

 2.2        Agreement and Plan of Merger dated as of July 8, 1997 by and among the Company, Delchamps, Inc. and Delta
            Acquisition Corporation (incorporated by reference to Exhibit 2 to Form 8-K [No. 33-80833] of the Company
            dated July 14, 1997)

 3.1        Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ Acquisitions Corp. filed with the Commission on
            February 27, 1996)*

 3.2        Restated by-laws of the Company (incorporated by reference to Exhibit 3.6 to Amendment No. 2 to Form S-1
            [No. 33-80833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

 3.3        Composite of Amended and Restated Articles of Incorporation of Delchamps, Inc. (incorporated by reference to Exhibit 3.1 to Form 10-Q of Delchamps, Inc. for the quarter ended September 28, 1996)

EXHIBIT
NO.                                                        DESCRIPTION
----------  ---------------------------------------------------------------------------------------------------------
 3.4        Composite of By-Laws of Delchamps, Inc. (incorporated by reference to Exhibit 3.2 to Form 10-Q of
            Delchamps, Inc. for the quarter ended September 28, 1996)

 3.5        Amended and Restated Articles of Incorporation of Interstate Jitney-Jungle Stores, Inc.

 3.6        Restated By-Laws of Interstate Jitney-Jungle Stores, Inc.

 3.7        Amended and Restated Articles of Incorporation of McCarty-Holman Co., Inc.

 3.8        Restated By-Laws of McCarty-Holman Co., Inc.

 3.9        Amended and Restated Articles of Incorporation of Southern Jitney Jungle Company

 3.10       Restated By-Laws of Southern Jitney Jungle Company

 3.11       Amended and Restated Articles of Incorporation of Pump And Save, Inc.

 3.12       Restated By-Laws of Pump And Save, Inc.

 3.13       Amended and Restated Articles of Incorporation of Supermarket Cigarette Sales, Inc.

 3.14       By-Laws of Supermarket Cigarette Sales, Inc.

 3.15       Amended and Restated Articles of Incorporation of Jitney-Jungle Bakery, Inc.

 3.16       Restated By-Laws of Jitney-Jungle Bakery, Inc.

 4.1        Indenture dated as of September 15, 1997 between the Company, the Subsidiary Guarantors and Marine
            Midland Bank, as Trustee*

 4.2        Registration Rights Agreement dated as of September 15, 1997 among the Company, the Subsidiary
            Guarantors, Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston*

 4.3        Form of the Company's 10 3/8% Senior Subordinated Notes due 2007 (included in Exhibit 4.1)*

 4.4        Revolving Credit Agreement dated September 15, 1997 by and among Fleet Capital Corporation and the
            Company*

 4.5        Indenture dated March 5, 1996 between the Company and Marine Midland Bank, as Trustee, relating to the issuance and sale of $200,000,000 aggregate principal amount of 12% Senior Notes due 2006 (incorporated by reference to Exhibit No. 4.2 to Amendment No. 2 to Form S- 1 [No. 33-80833] of JJ Acquisition Corp.
            filed with the Commission on February 27, 1996)*

 4.6        Warrant dated March 4, 1996 to purchase 75,000 shares of Common Stock of the Company by DLJ Merchant
            Banking Partners, L.P. and related investors (incorporated by reference by Exhibit No. 4.3 to Amendment
            No. 2 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ Acquisition Corp. filed with the Commission on
            February 27, 1996)*

 4.7        Memorandum of Agreement dated October 15, 1985 by and among the City of Jackson, Mississippi and
            McCarty-Holman Co., Inc. ($3,650,000)(incorporated by reference to Exhibit No. 4.8 to Amendment No. 2 to
            Form S-1 [No. 33-80833] of JJ Acquisitions corp. filed with the Commission on February 27, 1996)*

 5.1        Opinion of Dechert Price & Rhoads

 9.1        Voting Trust Agreement dated November 1, 1990 by and among Carolyn Holman Kroeze, as Executrix and the parties named therein (incorporated by reference to Exhibit No. 9.1 to Amendment No. 2 to Form S-1 [No.
            33-80833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

EXHIBIT
NO.                                                        DESCRIPTION
----------  ---------------------------------------------------------------------------------------------------------
 10.1       Purchase Agreement dated September 10, 1997 among the Company, Donaldson, Lufkin & Jenrette Securities
            Corporation and Credit Suisse First Boston with respect to the 10 3/8% Senior Subordinated Notes due
            2007*

 10.2       Supply Agreement dated March 19, 1989 as amended by and among Fleming Companies Inc. (successor in interest to Malone & Hyde, Inc.), the Company and Interstate Jitney-Jungle Stores, Inc. (incorporated by reference to Exhibit No. 10.2 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ Acquisitions Corp.
            filed with the Commission on February 27, 1996)*

 10.3       Membership in Topco Associates, Inc. (Cooperative) by ownership of six hundred (600) shares of Common
            Stock, such stock certificate being dated July 1, 1991 (incorporated by reference to Exhibit No. 10.3 to
            Amendment No. 2 to Form S-1 [No. 33-80833] of JJ Acquisition Corp. filed with the Commission on February
            27, 1996)*

 10.4       Flour Sale Confirmation and Contract dated July 19, 1995 by and among Cargill, Incorporated and
            Jitney-Jungle Bakery, Inc. (incorporated by reference to Exhibit No. 10.4 to Amendment No. 2 to Form S-1
            [No. 33-808833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

 10.5       Employment Agreement dated as of February 15, 1995 by and among the Company and Roger P. Friou
            (incorporated by reference to Exhibit 10.6 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ
            Acquisitions corp. filed with the Commission on February 27, 1996)*

 10.6       Employment Agreement dated as of February 24, 1995 by and among the Company and David K. Essary
            (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ
            Acquisitions Corp. filed with the Commission on February 27, 1996)*

 10.7       Employment Agreement dated as of March 5, 1996 by and among the Company and W.H. Holman, Jr.
            (incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-K, dated July 24,
            1997)*

 10.8       Employment Agreement dated as of March 5, 1996 by and among the Company and W.H. Holman, III
            (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K, dated July 24,
            1997)*

 10.9       Restatement and Amendment by the Entirety of the Jitney-Jungle Stores of America, Inc. and Affiliates
            Profit Sharing Plan and Trust (incorporated by reference to Exhibit No. 10.8 to Amendment No. 2 to Form
            S-1 [No. 33-80833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

 10.10      Deferred Compensation Plan for the Company dated as of November 16, 1995 by and among the Company,
            Southern Jitney-Jungle Company, Jitney-Jungle Bakery, Inc. McCarty-Holman Co., Inc. and W.H. Holman, Jr.,
            Roger P. Friou and David K. Essary (incorporated by reference to Exhibit No. 10.9 to Amendment No. 2 to
            Form S-1 [No. 33-80833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

 10.11      Shareholders Agreement dated as of March 5, 1996 by and among DLJ Merchant Banking Partners, L.P. JJ
            Acquisitions Corp., and certain other signatories party thereto (incorporated by reference to Exhibit No.
            10.10 to Amendment No. 2 to Forms S-1 [No. 33-80833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

 10.12      Securities Purchase and Holders Agreement dated as of March 5, 1996 by and among JJ Acquisitions Corp.,
            Bruckmann, Rosser, Sherrill & Co., L.P. and other parties thereto (incorporated by reference to Exhibit
            No. 10.12 to Amendment No. 2 to Form S-1 [No. 33- 80833] of JJ Acquisitions Corp. filed with the commission on February 27, 1996)*

EXHIBIT
NO.                                                        DESCRIPTION
----------  ---------------------------------------------------------------------------------------------------------
 10.13      Registration Rights Agreement dated as of March 5, 1996 dated as of March 5, 1996 by and among the
            Company and other parties named therein (incorporated by reference to Exhibit No. 10.13 to Amendment No.
            2 to Form S-1 [No.33-80833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

 10.14      Membership and Licensing Agreement dated August 1, 1973 between Topco Associates, Inc. and Delchamps,
            Inc. and attached copy of Articles of Incorporation and By-Laws of Topco Associates, Inc. (incorporated by reference to Exhibit 10(a) to the Registration Statement on Form S-1 [No. 2-86926] of Delchamps, Inc.)

 10.15      Agreement for Termination of Employment dated as of September 19, 1997 between Delchamps, Inc. and David
            W. Morrow (incorporated by reference to Exhibit 10(j) to Form 10-K of Delchamps, Inc. for the fiscal year ended June 28, 1997)

 10.16      Form of Director Indemnity Agreement of Delchamps, Inc. (incorporated by reference to Exhibit 10 to Form
            10-Q of Delchamps, Inc. for the quarter ended September 28, 1996)

 12.1       Statement of Ratio of Earnings to Fixed Charges*

 21.1       Subsidiaries of the Company*

 23.1       Consent of Dechert Price & Rhoads (included in Exhibit 5.1)

 23.2       Consent of Deloitte & Touche LLP

 23.3       Consent of KPMG Peat Marwick

 24         Power of Attorney*

 25         Statement of Eligibility and Qualification, Form T-1, of Marine Midland Bank*

 99.1       Form of Letter of Transmittal

 99.2       Form of Notice of Guaranteed Delivery


------------------------


*   Previously filed.


    (b) Financial Statement Schedules:

    Schedule II--Valuation and Qualifying Accounts and Reserves

    Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS

    (a) The undersigned registrants hereby undertake:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

JITNEY-JUNGLE STORES OF AMERICA, INC.


    Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on the 6th day of November, 1997.


                                JITNEY-JUNGLE STORES OF AMERICA, INC.

                                By:            /s/ MICHAEL E. JULIAN
                                     -----------------------------------------
                                                 Michael E. Julian
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on November 6, 1997.



          SIGNATURE                       TITLE
------------------------------  --------------------------

                 *
------------------------------  Chairman of the Board
W.H. Holman, Jr.

                                President, Chief Executive
/s/ MICHAEL E. JULIAN             Officer and Director
------------------------------    (Principal Executive
Michael E. Julian                 Officer)

                                Senior Vice President,
/s/ DAVID R. BLACK                Chief Financial Officer
------------------------------    and Assistant Secretary
David R. Black                    (Principal Accounting
                                  Officer)

          SIGNATURE                       TITLE
------------------------------  --------------------------

                 *
------------------------------  Director
Roger P. Friou
                 *
------------------------------  Director
Bruce C. Bruckmann
                 *
------------------------------  Director
Harold O. Rosser II
                 *
------------------------------  Director
Stephen C. Sherrill
                 *
------------------------------  Director
John M. Moriarty, Jr.
                 *
------------------------------  Director
Ronald E. Johnson
                 *
------------------------------  Director
Bernard E. Ebbers
                 *
------------------------------  Director
Donald Bennett
* By: /s/ DAVID R. BLACK
------------------------------
    David R Black
    Attorney-in-fact

INTERSTATE JITNEY-JUNGLE STORES, INC.


    Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on the 6th day of November, 1997.



                                INTERSTATE JITNEY-JUNGLE STORES, INC.

                                By:            /s/ MICHAEL E. JULIAN
                                     -----------------------------------------
                                                 Michael E. Julian
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 6, 1997.


          SIGNATURE                       TITLE
------------------------------  --------------------------
                     *
------------------------------  Chairman of the Board
W.H. Holman, Jr.

                                President, Chief Executive
/s/ MICHAEL E. JULIAN             Officer and Director
------------------------------    (Principal Executive
Michael E. Julian                 Officer)

                                Senior Vice President,
/s/ DAVID R. BLACK                Chief Financial Officer
------------------------------    and Assistant Secretary
David R. Black                    (Principal Accounting
                                  Officer)

                     *
------------------------------  Director
Roger P. Friou

                     *
------------------------------  Director
Bruce C. Bruckmann

                     *
------------------------------  Director
Harold O. Rosser II

                     *
------------------------------  Director
Stephen C. Sherrill

                     *
------------------------------  Director
John M. Moriarty, Jr.

          SIGNATURE                       TITLE
------------------------------  --------------------------
                     *
------------------------------  Director
Ronald E. Johnson

                     *
------------------------------  Director
Bernard E. Ebbers

                     *
------------------------------  Director
Donald Bennett


*By:     /s/ DAVID R. BLACK
      -------------------------
           David R. Black
          ATTORNEY-IN-FACT

MCCARTY-HOLMAN CO., INC.


    Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on the 6th day of November, 1997.


                                MCCARTY-HOLMAN CO., INC.

                                By:            /s/ MICHAEL E. JULIAN
                                     -----------------------------------------
                                                 Michael E. Julian
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 6, 1997.


          SIGNATURE                       TITLE
------------------------------  --------------------------
              *
------------------------------  Chairman of the Board
W.H. Holman, Jr.

                                President, Chief Executive
/s/ MICHAEL E. JULIAN             Officer and Director
------------------------------    (Principal Executive
Michael E. Julian                 Officer)

                                Senior Vice President,
/s/ DAVID R. BLACK                Chief Financial Officer
------------------------------    and Assistant Secretary
David R. Black                    (Principal Accounting
                                  Officer)

              *
------------------------------  Director
Roger P. Friou

              *
------------------------------  Director
Bruce C. Bruckmann

              *
------------------------------  Director
Harold O. Rosser II

              *
------------------------------  Director
Stephen C. Sherrill

              *
------------------------------  Director
John M. Moriarty, Jr.

              *
------------------------------  Director
Ronald E. Johnson

          SIGNATURE                       TITLE
------------------------------  --------------------------
              *
------------------------------  Director
Bernard E. Ebbers

              *
------------------------------  Director
Donald Bennett


*By:     /s/ DAVID R. BLACK
      -------------------------
           David R. Black
          ATTORNEY-IN-FACT

SOUTHERN JITNEY JUNGLE COMPANY


    Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on the 6th day of November, 1997.


                                SOUTHERN JITNEY JUNGLE COMPANY

                                By:            /s/ MICHAEL E. JULIAN
                                     -----------------------------------------
                                                 Michael E. Julian
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 6, 1997.


          SIGNATURE                       TITLE
------------------------------  --------------------------
              *
------------------------------  Chairman of the Board
       W.H. Holman, Jr.

                                President, Chief Executive
/s/ MICHAEL E. JULIAN             Officer and Director
------------------------------    (Principal Executive
Michael E. Julian                 Officer)

                                Senior Vice President,
/s/ DAVID R. BLACK                Chief Financial Officer
------------------------------    and Assistant Secretary
David R. Black                    (Principal Accounting
                                  Officer)

              *
------------------------------  Director
        Roger P. Friou

              *
------------------------------  Director
      Bruce C. Bruckmann

              *
------------------------------  Director
     Harold O. Rosser II

              *
------------------------------  Director
     Stephen C. Sherrill

              *
------------------------------  Director
    John M. Moriarty, Jr.

              *
------------------------------  Director
      Ronald E. Johnson

              *
------------------------------  Director
      Bernard E. Ebbers

          SIGNATURE                       TITLE
------------------------------  --------------------------
              *
------------------------------  Director
        Donald Bennett


By:      /s/ DAVID R. BLACK
      -------------------------
           David R. Black
          ATTORNEY-IN-FACT

PUMP AND SAVE, INC.


    Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on the 6th day of November, 1997.


                                PUMP AND SAVE, INC.

                                By:            /s/ MICHAEL E. JULIAN
                                     -----------------------------------------
                                                 Michael E. Julian
                                              CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 6, 1997.


          SIGNATURE                       TITLE
------------------------------  --------------------------
              *
------------------------------  Chairman of the Board
       W.H. Holman, Jr.

/s/ MICHAEL E. JULIAN           Chief Executive Officer
------------------------------    and Director (Principal
Michael E. Julian                 Executive Officer)

                                Senior Vice President,
/s/ DAVID R. BLACK                Chief Financial Officer
------------------------------    and Assistant Secretary
David R. Black                    (Principal Accounting
                                  Officer)

              *
------------------------------  Director
        Roger P. Friou

              *
------------------------------  Director
      Bruce C. Bruckmann

              *
------------------------------  Director
     Harold O. Rosser II

              *
------------------------------  Director
     Stephen C. Sherrill

              *
------------------------------  Director
    John M. Moriarty, Jr.

              *
------------------------------  Director
      Ronald E. Johnson

          SIGNATURE                       TITLE
------------------------------  --------------------------
              *
------------------------------  Director
      Bernard E. Ebbers

              *
------------------------------  Director
        Donald Bennett


*By:     /s/ DAVID R. BLACK
      -------------------------
           David R. Black
          ATTORNEY-IN-FACT

SUPERMARKET CIGARETTE SALES, INC.


    Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on the 6th day of November, 1997.


                                SUPERMARKET CIGARETTE SALES, INC.

                                By:            /s/ MICHAEL E. JULIAN
                                     -----------------------------------------
                                                 Michael E. Julian
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 6, 1997.



          SIGNATURE                       TITLE
------------------------------  --------------------------
                                President, Chief Executive
/s/ MICHAEL E. JULIAN             Officer and Director
------------------------------    (Principal Executive
Michael E. Julian                 Officer)

                                Senior Vice President,
/s/ DAVID R. BLACK                Treasurer, Chief
------------------------------    Financial Officer and
David R. Black                    Secretary (Principal
                                  Accounting Officer)

              *
------------------------------  Director
       W.H. Holman, Jr.

              *
------------------------------  Director
        Roger P. Friou

              *
------------------------------  Director
      Bruce C. Bruckmann

              *
------------------------------  Director
     Harold O. Rosser II

              *
------------------------------  Director
     Stephen C. Sherrill

              *
------------------------------  Director
        Carl F. Bailey

              *
------------------------------  Director
         E.E. Bishop

              *
------------------------------  Director
     William W. Crawford



                       /s/ DAVID R. BLACK
           -----------------------------------------
                         David R. Black
By:                     ATTORNEY-IN-FACT

JITNEY-JUNGLE BAKERY, INC.


    Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on the 6th day of November, 1997.


                                JITNEY-JUNGLE BAKERY, INC.

                                By:            /s/ MICHAEL E. JULIAN
                                     -----------------------------------------
                                                 Michael E. Julian
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 6, 1997.


          SIGNATURE                       TITLE
------------------------------  --------------------------
              *
------------------------------  Chairman of the Board
       W.H. Holman, Jr.
                                President, Chief Executive
/s/ MICHAEL E. JULIAN             Officer and Director
------------------------------    (Principal Executive
Michael E. Julian                 Officer)
                                Senior Vice President,
/s/ DAVID R. BLACK                Chief Financial Officer
------------------------------    and Assistant Secretary
David R. Black                    (Principal Accounting
                                  Officer)
              *
------------------------------  Director
        Roger P. Friou
              *
------------------------------  Director
      Bruce C. Bruckmann
              *
------------------------------  Director
     Harold O. Rosser II
              *
------------------------------  Director
     Stephen C. Sherrill
              *
------------------------------  Director
    John M. Moriarty, Jr.
              *
------------------------------  Director
      Ronald E. Johnson
              *
------------------------------  Director
      Bernard E. Ebbers
              *
------------------------------  Director
        Donald Bennett


                   /s/ DAVID R. BLACK
        ----------------------------------------
                     David R. Black
  *By:              ATTORNEY-IN-FACT

DELCHAMPS, INC.


    Pursuant to the requirements of the Securities Act of 1933, as amended, the above-named Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on the 6th day of November, 1997.


                                DELCHAMPS, INC.

                                By:            /s/ MICHAEL E. JULIAN
                                     -----------------------------------------
                                                 Michael E. Julian
                                              CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 6, 1997.



          SIGNATURE                       TITLE
------------------------------  --------------------------
                                Chief Executive Officer
/s/ MICHAEL E. JULIAN             and Director
------------------------------    (Principal Executive
Michael E. Julian                 Officer)

                                Senior Vice President,
/s/ DAVID R. BLACK                Treasurer, Chief
------------------------------    Financial Officer and
David R. Black                    Secretary (Principal
                                  Accounting Officer)

EXHIBIT
NO.                                                        DESCRIPTION
----------  ---------------------------------------------------------------------------------------------------------
 2.1        Agreement and Plan of Exchange and of Merger, dated as of November 16, 1995 by and among JJ Acquisitions
            Corp. and the Company, Southern Jitney-Jungle Company, McCarty-Holman Co., Inc. and Jitney-Jungle Bakery,
            Inc. (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ
            Acquisitions Corp. filed with the Commission on February 27, 1996)*

 2.2        Agreement and Plan of Merger dated as of July 8, 1997 by and among the Company, Delchamps, Inc. and Delta
            Acquisition Corporation (incorporated by reference to Exhibit 2 to Form 8-K [No. 33-80833] of the Company
            dated July 14, 1997)

 3.1        Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ Acquisitions Corp. filed with the Commission on
            February 27, 1996)*

 3.2        Restated by-laws of the Company (incorporated by reference to Exhibit 3.6 to Amendment No. 2 to Form S-1
            [No. 33-80833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

 3.3        Composite of Amended and Restated Articles of Incorporation of Delchamps, Inc. (incorporated by reference to Exhibit 3.1 to Form 10-Q of Delchamps, Inc. for the quarter ended September 28, 1996)

 3.4        Composite of By-Laws of Delchamps, Inc. (incorporated by reference to Exhibit 3.2 to Form 10-Q of
            Delchamps, Inc. for the quarter ended September 28, 1996)

 3.5        Amended and Restated Articles of Incorporation of Interstate Jitney-Jungle Stores, Inc.

 3.6        Restated of By-Laws of Interstate Jitney-Jungle Stores, Inc.

 3.7        Amended and Restated Articles of Incorporation of McCarty-Holman Co., Inc.

 3.8        Restated of By-Laws of McCarty-Holman Co., Inc.

 3.9        Amended and Restated Articles of Incorporation of Southern Jitney Jungle Company

 3.10       Restated of By-Laws of Southern Jitney Jungle Company

 3.11       Amended and Restated Articles of Incorporation of Pump And Save, Inc.

 3.12       Restated of By-Laws of Pump And Save, Inc.

 3.13       Amended and Restated Articles of Incorporation of Supermarket Cigarette Sales, Inc.

 3.14       By-Laws of Supermarket Cigarette Sales, Inc.

 3.15       Amended and Restated Articles of Incorporation of Jitney-Jungle Bakery, Inc.

 3.16       Restated of By-Laws of Jitney-Jungle Bakery, Inc.

 4.1        Indenture dated as of September 15, 1997 between the Company, the Subsidiary Guarantors and Marine
            Midland Bank, as Trustee*

 4.2        Registration Rights Agreement dated as of September 15, 1997 among the Company, the Subsidiary
            Guarantors, Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston*

 4.3        Form of the Company's 10 3/8% Senior Subordinated Notes due 2007 (included in Exhibit 4.1)*

 4.4        Revolving Credit Agreement dated September 15, 1997 by and among Fleet Capital Corporation and the
            Company*

EXHIBIT
NO.                                                        DESCRIPTION
----------  ---------------------------------------------------------------------------------------------------------
 4.5        Indenture dated March 5, 1996 between the Company and Marine Midland Bank, as Trustee, relating to the issuance and sale of $200,000,000 aggregate principal amount of 12% Senior Notes due 2006 (incorporated by reference to Exhibit No. 4.2 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ Acquisition Corp.
            filed with the Commission on February 27, 1996)*

 4.6        Warrant dated March 4, 1996 to purchase 75,000 shares of Common Stock of the Company by DLJ Merchant
            Banking Partners, L.P. and related investors (incorporated by reference by Exhibit No. 4.3 to Amendment
            No. 2 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ Acquisition Corp. filed with the Commission on
            February 27, 1996)*

 4.7        Memorandum of Agreement dated October 15, 1985 by and among the City of Jackson, Mississippi and
            McCarty-Holman Co., Inc. ($3,650,000)(incorporated by reference to Exhibit No. 4.8 to Amendment No. 2 to
            Form S-1 [No. 33-80833] of JJ Acquisitions corp. filed with the Commission on February 27, 1996)*

 5.1        Opinion of Dechert Price & Rhoads

 9.1        Voting Trust Agreement dated November 1, 1990 by and among Carolyn Holman Kroeze, as Executrix and the parties named therein (incorporated by reference to Exhibit No. 9.1 to Amendment No. 2 to Form S-1 [No.
            33-80833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

 10.1       Purchase Agreement dated September 10, 1997 among the Company, Donaldson, Lufkin & Jenrette Securities
            Corporation and Credit Suisse First Boston with respect to the 10 3/8% Senior Subordinated Notes due
            2007*

 10.2       Supply Agreement dated March 19, 1989 as amended by and among Fleming Companies Inc. (successor in interest to Malone & Hyde, Inc.), the Company and Interstate Jitney-Jungle Stores, Inc. (incorporated by reference to Exhibit No. 10.2 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ Acquisitions Corp.
            filed with the Commission on February 27, 1996)*

 10.3       Membership in Topco Associates, Inc. (Cooperative) by ownership of six hundred (600) shares of Common
            Stock, such stock certificate being dated July 1, 1991 (incorporated by reference to Exhibit No. 10.3 to
            Amendment No. 2 to Form S-1 [No. 33-80833] of JJ Acquisition Corp. filed with the Commission on February
            27, 1996)*

 10.4       Flour Sale Confirmation and Contract dated July 19, 1995 by and among Cargill, Incorporated and
            Jitney-Jungle Bakery, Inc. (incorporated by reference to Exhibit No. 10.4 to Amendment No. 2 to Form S-1
            [No. 33-808833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

 10.5       Employment Agreement dated as of February 15, 1995 by and among the Company and Roger P. Friou
            (incorporated by reference to Exhibit 10.6 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ
            Acquisitions corp. filed with the Commission on February 27, 1996)*

 10.6       Employment Agreement dated as of February 24, 1995 by and among the Company and David K. Essary
            (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ
            Acquisitions Corp. filed with the Commission on February 27, 1996)*

 10.7       Employment Agreement dated as of March 5, 1996 by and among the Company and W.H. Holman, Jr.
            (incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-K, dated July 24,
            1997)*

 10.8       Employment Agreement dated as of March 5, 1996 by and among the Company and W.H. Holman, III
            (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K, dated July 24,
            1997)*

EXHIBIT
NO.                                                        DESCRIPTION
----------  ---------------------------------------------------------------------------------------------------------
 10.9       Restatement and Amendment by the Entirety of the Jitney-Jungle Stores of America, Inc. and Affiliates
            Profit Sharing Plan and Trust (incorporated by reference to Exhibit No. 10.8 to Amendment No. 2 to Form
            S-1 [No. 33-80833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

 10.10      Deferred Compensation Plan for the Company dated as of November 16, 1995 by and among the Company,
            Southern Jitney-Jungle Company, Jitney-Jungle Bakery, Inc. McCarty-Holman Co., Inc. and W.H. Holman, Jr.,
            Roger P. Friou and David K. Essary (incorporated by reference to Exhibit No. 10.9 to Amendment No. 2 to
            Form S-1 [No. 33-80833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

 10.11      Shareholders Agreement dated as of March 5, 1996 by and among DLJ Merchant Banking Partners, L.P. JJ
            Acquisitions Corp., and certain other signatories party thereto (incorporated by reference to Exhibit No.
            10.10 to Amendment No. 2 to Forms S-1 [No. 33-80833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

 10.12      Securities Purchase and Holders Agreement dated as of March 5, 1996 by and among JJ Acquisitions Corp.,
            Bruckmann, Rosser, Sherrill & Co., L.P. and other parties thereto (incorporated by reference to Exhibit
            No. 10.12 to Amendment No. 2 to Form S-1 [No. 33-80833] of JJ Acquisitions Corp. filed with the commission on February 27, 1996)*

 10.13      Registration Rights Agreement dated as of March 5, 1996 dated as of March 5, 1996 by and among the
            Company and other parties named therein (incorporated by reference to Exhibit No. 10.13 to Amendment No.
            2 to Form S-1 [No.33-80833] of JJ Acquisitions Corp. filed with the Commission on February 27, 1996)*

 10.14      Membership and Licensing Agreement dated August 1, 1973 between Topco Associates, Inc. and Delchamps,
            Inc. and attached copy of Articles of Incorporation and By-Laws of Topco Associates, Inc. (incorporated by reference to Exhibit 10(a) to the Registration Statement on Form S-1 [No. 2-86926] of Delchamps, Inc.)

 10.15      Agreement for Termination of Employment dated as of September 19, 1997 between Delchamps, Inc. and David
            W. Morrow (incorporated by reference to Exhibit 10(j) to Form 10-K of Delchamps, Inc. for the fiscal year ended June 28, 1997)

 10.16      Form of Director Indemnity Agreement of Delchamps, Inc. (incorporated by reference to Exhibit 10 to Form
            10-Q of Delchamps, Inc. for the quarter ended September 28, 1996)

 12.1       Statement of Ratio of Earnings to Fixed Charges*

 21.1       Subsidiaries of the Company*

 23.1       Consent of Dechert Price & Rhoads (included in Exhibit 5.1)

 23.2       Consent of Deloitte & Touche LLP

 23.3       Consent of KPMG Peat Marwick

 24         Power of Attorney (included on signature pages of this Registration Statement)*

 25         Statement of Eligibility and Qualification, Form T-1, of Marine Midland Bank*

 99.1       Form of Letter of Transmittal

 99.2       Form of Notice of Guaranteed Delivery


------------------------


*   Previously filed.